Exhibit 10.2

LOAN AGREEMENT

for a loan in the amount of

$30,000,000

MADE BY AND BETWEEN

WELLS VAF-330 COMMERCE STREET, LLC

WELLS VAF-PARKWAY AT OAK HILL, LLC, and

WELLS VAF-6000 NATHAN LANE, LLC

each a Delaware limited liability company

Collectively, as “Borrowers”

and

Individually, a “Borrower”

AND

NXT CAPITAL, LLC,

a Delaware limited liability company

As “Lender”

Wells VAF Portfolio

Dated as of December 17, 2010

TABLE OF CONTENTS

ARTICLE 1 PARTIES, BASIC LOAN TERMS AND DEFINITIONS		1

1.1	Parties and Basic Terms	1
1.2	Incorporation of Exhibits and Schedule	4
1.3	Definitional Provisions	4

ARTICLE 2 LOAN AND LOAN DOCUMENTS		4

2.1	Conditions Precedent to Initial Funding	4
2.2	Disbursements	5
2.3	Interest	7
2.4	Term of the Loan	7
2.5	Monthly Payments	8
2.6	Prepayments	9
2.7	Exit Fee	9
2.8	Late Charge	10
2.9	Application of Payments and Blocked Accounts	10
2.10	Project Partial Prepayments, Partial Releases	11

ARTICLE 3 FINANCIAL REPORTING COVENANTS		11

3.1	Financial Information Reporting	11
3.2	Other Information; Financial Information Form and Examination	12

ARTICLE 4 OPERATIONAL AND OTHER COVENANTS		13

4.1	Leasing and Operational Covenants	13
4.2	Other Borrower Covenants	16
4.3	Authorized Representative	31

ARTICLE 5 BORROWERS’ REPRESENTATIONS AND WARRANTIES		32
5.1	Borrowers’ Representations and Warranties	32

ARTICLE 6 ENVIRONMENTAL MATTERS		40

6.1	Environmental Representations and Warranties	40
6.2	Environmental Covenants	41
6.3	Right of Entry and Disclosure of Environmental Reports	42
6.4	Environmental Indemnitor’s Remedial Work	43
6.5	Environmental Indemnity	44
6.6	Remedies Upon an Environmental Default	46
6.7	Unconditional Environmental Obligations	47
6.8	Assignment of Environmental Obligations Prohibited	47
6.9	Indemnification Separate from the Loan	47

ARTICLE 7 CASUALTIES AND CONDEMNATION		48

7.1	Lender’s Election to Apply Insurance Proceeds on Indebtedness	48

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7.2	Borrowers’ Obligation to Rebuild and Use of Insurance Proceeds Therefor	50

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES		50

8.1	Events of Default	50
8.2	Remedies Conferred Upon Lender	53

ARTICLE 9 LOAN EXPENSE, COSTS AND ADVANCES		54

9.1	Loan and Administration Expenses	54
9.2	Right of Lender to Make Advances to Cure Borrowers’ Defaults	55
9.3	Increased Costs	55
9.4	Borrower Withholding	56
9.5	Document and Recording Tax Indemnification	57

ARTICLE 10 ASSIGNMENTS BY LENDER AND DISCLOSURE		57

10.1	Assignments and Participations	57
10.2	Disclosure of Information and Confidentiality	59
10.3	Dissemination of Information	60

ARTICLE 11 GENERAL PROVISIONS		60

11.1	Captions	60
11.2	Waiver of Jury Trial; Waiver of Counterclaims	60
11.3	Jurisdiction	61
11.4	Governing Law	61
11.5	Lawful Rate of Interest	62
11.6	Modification; Consent	62
11.7	Waivers; Acquiescence or Forbearance Not to Constitute Waiver of Lender’s Requirements	62
11.8	Disclaimer by Lender; No Third Party Beneficiaries	63
11.9	Partial Invalidity; Severability	64
11.10	Definitions Include Amendments	64
11.11	Execution in Counterparts	64
11.12	Entire Agreement	64
11.13	Waiver of Damages	64
11.14	Claims Against Lender	65
11.15	Set-Offs	65
11.16	Relationship	65
11.17	Agents	65
11.18	Interpretation	65
11.19	Successors and Assigns	66
11.20	Time is of the Essence	66
11.21	Notices	66
11.22	Advertisement	68
11.23	Joint and Several Liability/Contribution	68

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LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

[REVISE AS APPROPRIATE]

Joinder	Guarantor’s Limited Joinder

Exhibit A-1	Legal Description of Land (Commerce Project)

Exhibit A-2	Legal Description of Land (Parkway Project)

Exhibit A-3	Legal Description of Land (Nathan Project)

Exhibit B	Reserved

Exhibit C	Reserved

Exhibit D	Rent Roll

Exhibit E	Insurance Requirements

Exhibit F	Environmental Documents

Exhibit G	Litigation

Exhibit H	Reserved

Exhibit I	Form of Owner’s Statement

Exhibit J	Form of Disbursement & Requisition

Exhibit K	Organizational Chart

Exhibit L	Minimum Release Prices

Schedule I	Definitions

Schedule II	Minimum Effective Rent

Schedule III	Capital Improvements

Schedule IV	Form of IDB Recognition Agreements

Schedule V	Non-Disturbance Agreements

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified, restated, extended, waived, supplemented or replaced from time to time, this “Agreement”) is dated as of December 17, 2010, is by and between Borrowers and Lender (defined below). In consideration of the mutual covenants, conditions and agreements herein contained, Borrowers and Lender agree as follows:

ARTICLE 1

PARTIES, BASIC LOAN TERMS AND DEFINITIONS

1.1      Parties and Basic Terms.

The terms set forth below, as used in this Agreement, shall have the meanings given them in this Section. Schedule I and the text of this Agreement also contain defined terms.

(a)      Borrowers and Guarantor.

(i)      Collectively, jointly and severally, Borrowers, and individually, a Borrower: Wells VAF-330 Commerce Street, LLC, Wells VAF-Parkway at Oak Hill, LLC, and Wells VAF-6000 Nathan Lane, LLC, each a Delaware limited liability company, together with its successors and permitted assigns.

(ii)     Borrowers’ Address:  is 6200 The Corners Parkway, Norcross, Georgia 30092, Attention: Christopher Daniels. Facsimile No. (770) 243-8594. Borrowers’ principal place of business address is 6200 The Corners Parkway, Norcross, Georgia 30092.

(iii)    Borrowers’ Counsel: James M. Phipps, Esq.

(iv)    Borrowers’ Counsel’s Address:  DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293 Facsimile No. (312) 251-5736.

(v)     Collectively, jointly and severally, “Environmental Indemnitors, and individually, “Environmental Indemnitor: Each Borrower and Guarantor.

(vi)    Guarantor:  Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, together with its heirs, successors and permitted assigns.

(b)      Lender.

(i)      Lender:  NXT Capital, LLC, a Delaware limited liability company, together with its successors and assigns.

(ii)     Lender’s Address:  191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606-1615. Facsimile No. (312) 450-8100.

(iii)    Lender’s Counsel: Adam M. Laser, Esq.

(iv)    Lender’s Counsel’s Address:  Goldberg Kohn Ltd., 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603. Facsimile No. (312) 332-2196.

(c)      The Projects.

(i)      Improvements:    All improvements currently located on or under the Land or subsequently constructed on or under the Land generally consisting of improvements containing in the aggregate approximately 445,844 net square feet of rentable space. The general purpose and use of each Project is as an office project.

(ii)     Land:  Collectively, (i) that certain air rights parcel located in Nashville, Tennessee and legally described on Exhibit A-1 attached hereto (together with all improvements located thereon, the “Commerce Project”), (ii) that certain parcel of land located in Austin, Texas and legally described on Exhibit A-2 attached hereto (together with all improvements located therein, the “Parkway Project”), and (iii) that certain parcel of land located in Plymouth, Minnesota which is legally described on Exhibit A-3 attached hereto (together with all improvements located thereon, the “Nathan Project”).

(d)      The Loan.

(i)      Authorized Representative:  Kevin A. Hoover

(ii)     Base Rate:  For each calendar month in the Loan term, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest per annum which is identified and normally published as the “One Month London Interbank Offered Rate” in the Money Rates page of the Market Data section of The Wall Street Journal online (http://online.wsj.com) (“LIBOR”) for the Business Day which is two Business Days prior to the first calendar day of such month. If The Wall Street Journal does not publish the LIBOR, or Lender determines in good faith that the rate published in the Money Rates section of The Wall Street Journal for a one month or thirty (30) day period does not accurately reflect the “London Interbank Offered Rate” available to Lender for a one month or thirty (30) day period, or if such rate no longer exists, Lender may select a replacement rate or replacement source, in its reasonable discretion.

(iii)    Exit Fee:  an exit fee equal to one percent (1%) of the outstanding Loan Amount.

Holdback:    A portion of the Loan Amount equal to Ten Million and No/100ths ($10,000,000.00) retained by Lender for the costs and expenses incurred in connection with certain Tenant Improvements and Leasing Commissions approved by Lender.

(iv)     Initial Funding Amount: an amount equal to $19,000,000.

(v)      Interest Rate:  A rate equal to three and three-fourths percent (3.75%) plus the Base Rate, but in no event shall the Interest Rate be lower than seven and one-fourth percent (7.25%). Interest shall be calculated based on 360 day year and charged for the actual number of days elapsed.

(vi)     Interest Reserve:  A portion of the Loan Amount equal to One Million and No/100ths Dollars ($1,000,000.00).

(vii)    Loan Amount:    Thirty Million and No/100ths Dollars ($30,000,000.00).

(viii)   Loan Application:  That certain Loan Application accepted by Kevin A. Hoover on October 15, 2010.

(ix)     Loan Fee:  An amount equal to Three Hundred thousand and No/100ths Dollars ($300,000.00).

(x)      Wells Manager:    Wells Investment Management Company, LLC, a Georgia limited liability company.

(xi)     Maturity Date:  December 16, 2013, subject to acceleration pursuant to Section 8.2 or extension pursuant to Section 2.4. Borrowers have the right to extend the Maturity Date for two twelve (12) month periods on the terms and conditions set forth in Section 2.4.

(xii)    Minimum Interest Recovery:  The amount, if any, by which One Million Three Hundred Seventy-Seven Thousand Five Hundred and No/100ths Dollars ($1,377,500.00) exceeds the amount of interest actually paid by Borrowers to Lender prior to repayment of the Loan in full or acceleration of the Loan.

(xiii)   Payment Commencement Date:      The first day of February, 2011.

(e)      Third Parties.

(i)      Mortgage Broker:  Holiday Fenoglio Fowler, L.P.

(ii)     Property Manager:  For the Commerce Project and Parkway Project, Wells Real Estate Services, LLC and for the Nathan Project, Piedmont Office Management LLC, and any successor manager of the Projects approved by Lender in writing pursuant to Section 4.1(c).

(iii)      Leasing Broker:  For the Commerce Project, Colliers Turley Martin Tucker, for the Nathan Project, CB Richard Ellis, Inc., and for the Parkway Project, Stream Realty Partners-Austin, L.P., and any successor leasing broker of the Projects approved by Lender in writing pursuant to Section 4.1(c).

(iv)      Title Insurer:  Fidelity National Title Insurance Company, or such other title insurance company licensed in the States of Texas, Tennessee and Minnesota, as may be approved in writing by Lender in Lender’s sole and absolute discretion.

1.2      Incorporation of Exhibits and Schedule.

Exhibits A through L, the Limited Joinder, Schedules I-V to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

1.3      Definitional Provisions.

All terms defined in Schedule I of this Agreement or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in the Note, Security Instruments, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement. All article, section or subsection references when used in this Agreement shall, unless otherwise described, refer to the applicable article, section or subsection of this Agreement. The word “include(s)” when used in this Agreement and the other Loan Documents means “include(s), without limitation,” and the word “including” means “including, but not limited to.” Unless otherwise expressly modified in the Loan Documents, the term “days” refers to calendar days.

ARTICLE 2

LOAN AND LOAN DOCUMENTS

2.1      Conditions Precedent to Initial Funding.

(a)      Borrowers agree that Lender’s obligation to close the Loan is conditioned upon Borrowers’ delivery, performance and satisfaction, as applicable, all in Lender’s sole and absolute discretion, of (i) all items set forth in the Loan Application, including Borrowers’ payment to Lender of the Loan Fee, (ii) this Agreement and the other Loan Documents, (iii) a legal opinion for the benefit of Lender and satisfactory to Lender issued by counsel for Borrowers and Guarantor in Illinois, Texas, Tennessee, Minnesota and Delaware, (iv) all other items on that certain Closing Checklist issued with respect to such Loan Application, and (v) such other documents, instruments or certificates as Lender and its counsel may require, including such documents as Lender deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the other Loan Documents, and to comply with the Laws of the states of Illinois, Tennessee, Texas and Minnesota.

(b)      The underwritten in-place net income for the Projects is equal to or greater than $1,478,000 at Closing, calculated by Lender based on a forward looking 12 month rent roll (assuming no rent abatement under the Wells Fargo Lease and otherwise adjusted by Lender in its discretion) and trailing 12 month operating expenses.

(c)      Borrowers shall have provided Lender with copies of invoices, lien, waivers, applications for payments, cancelled checks and other evidence of payments reasonably requested by Lender related to costs of Tenant Improvements and Leasing Commissions for which Borrowers are reimbursed at Closing.

2.2      Disbursements.

(a)      Initial Funding Amount.      Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, on the Closing Date, Borrowers agree to borrow from Lender and Lender shall disburse to Borrowers from the proceeds of the Loan the Initial Funding Amount.

(b)      Holdback and Interest Reserve.    The Holdback shall be retained by Lender for the costs and expenses incurred in connection with the Tenant Improvements and Leasing Commissions. In addition, the Interest Reserve shall be retained by Lender and applied to the payment of monthly interest in accordance with the provisions of Section 2.5. Once the maximum stated amount for any category is disbursed, no further disbursements for that category will be made. The Holdback and Interest Reserve shall not bear interest until the funds are disbursed in accordance with the terms hereof.

(c)      All Requests for Disbursement.    At Lender’s option, disbursements shall be made by Lender to Borrowers, or directly to the architect, contractor, supplier, broker or other third party entitled to payment, or through an escrow pursuant to an agreement with the Title Insurer (for payments with respect to work or services for which any third party has a statutory right to file a lien against any Project which may be superior in priority to the lien of any Security Instrument). Any and all disbursements made in connection with hard costs for Tenant Improvements shall be subject to retainage of ten percent (10%) of the value of work performed, as reasonably determined by Lender. Holdback funds allocated to one category may not be reallocated to another category without Lender’s prior written consent. Absent a default hereunder or under any of the other Loan Documents, Lender shall make disbursements of portions of the Holdback subject to each of the following conditions (except to the extent waived in writing by Lender and any such condition waived by Lender as to any particular disbursement may be re-imposed as a condition of subsequent disbursements):

(i)      All disbursements from the Holdback to be made pursuant to this Section 2.2 shall be made by Lender not more frequently than once during any calendar month pursuant to a single monthly disbursement request from Borrowers covering all amounts to be disbursed. Each monthly disbursement shall be in a minimum amount of $250,000 or, if less, the remaining undisbursed amount of the Holdback. At least 10 Business Days prior to the date of any such disbursement,

Borrowers shall provide Lender with a written request for payment, including a certification executed by Borrowers and acceptable to Lender as to the validity and accuracy of the information contained in such request in the form of the Disbursement Requisition attached hereto as Exhibit J, together with a completed and executed Owner’s Statement in the form attached hereto as Exhibit I, with copies of invoices, lien waivers, applications for payments, canceled checks, or other evidence of payment of amounts incurred and/or due and payable by Borrowers in connection with the Tenant Improvements and Leasing Commissions. It shall be a condition of the final disbursement with respect to any Tenant Improvements Project which includes disbursement of the retainage for such project, that Lender shall have received full and final waivers of lien from the general contractor and all subcontractors who have performed work on or supplied materials to such Tenant Improvements Project, and Lender shall have received an estoppel statement from the Tenant that the Tenant has accepted the Tenant Improvements without qualification.

(ii)     Lender shall have approved, in its reasonable discretion, the Tenant Improvements, Leasing Commissions and with respect to each Tenant Improvements Project a schedule for completion of such Tenant Improvements Project (each, a “Tenant Improvements Completion Schedule”) and a construction budget (each, a “Tenant Improvements Budget”).

(iii)    Lender’s Consultant shall have inspected and approved the portion of the Tenant Improvements Project completed.

(iv)    Lender shall have received, at Borrowers’ expense, an endorsement to the Title Policies insuring the priority of the Security Instruments with respect to such disbursement and indicating that no intervening liens exist against the Projects.

(v)     Such disbursement shall be utilized to pay the actual costs of the Tenant Improvements and Leasing Commissions as portions of the same are completed.

(vi)    Borrowers shall have paid the Disbursement Processing Fee and, upon demand, any and all reasonable out-of-pocket fees due Lender and any and all costs incurred by Lender up to the date of such disbursement (and Borrowers hereby authorize Lender to increase the disbursement request by such amounts to effectuate payment to Lender via a disbursement of the Loan).

(vii)   Lender shall have approved or deemed approved the applicable Lease (if required hereunder) to which the requested disbursement relates and such Lease shall be in full force and effect. If such disbursement is for Leasing Commissions and all or a portion of the Leasing Commissions is due upon occupancy, Lender shall have received an estoppel statement from the Tenant stating that Tenant has accepted possession and taken occupancy of the applicable Project.

(viii)    The Project Yield must be equal to or greater than twelve percent (12.0%).

(ix)      If, as a result of one or more Partial Releases, the sole remaining Project is the Commerce Project, the funds available for disbursement from the Holdback shall equal the lesser of (i) the funds then remaining in the Holdback and (ii) $4,000,000.

2.3      Interest.

  Until (a) the occurrence of an Event of Default or (b) February 11, 2011 if the Borrowers have failed to deliver to Lender the fully executed IDB Recognition Agreements on or before February 10, 2011, the principal amount of the Loan outstanding from time to time shall bear interest at the Interest Rate. If an Event of Default exists or from and after February 11, 2011 if the fully executed IDB Recognition Agreements have not been received by Lender on or before February 10, 2011, interest shall accrue on the outstanding principal amount of the Loan at the Default Rate and all references to “Interest Rate” herein and in the other Loan Documents shall mean the Default Rate in either case. Notwithstanding the foregoing, if the fully executed IDB Recognition Agreements are received by Lender after February 10, 2011 and prior to the occurrence of an Event of Default hereunder, the interest rate payable on the principal amount of the Loan outstanding thereafter shall be the original Interest Rate and not the Default Rate.

2.4      Term of the Loan.

(a)      Unless due and payable sooner pursuant to Section 2.5 or Article 8, all Indebtedness shall be due and payable in full on the Maturity Date, provided that Borrower shall have the right to extend the Maturity Date (each a “Extension Option”) for two additional 12-month terms (each 12 month period is hereinafter referred to as an “Extension Term”), thereby extending the Maturity Date to the last day of the applicable Extension Term.

(b)      Borrower may only exercise an Extension Option upon satisfying the following conditions:

(i)        Borrower shall have delivered to Lender written notice of such election no earlier than 120 days and no later than 90 days prior to the then current Maturity Date;

(ii)       Such notice is accompanied by a non-refundable extension fee equal to $150,000;

(iii)      Lender shall have received Borrowers’ and Guarantor’s most recent financial statements required pursuant to Article 3 and there must be no Material Adverse Change in any Borrower’s or Guarantor’s financial condition, as reflected in such financial statements;

(iv)      The Capital Improvements have been Completed in accordance with all requirements of this Loan Agreement;

(v)       No Default exists and no Event of Default previously occurred or exists under the Loan Documents;

(vi)      For the first Extension Term Project Yield must be equal to or greater than 10.5%; and

(vii)     For the first Extension Term, the Debt Service Coverage Ratio is not less than 1.45: 1.00; and

(viii)    For the second Extension Term, the Project Yield must be equal to or greater than 11.0%; and

(ix)      For the second Extension Term, the Debt Service Coverage Ratio is not less than 1.50: 1.00.

2.5      Monthly Payments.

Commencing on the Payment Commencement Date and continuing on the first day of each month thereafter, Borrowers shall pay to Lender a Monthly Net Cash Flow Payment which shall be applied toward payment of Accrued Interest for the previous month. In the event the Monthly Net Cash Flow Payment exceeds Accrued Interest, then such excess shall be retained by Borrowers. To the extent the Monthly Net Cash Flow Payment is less than Accrued Interest, absent a Default hereunder or under any of the other Loan Documents, funds remaining in the Interest Reserve, if any, shall be disbursed by Lender to pay such unpaid Accrued Interest. Upon each disbursement of funds from the Interest Reserve, such funds shall be added to principal outstanding on the Loan, shall bear interest at the Interest Rate and the Interest Reserve shall be concurrently reduced by the amount disbursed by Lender to pay such Accrued Interest. Commencing on the date upon which no undisbursed funds remain in the Interest Reserve, no further draws from the Interest Reserve shall be permitted. If the Interest Reserve is exhausted or an Event of Default has occurred and is continuing, Borrowers shall immediately commence making monthly payments of Accrued Interest from its own funds, whether or not the Monthly Net Cash Flow payment is sufficient therefor.

Borrowers shall pay Lender, in advance, on the date hereof, interest only on the outstanding principal balance of the Loan at the Interest Rate from the date hereof through and including the last day of the calendar month in which this Agreement is executed.

At Lender’s option, all monthly and quarterly (if any) payments due to Lender shall be paid to Lender by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrowers in the Automated Clearing House debit authorization executed by Borrowers in connection with this Agreement; and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

2.6      Prepayments.

Except as expressly permitted pursuant to Section 2.10 herein in connection with a Partial Release, Borrowers shall have the right to make prepayments of the Loan, in full, but not in part, at any time provided Borrowers (i) give Lender at least five (5) days’ prior written notice, (ii) pay the Exit Fee due hereunder based upon the amount of the Loan prepaid at such time, and (iii) pay the Minimum Interest Recovery, if any. Any prepayment received hereunder shall be applied to the Indebtedness in the manner set forth in Section 2.9. All amounts applied to reduce the outstanding principal balance of the Loan shall result in a permanent principal reduction of the Loan and Borrower shall not have any right to reborrow any such amounts.

In the event Borrowers receive any payment or deposit proceeds with respect to a purchase contract, other agreement, or a Lease of the Project (other than rental payments and expense reimbursements) including lease termination, retention of deposits, cancellation or similar fees, such payment shall be deposited into the Guarantor Level Blocked Account and used by Borrowers exclusively for Eligible Expenses and the costs and expenses of Tenant Improvements, Leasing Commissions and other capital improvements actually incurred by Borrowers in connection with the Projects. Insurance Proceeds applied to the principal balance of the Loan in accordance with Article 7 herein, shall be applied partly in reduction of the principal balance of the Loan and partly to pay a portion of the Exit Fee in proportion to the amount of the principal reduction.

2.7      Exit Fee.

Upon any repayment of the Loan in full, whether on the Maturity Date or on any other date (including upon the acceleration of the Loan by Lender as provided herein), Borrowers will pay to Lender the Exit Fee, PLUS, the Minimum Interest Recovery. Upon any repayment of the Loan in part pursuant to a Partial Release expressly permitted under Section 2.10 herein or as otherwise expressly permitted hereunder, Borrowers will pay to Lender the Exit Fee in proportion to the amount being repaid, and upon final payment the Exit Fee due Lender shall be reduced by any amounts received by Lender and applied toward the Exit Fee as a result of any previous repayment. The Exit Fee and Minimum Interest Recovery shall be deemed earned upon the execution of this Agreement, and Borrowers hereby acknowledge and agree that the Exit Fee and Minimum Interest Recovery is each a bargained for consideration and a material inducement to Lender’s making the Loan and is not a penalty. No Exit Fee or Minimum Interest Recovery shall be due or payable in connection with the application by Lender of Insurance Proceeds to the Loan in accordance with Article 7 herein.

2.8      Late Charge.

If any payment of principal (other than the final payment of principal due at maturity, whether by acceleration or otherwise), interest due on the Loan, or any other amounts due hereunder or per the Note or the other Loan Documents is not timely received by Lender within five (5) days of the due date therefor, Borrowers, without notice or demand by Lender, promptly shall pay an amount equal to five percent (5%) of each delinquent payment (“Late Charge”).

2.9      Application of Payments and Blocked Accounts.

(a)      Application of Payments.    Except as otherwise provided in this Agreement, (i) provided that no Event of Default exists, payments made on the Loan will be applied, at Lender’s option, first to any Expenses or other costs Borrowers are obligated to pay under this Agreement or the other Loan Documents, second to interest due on the Note, third to the outstanding principal balance of the Note in the inverse order of maturity, fourth to the Minimum Interest Recovery payable to Lender, fifth to the Exit Fee payable to Lender and sixth to all other Indebtedness due under the Loan Documents, and (ii) so long as an Event of Default remains outstanding, payments made on the Loan shall be applied to the Indebtedness in such order, priority and manner as Lender may elect.

(b)      Blocked Accounts:

(i)      Borrowers will cause all Gross Revenues to be deposited to the Property Level Blocked Accounts and shall give irrevocable notices to tenants and other account debtors of Borrowers or the Projects to make all payments made by wire transfer, directly to the applicable Property Level Blocked Account or if by check to the applicable Lockbox.

(ii)      At Closing, Borrower shall deposit into the Guarantor Level Blocked Account from the proceeds of the Initial Funding Amount the amount of $3,875,000 (the “Project Improvement Funds”), which funds shall be held and disbursed in accordance with the terms of this Agreement. Provided no Default or Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Borrower may withdraw funds from the Guarantor Level Blocked Account for the sole purpose of paying or reimbursing Borrowers for the payment of costs and expenses of Tenant Improvements, Capital Improvements and Leasing Commissions actually incurred by Borrowers. The Project Improvement Funds shall be allocated as follows: (i) $634,250 for Capital Improvements, (ii) $431,792 for the costs and expenses of Tenant Improvements and Leasing Commissions actually incurred by Borrower prior to the Closing Date and (iii) $2,808,958 for Tenant Improvements and Leasing Commissions in connection with Leases and/or Lease renewals entered into by any of the Borrowers following the Closing Date, capital improvements deemed necessary by Borrowers to lease the Projects or working capital costs and expenses in connection with the operation of the Projects . Funds allocated to one category may not be reallocated to another category without Lender’s prior written consent. Either prior to or promptly after disbursing any Project Improvement Funds from the Guarantor Level Blocked Account, Borrowers shall provide Lender with copies of invoices, lien waivers, applications for payments, cancelled checks, or other evidence of payment of amounts incurred and/or due and payable by Borrowers in connection with any such disbursement. Project Improvement Funds shall be only be disbursed in accordance with this Section 2.9(b)(ii) and any failure to comply with the terms hereof shall constitute an immediate Event of Default under this Agreement.

2.10    Project Partial Prepayments, Partial Releases.

Borrowers shall have the right to obtain a release (a “Partial Release”) of Lender’s liens against a Project in connection with a partial prepayment of the Loan provided that each of the following conditions are satisfied: (a) the partial prepayment is in an amount equal to or greater than the sum of the Release Price for such Project or such lesser amount as Lender agrees to accept as a partial prepayment, in its sole and absolute discretion (which Release Price payable hereunder shall not exceed the then outstanding principal balance of the Loan), plus that portion of the Exit Fee payable under Section 2.6 in connection therewith, (b) no Default under the Loan Documents has occurred and is then continuing, (c) at least one of the Projects will remain as collateral for Borrowers’ obligations under the Loan Documents, (d) Project Yield for the Project(s) remaining as collateral will be equal to or greater than twelve percent (12%), and (e) such release Project is refinanced with or sold, in an arms-length transaction, to an unrelated third party who or which is not an Affiliate of any Borrower, Guarantor or Wells Manager. Upon any such permitted prepayment and the satisfaction of the conditions set forth in this Section 2.10 Lender will release its liens encumbering such Project and, except for all obligations accruing prior to such prepayment and those obligations which under the terms hereof or under any other Loan Document would otherwise expressly survive the repayment of the Loan, such Project and the Borrower owning such Project shall be released and shall no longer be subject to the Loan Documents.

ARTICLE 3

FINANCIAL REPORTING COVENANTS

3.1      Financial Information Reporting.

(a)      Monthly Information.    Within 15 days following the end of each calendar month, Borrowers shall deliver to Lender: (i) monthly unaudited operating statements for the Projects, showing actual sources and uses of cash during such month, (ii) a current rent roll (including monthly delinquency reports and a monthly schedule of delinquency receipts and payments), (iii) a summary of all leasing activity then taking place with respect to the Projects, particularly describing the status of all pending non-residential lease negotiations, if any, (iv) for any period in which Borrowers are obligated to pay Lender all or a portion of Net Cash Flow (or at other times as requested by Lender), a Net Cash Flow Statement for such month, and (v) monthly bank statements for the Projects in the aggregate, including for the Property Level Blocked Accounts and the Guarantor Level Blocked Account.

(b)      Quarterly Information.    Within 45 days following the end of each calendar quarter, Borrowers shall deliver to Lender quarterly unaudited financial statements (including a balance sheet, an income statement and a statement of cash flows) of Borrowers.

(c)      Annual Information.  Within 45 days following the end of each fiscal year, Borrowers shall deliver to Lender the Projects’ updated annual operating budgets for the following fiscal year. Within 90 days following the end of each fiscal year, Borrowers shall deliver to Lender its annual unaudited financial statements (including, balance sheet, an income statement and a statement of cash flows). Borrowers shall further cause each Guarantor to deliver the annual guarantor information set forth in Section 3.1(d).

(d)      Guarantor Information.  Unless otherwise requested more frequently by Lender, within 60 days after each calendar quarter, Borrowers shall cause each Guarantor to deliver to Lender its quarterly financial statements showing all contingent liabilities of such Guarantor (including a balance sheet, an income statement and a statement of cash flows showing results for both the quarter and year to date) and within 120 days after its fiscal year, its annual audited financial statements).

(e)      Promptly upon their becoming available and to the extent not otherwise readily publicly available, Borrower shall cause Guarantor to deliver copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Guarantor with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority.

3.2      Other Information; Financial Information Form and Examination.

In addition to the foregoing required information, Borrowers shall provide to Lender any Other Information as Lender may from time to time reasonably request relating to the Borrowers, Guarantor or the Projects. Except as otherwise specified herein or agreed to in writing by Lender, all financial statements to be provided to Lender shall be prepared in accordance with sound accounting practices applied on a consistent basis, fairly presenting the financial condition as of the date indicated, and shall be certified as true, complete and correct by the party who has prepared such information. Lender may request that either Borrowers’ or Guarantor’s annual financial statement be audited by an independent certified public accountant reasonably acceptable to Lender, at Borrowers’ sole cost and expense, at any time after an Event of Default has occurred or after Lender asserts any claim under the Limited Joinder attached hereto. Borrowers shall during regular business hours upon reasonable notice (except during the existence of an Event of Default) permit or cause to permit Lender or any of Lender’s representatives (including an independent firm of certified public accountants) to have access to and examine all books and records of Borrowers and Guarantor. Unless otherwise approved by Lender in writing, all books and records will be located at Borrowers’ or Guarantor’s, as applicable, primary place of business.

ARTICLE 4

OPERATIONAL AND OTHER COVENANTS

4.1      Leasing and Operational Covenants.

(a)      Leasing Restrictions.  Without the prior written consent of Lender, Borrowers shall not (i) enter into any leases, (ii) modify the form of lease previously approved by Lender, (iii) modify, amend or terminate any Lease, (iv) accept any rental payment more than 30 days in advance of its due date or (v) enter into any ground lease of the Project. Borrowers shall provide Lender not less than 10 Business Days to review any proposed leases and any proposed modifications or amendments to any Lease. All Leases must contain an automatic attornment provision whereby in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its Lease in the event of such foreclosure. If Borrowers enter into any new Lease or any modification or renewal of any existing Lease, at Lender’s request, Borrowers shall cause the Tenant thereunder to execute a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to Lender. Borrowers shall provide Lender with a copy of the fully executed original of all Leases promptly following their execution. Within 10 Business Days after written request from Borrower, Lender shall execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form reasonably approved by Lender (with such modifications thereto requested by the tenant as may be reasonably acceptable to Lender) to any tenant under any Lease and shall negotiate in good faith the terms of such subordination, non-disturbance and attornment agreements with proposed tenants under proposed Leases (or existing tenants under proposed extensions or renewals of existing Leases).

Notwithstanding the foregoing, so long as no Event of Default exists Borrowers may, without Lender’s prior written consent, enter into any Lease for 10,000 net rentable square feet of space or less in any Project so long as: (A) such Lease is on the form previously approved by Lender without material modifications; (B) the term of such Lease is at least five (5) years; (C) the rent for such Lease is not less than 95% of the market rent and the rent for any renewal option is not less than 95% of the market rent at the time of renewal; (D) the tenant improvement costs and leasing commissions relating to such Lease to be paid by Borrowers are “market” and otherwise comparable to improvements and commissions for other tenants engaged in a similar business; and (E) the aggregate rentable square feet leased pursuant to all Leases entered into without Lender’s consent pursuant to this sentence during the term of the Loan at any Project does not exceed, in the aggregate, 15% of the net rentable square feet at any such Project.

If Lender fails to approve or disapprove any matter for which Borrowers have requested consent or approval pursuant to this Section 4.1(a) within seven (7) Business Days after Lender’s receipt of Borrowers’ written request therefor, Borrowers shall send a second written request for consent to Lender which the first page thereof states, in bold type and all capital letters:

“YOUR FAILURE TO RESPOND TO THIS SECOND REQUEST WITHIN FIVE (5) BUSINESS DAYS OF YOUR RECEIPT HEREOF SHALL BE DEEMED, PURSUANT TO THE TERMS OF THE LOAN AGREEMENT BETWEEN YOU AND THE UNDERSIGNED, TO BE YOUR GRANTING OF CONSENT FOR THE MATTER FOR WHICH CONSENT WAS REQUESTED.”

Lender’s failure to respond to such second request within such five (5) Business Day period shall be deemed Lender’s approval of the matter for which approval was requested pursuant to this Section 4.1.(a).

(b)      Defaults Under Leases.    Borrowers will not suffer or permit (i) any breach or default to occur in any of Borrowers’ or landlord’s obligations under any of the Leases, or (ii) any Lease termination by reason of any failure of any Borrower or landlord to meet any requirement of any Lease, including those with respect to any time limitation within which any of Borrowers’ work is to be done or the space is to be available for occupancy by the lessee. Borrowers shall notify Lender in writing in the event a Tenant commits a material default under a Lease, promptly after any Borrower becomes aware of any such material default.

(c)      Project Management/Leasing.  Borrowers shall not change the Property Manager or Leasing Broker or enter into, terminate or cancel any management or leasing contracts, or modify or amend any existing management or leasing contract to increase the fees or other obligations thereunder, without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

(d)      Furnishing Notices.  Borrowers shall provide Lender with copies of all material notices pertaining to any Borrower, Guarantor or Wells Manager or any Project received by any Borrower from any Tenant, Guarantor, Wells Manager, Governmental Authority or insurance company within seven (7) days after such notice is received, but with respect to Wells Manager and Guarantor, only to extent such notice relates to the Project. In addition, Borrowers shall promptly provide Lender with written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to any Borrower’s or Guarantor’s knowledge, threatened against any Borrower, or Guarantor or Wells Manager relating to any Project. Notwithstanding the foregoing, Borrowers shall not be obligated to provide Lender with such written notice in respect of uninsured personal injury litigation against any Borrower or any Project if the amount claimed is less than $100,000.00, as long as the maximum liability under such cases is covered in its entirety by liability insurance maintained by Borrowers and the insurance carrier has not refused the tender of defense or coverage.

(e)      Alterations.    Without the prior written consent of Lender, Borrowers shall not make any material alterations to any Project, except for tenant improvements required by the terms of Leases approved or deemed approved by Lender or for which no approval is required.

(f)      Cash Distributions.  Borrowers shall not make any distributions to its partners, members or shareholders while the Loan is outstanding, except that so long as no Default or Event of Default exists and all payments then owing to Lender have been paid, Borrowers may, distribute monthly Excess Cash Flow.

(g)      Reserved.

(h)      Compliance With Laws.  Borrowers shall comply with all applicable Laws and requirements of any Governmental Authority having jurisdiction over Borrowers or the Projects including all building, zoning, density, land use, covenants, conditions and restrictions, and subdivision requirements (including parcel maps and environmental impact and other environmental requirements), whether now existing or later to be enacted and whether foreseen or unforeseen.

(i)      Use of Projects.  Unless required by applicable Law, Borrowers shall not, without Lender’s prior written consent, permit changes in the use of the Projects from that of the time this Agreement was executed other than as consistent with such provisions set forth in Section 2.2. Without Lender’s prior written consent, Borrowers shall not (i) initiate or acquiesce in a change in the plat of subdivision, or zoning classification or use of the Projects, or (ii) grant any encumbrances or easements burdening the Projects, except such encumbrances or easements that do not adversely affect the current or anticipated use of the Projects.

(j)      No Commingling of Funds.  Borrowers shall not commingle the funds related to the Projects with funds from any other property.

(k)      Maintenance and Preservation of the Projects.  Borrowers shall keep the Projects in good condition and repair (normal wear and tear excepted) and if all or part of any Project becomes damaged or destroyed, Borrowers shall promptly and completely repair and/or restore such Project in a good and workmanlike manner in accordance with sound building practices. Borrowers shall not commit or allow waste or permit impairment or deterioration of the Projects. Borrowers shall not abandon the Projects.

(l)      Construction.  Each Tenant Improvements Project shall be Completed in substantial accordance with the Tenant Improvements Construction Documents and in compliance with all applicable Laws, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record or other agreements relating to the Projects or any part thereof.

(m)      Completion.  Borrowers shall cause Completion of construction of the Capital Improvements in accordance with the terms of this Agreement and the timeframes set forth in Schedule III. “Complete” or “Completed” or “Completion” means one hundred percent (100%) completion of the Capital Improvements and/or Tenant Improvements, in a good and workmanlike manner and in compliance with all applicable Laws and private restrictions included in the Permitted Exceptions, and with respect to each Tenant Improvements Projects in substantial accordance with Tenant Improvement Construction

Documents, in all cases free and clear of all liens, claims, encumbrances and rights of others (other than those created by liens for taxes and assessments that are not delinquent and those liens which Borrowers are contesting in accordance with the terms of this Agreement), as evidenced by the issuance of certificates of completion by Lender or its consultant and a final certificate of occupancy and as applicable, acceptance of completion by the applicable Tenant.

(n)      Replacement Reserve.  In addition to any other construction, renovation and maintenance requirements set forth in this Agreement, commencing with the first Loan Year, Borrowers shall expend at least $0.20 per square foot of net rentable space (exclusive of Insurance Proceeds and proceeds from the Holdback) on maintenance of the Projects. To the extent Borrowers do not provide evidence, reasonably satisfactory to Lender, that Borrowers have spent such sum on an annual basis, Borrowers shall deposit with Lender such amount not spent. Lender shall hold such sum in reserve (the “Replacement Reserve”) for Borrowers’ use to fund future maintenance expenses incurred by Borrowers in any Loan Year after Borrowers have spent in the aggregate at least $0.20 per square foot of net rentable space on maintenance of the Projects during the then current Loan Year. Such amounts shall be disbursed from the Replacement Reserve upon satisfaction of the same conditions applicable to the Holdback (other than obtaining a date down endorsement to the Title Policies). Borrowers hereby grant Lender a first priority security interest in the Replacement Reserve, all funds contained therein and all products and proceeds thereof and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining in the Replacement Reserve shall, at Lender’s option, be applied against the Indebtedness. All sums held in the Replacement Reserve may be commingled with other borrower reserves held by Lender and shall not be deemed to be held in trust for the benefit of Borrowers. The Replacement Reserve shall be maintained at a financial institution designated by Lender from time to time, in its sole and absolute discretion (so long as such institution’s deposits are insured by the Federal Deposit Insurance Corporation), and shall be under the sole dominion and control of Lender, and Borrowers shall have no right to control or direct the investment of funds therein. Sums held by Lender in the Replacement Reserve shall accrue interest at rates determined by Lender to be equivalent to any interest received by Lender on its own general funds, and any interest accruing and paid on such amounts shall be deemed to be part of the Replacement Reserve and absent an Event of Default hereunder, shall be applied in accordance with this Section 4.1(n).

4.2      Other Borrower Covenants.

Borrowers further covenant and agree as follows:

(a)      Loan Closing.  If the conditions precedent to the closing of the Loan are not complied with as of the Closing Date, Lender may terminate Lender’s obligation to fund the Loan by written notice to Borrowers.

(b)      Prohibition of Assignments and Transfers by Borrowers.

(i)      Generally.  Borrowers shall not assign or attempt to assign its rights under this Agreement or any of the other Loan Documents or the Loan or delegate or attempt to delegate any of its duties or obligations under this Agreement or any of the other Loan Documents or the Loan and any purported assignment or delegation shall be void. Without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion, Borrowers shall not suffer or permit any Transfer. In addition, Wells Manager (in its capacity as sole Manager of Guarantor the sole member of each Borrower), shall at all times Control the day-to-day management and operation of Borrowers’ business and all material business decisions (including a sale or refinance) for Borrowers until the Indebtedness is repaid in full. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, the issuance, conveyance, sale, assignment, transfer, pledge, encumbrance or other disposition of any direct or indirect interest in the Guarantor shall be permitted without any consent, notice (unless expressly provided below), fees or costs and shall not constitute a Default or Event of Default hereunder; provided that:

           (A)       no such Transfer shall be to a Blocked Person or would result in the breach by Borrowers of this Loan Agreement or the other Loan Documents, and following such Transfer, Wells Manager shall continue to Control the day-to-day management and operation of Borrowers’ business and all material business decisions (including a sale or refinance) for Borrowers, and

           (B)      in the event that any such Transfer results in any Person, together with any other Person Controlling, Controlled by or Under Common Control with such Person, owning or encumbering more than 20% of the direct or indirect interests in Guarantor:

      (1)      Borrowers shall give Lender at least thirty (30) days prior written notice of such Transfer, and

      (2)      Lender shall have the right to conduct its customary background and internal compliance checks as to such Person or Persons.

(ii)      Transfers Prohibited by ERISA.  In addition to the prohibitions set forth in Section 4.2(b)(i), above, Borrowers shall not engage in or permit a Transfer that would constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code. Borrowers agree to unwind any such Transfer upon notice from Lender or, at Lender’s option, to assist Lender in obtaining such prohibited transaction exemption(s) from the Employee Benefits Security Administration with respect to such Transfer as are necessary to remedy such prohibited transactions. In addition to its general obligation to indemnify Lender under Section 4.2(l), Borrowers shall reimburse Lender for any Expenses incurred by Lender to obtain any such prohibited transaction exemptions. Borrowers’ obligations under this Section 4.2(b)(ii) shall survive the expiration or termination of the Loan Documents, Borrowers shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under any of the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrowers further covenant and agree to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan Documents, as reasonably requested by Lender, that (i) Borrowers are not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrowers are not subject to Federal or state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(1)      Equity interests in Borrowers are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(2)      Less than 25 percent of each outstanding class of equity interests in Borrowers are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(3)      Each Borrower qualifies as an “operating company” within the meaning of 29 C.F.R. Section 2510.3-101 or an investment company registered under the Investment Company Act of 1940.

Borrowers shall indemnify Lender and defend and hold Lender harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s reasonable discretion) that Lender may incur, directly or indirectly, as a result of a Default under this Section 4.2(b)(ii). This indemnity shall survive any termination of the Loan Documents or, satisfaction or foreclosure of the Security Instruments.

(c)      Mechanics’ Liens and Contest Thereof.  Borrowers will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Projects and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrowers shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrowers notify Lender of their desire to do so in writing and, within 20 days of the earlier of written notice by Borrowers to Lender of the existence of such lien or written notice by Lender to Borrowers of the existence of the lien, either (i) post a statutory lien bond that removes such lien from title to the applicable Project, (ii) provide a letter of credit (in a form reasonably acceptable to Lender) or cash deposit in an amount sufficient to pay one hundred twenty-five percent (125%) of such lien claim or other security reasonably satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful or (iii) cause such lien claim to be fully insured to the reasonable satisfaction of Lender by the Title Company that issued the Title Policy. Lender will not be required to make any further disbursements of the proceeds of the Loan until either (i) such mechanic’s lien claim has been completely removed, bonded over, insured or as to which a letter of credit or cash sufficient to pay one hundred twenty-five percent (125%) of such claim has been deposited with Lender or, (ii) at Borrowers’ sole option, Borrower elects to restrict disbursements from the Holdback to amounts in excess of one hundred twenty-five percent (125%) of such lien claim (or all such lien claims being contested for which Borrowers have elected to proceed under this Section 4.2(c)). In the event Borrowers shall fail to discharge any such lien or prosecute such contest as set forth above, or such lien is not otherwise fully reserved for or bonded over as set forth above, Lender may, at its election in its sole and absolute discretion, cause such lien to be satisfied and released or otherwise provide security to the Title Insurer to indemnify over such lien. Any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder owing to Lender by Borrowers. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(d)      Maintenance of Insurance.    Borrowers shall not bring or keep any article on the Projects or cause or allow any condition to exist if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Borrowers on the Projects. When any insurance policies expire, Borrowers shall furnish to Lender any additional and renewal insurance policies (along with evidence of the prepaid premiums) or certificates thereof acceptable to Lender, satisfying the Minimum Insurance Requirements. Unless Borrowers provide Lender with appropriate evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrowers’ expense to protect Lender’s interests in the Projects and to maintain the insurance required by this Agreement. Prior to purchasing any such insurance, Lender will use its good faith efforts to provide notice to Borrowers of its intention to do so, provided, however, that Lender’s failure to provide such notice shall not affect Borrowers’ responsibility for the expense of such insurance purchased by Lender. This insurance may, but need not, protect Borrowers’ interests. The coverage purchased by Lender may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Projects or any required insurance policy. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with appropriate evidence that Borrowers have obtained insurance as required by this Agreement. If Lender purchases insurance for the Projects or insurance otherwise required by this Agreement, Borrowers will be responsible for the costs of that insurance and other charges reasonably imposed by Lender in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness effective as of the date Lender purchases such insurance and such costs may be more than the cost of insurance Borrowers are able to obtain on their own. The effective date of coverage may be the date the prior coverage lapsed or the date on which Borrowers failed to provide Lender proof of coverage.

(e)      Payment of Insurance.  Borrowers shall timely pay all premiums on all insurance policies to assure that at all times Borrowers have in effect insurance as required pursuant to the Minimum Insurance Requirements attached hereto as Exhibit E. In order to effectuate the timely payment of all premiums, Borrowers shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender to be sufficient to enable Lender to pay at least 60 days before they become due and payable, all insurance premiums relating to Borrowers and the Projects as determined by Lender (the “Insurance Escrow”). Notwithstanding the foregoing to the contrary, so long as (i) Lender has provided written approval of the blanket insurance policy covering the Projects, including with respect to carrier and coverage (and such coverage shall comply in all respects with the form of insurance required by the Minimum Insurance Requirements), (ii) the protection afforded Borrowers under any blanket insurance approved hereunder shall be no less than that which would have been afforded under a separate policy or policies relating to the Projects, (iii) such carrier has agreed to provide Lender with written notice of cancellation of such policy 30 days prior thereto, (iv) Borrowers at all times during the term of the Loan provide evidence of timely payment of all insurance premiums in respect of such policy prior to the due date thereof, and (v) no Event of Default exists hereunder, Borrowers’ obligation to impound funds in the Insurance Escrow pursuant to this Section 4.2(e) shall be suspended.

(f)      Payment of Taxes.    Borrowers shall pay all real estate taxes and assessments and charges of every kind upon the Projects (the “Property Taxes”) before the same become delinquent, and, unless Lender has paid such taxes directly on Borrowers’ behalf, furnish to Lender evidence that the Property Taxes are paid at least five (5) Business Days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest. In order to effectuate the timely payment of all Property Taxes, Borrowers shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender to be sufficient to enable Lender to pay at least 60 days before they become due and payable, all Property Taxes as determined by Lender (the “Property Tax Escrow”). Borrowers shall have the right to pay Property Taxes under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Projects or any part thereof or any interest therein, (ii) Borrowers have notified Lender of Borrowers’ intent to contest such taxes, and (iii) if the Property Tax Escrow is determined to be insufficient to pay such Property Taxes which are being protested, Borrowers have deposited security in form and amount reasonably satisfactory to Lender, which shall be added to the Property Tax Escrow. If Borrowers fail to commence such contest or, having commenced to contest the same, shall thereafter fail to prosecute such contest in good faith or with due diligence (as determined by Lender), or, upon adverse conclusion of any such contest, shall fail to pay such Property Taxes, Lender shall apply the sums held in the Property Tax Escrow to pay such Property Taxes, and if such sums are insufficient, Lender may, at its election (but shall not be required to), pay and discharge any such Property Taxes and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).

(g)      Property Tax Escrow and Insurance Escrow.  So long as no Event of Default exists hereunder and provided that Borrowers shall have delivered to Lender a copy of the insurance premium bill or Property Tax bill, as the case may be, and the Insurance Escrow or Property Tax Escrow is sufficient for the purpose of paying such insurance premium or Property Tax, respectively, then Lender shall apply the sums in the Insurance Escrow to pay such insurance premiums and the sums in the Property Tax Escrow to pay such Property Taxes. If the amount held in the applicable escrow with Lender is insufficient to fully pay such amounts, Borrowers shall, within the earlier of (i) 10 days following notice at any time from Lender or (ii) five (5) days prior to when such payment is due, remit such additional sum as may be required for the full payment of such insurance premiums or Property Taxes, and if Borrowers fail to do so, Lender may disburse such amounts from the Loan (even if the total amount of disbursements would exceed the face amount of the Note). All sums reserved or held in the Property Tax Escrow and the Insurance Escrow may be commingled with the general funds of Lender, and shall not be deemed to be held in trust for the benefit of Borrowers. The Property Tax Escrow and Insurance Escrow shall be maintained at a financial institution designated by Lender from time to time in its sole and absolute discretion (so long as such institution’s deposits are insured by the Federal Deposit Insurance Corporation). Borrowers hereby grant Lender a first priority security interest in funds held in the Property Tax Escrow and the Insurance Escrow, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. Sums held by Lender in the Property Tax Escrow and Insurance Escrow shall accrue interest at rates determined by Lender to be equivalent to any interest received by Lender on its own general funds, and any interest accruing and paid on such amounts shall be deemed to be part of the Property Tax Escrow or Insurance Escrow, as applicable, and absent an Event of Default hereunder, shall be applied in accordance with this Section 4.2(g). Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining in escrow with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. The obligation of Borrowers to pay Property Taxes and insurance premiums is not affected or modified by the provisions of this paragraph.

(h)      Personal Property.    All of Borrowers’ personal property, fixtures, attachments and equipment delivered upon, attached to, used or required to be used in connection with the operation of the Projects (collectively, the “Personal Property”) shall always be located at the Projects and shall be kept free and clear of all liens, encumbrances and security interests. Borrowers shall not (nor shall it knowingly permit any Tenant to), without the prior written consent of Lender, sell, assign, transfer, encumber, remove or permit to be removed from the Projects any of the Personal Property. So long as no Event of Default has occurred and is continuing, Borrowers may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Projects, but, if material to the operation of the Projects, only upon replacing the same with other Personal Property at least equal in value and utility to the Personal Property that is disposed.

(i)      Appraisals.    Lender shall have the right to obtain a new or updated Appraisal of the Projects from time to time, and Borrowers shall cooperate with Lender in this regard. The Borrowers shall pay for any such Appraisal if (a) an Event of Default exists, (b) the Appraisal is the first Appraisal obtained by Lender during any Loan Year (except for the first Loan Year), or (c) if the Appraisal is obtained to comply with any Laws or regulatory requests, or Lender policy promulgated to comply therewith.

(j)      Loss of Note or other Loan Documents.    Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrowers from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrowers shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrowers agree to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

(k)      Publicity.    With the prior written approval of Guarantor, which shall not be unreasonably withheld, delayed or denied, Lender may publicize the making of the Loan and, in such publicity, may include a brief description of the Projects and the Loan, including the amounts and the identities of the parties involved.

(l)      Indemnification.    Borrowers shall indemnify Lender, including each party owning an interest in the Loan and their respective successors, assigns, officers, directors, employees and consultants (each, an “Indemnified Party”) and defend and hold each Indemnified Party harmless from and against all claims, suits, actions, losses, injuries, damages, liabilities, criminal and civil penalties, excise taxes, costs and Expenses (including attorneys fees and costs) of any and every kind to any Persons or property by reason of or in any way related to or arising out of (i) the operation or maintenance of the Projects; (ii) any claims made by any third party against Lender in any manner relating to or arising out of any breach of representation or warranty, Default or Event of Default under any of the Loan Documents; (iii) any Indemnified Party’s response to a subpoena or involvement in discovery, litigation, or similar matters that would not have occurred but for the Loan; (iv) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Projects, the Loan, the Indebtedness or the Loan Documents, or (v) any claims made by any third party against Lender in any manner relating to or arising out of any other matter arising in connection with the Loan, any Borrower, Guarantor, any Environmental Indemnitor, any Lease, any Tenant, any Project or any Person claiming by or through any of the foregoing which may be asserted against, imposed on or incurred by an Indemnified Party in connection with the Indebtedness, the Loan, the Loan Documents, the Projects or any portion of any of the foregoing or the exercise by an Indemnified Party of rights or remedies granted to it under the Loan Documents or applicable Law. Notwithstanding the immediately preceding sentence, no Indemnified Party shall be entitled to be indemnified against the gross negligence or willful misconduct of any Indemnified Party. Upon written request by an Indemnified Party, Borrowers will undertake, at their own costs and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this Section 4.2(l). At Lender’s option, Lender may, at Borrowers’ expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

If any Indemnified Party is made a party defendant to any litigation or any claim is threatened or brought against any Indemnified Party concerning the Indebtedness, the Loan Documents, the Projects or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrowers shall indemnify, defend and hold the Indemnified Parties harmless from and against all liability by reason of said litigation or claims, including attorneys’ fees and expenses incurred by the Indemnified Parties in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrowers to enforce any of the terms hereof or to prosecute any breach by Borrowers of any of the terms hereof or to recover any sum secured hereby, Borrowers shall pay to Lender its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrowers breach any term of the Loan Documents, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrowers, Borrowers shall pay Lender reasonable attorneys’ fees and expenses incurred by Lender, whether or not an action is actually commenced against Borrowers by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in the Loan Documents shall include, without limitation, any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in the Loan Documents shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Lender’s in-house counsel.

A waiver of subrogation shall be obtained by Borrowers from its insurance carrier and, consequently, Borrowers waive any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrowers, the Projects, Borrowers’ property or the property of others under Borrowers’ control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

The indemnification obligations hereunder shall survive the repayment of the Loan and any foreclosure, deed-in-lieu or transfer in lieu of foreclosure or similar proceeding or any transfer of title to the Projects or any portion thereof or a transfer of the ownership interest in Borrowers.

(m)     Reserved.

(n)      Reserved.

(o)      Single Purpose Entity.    Each Borrower at all times shall remain a Single Purpose Entity until after the Indebtedness has been repaid in full. Specifically, Borrowers represent, warrant and covenant as follows:

(i)      Each Borrower has not and will not:

   (A)      engage in any business or activity other than the ownership, leasing, operation and maintenance, financing and sale of the Project owned by each such Borrower, and activities incidental thereto;

   (B)      acquire or own any assets other than (i) the applicable Project owned by such Borrower, and (ii) such incidental Personal Property as may be necessary for the operation of the Projects;

   (C)      merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except in accordance with Section 2.10 herein) or change its legal structure;

   (D)      fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Laws of the jurisdiction of its organization or formation, or terminate or fail to comply with the provisions of its organizational documents or modify or amend any provision of its organizational documents relating to its status as a Single Purpose Entity without the prior written consent of Lender;

   (E)      own any subsidiary, or make any investment in, any Person;

   (F)      commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts;

   (G)      incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, (ii) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) unless being contested in good faith, not more than sixty (60) days past due, and/or (iii) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided, however, the aggregate amount of the indebtedness of the Borrowers, described in (ii) and (iii) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note and, provided, further, that for purposes of this subsection (G)(x) tenant improvement, construction allowance or similar obligations of Borrower under Leases shall not be considered “debt” or “trade and operational indebtedness” and (y) the satisfaction of the requirements of this subsection (G) shall not require any holder of any direct or indirect interest in Borrower to make additional capital contributions;

   (H)     fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’ financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrowers are a separate legal entity and that it maintains separate books and records;

   (I)      enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrowers, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with unaffiliated third parties;

   (J)      maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

   (K)     assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, ; provided, however, in order to induce certain tenants (the “Induced Tenants”) to enter into Leases at the Projects, Borrower has assumed and may assume certain obligations of the Induced Tenants under leases for space at other buildings previously leased by such Induced Tenants (including, without limitation, the assumptions of such obligations previously assumed by its predecessor in interest) but all such obligations shall constitute “indebtedness” under Section 4.2(o)(G)(i) above;

   (L)      make any loans or advances to any Person;

   (M)     fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Laws) unless such failure is corrected or remedied within 30 days;

   (N)     fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

   (O)     fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations as a result of distributions made by Borrowers to a holder of any direct or indirect interest in Borrowers; provided, however, that the foregoing shall not require any holder of any direct or indirect interest in Borrowers to make additional capital contributions;

   (P)     if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of the directors or managers, as applicable, of each Borrower, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any creditors rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

   (Q)     fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

   (R)     fail to pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds, provided that there are sufficient funds from the operation of the applicable Projects to do so; provided, however, that the foregoing shall not require any holder of any direct or indirect interest in Borrower to make additional capital contributions; or

   (S)     acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

In the event any Borrower is a single-member Delaware limited liability company, the limited liability company agreements of Borrower (collectively, the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of any Borrower (“Member”) to cease to be the member of such Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in such Borrower and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member, in either case in accordance with the terms of the Loan

Documents and the LLC Agreement), the person executing the LLC Agreement as a “Special Member” (as such term is defined in the LLC Agreement) (“Special Member”) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such Borrower , automatically be admitted to such Borrower and shall continue such Borrower without dissolution and (ii) Special Member may not resign from such Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such Borrower as Special Member in accordance with requirements of Delaware Law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of such Borrower upon the admission to such Borrower of a substitute Member, (ii) Special Member shall be a member of any Borrower that has no interest in the profits, losses and capital of such Borrower and has no right to receive any distributions of any Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to any Borrower and shall not receive a limited liability company interest in any Borrower, (iv) Special Member, in its capacity as Special Member, may not bind any Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, any Borrower, including, without limitation, the merger, consolidation or conversion of any Borrower.

Upon the occurrence of any event that causes the Member to cease to be a member of any Borrower, to the fullest extent permitted by Law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in any Borrower, agree in writing (i) to continue such Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of a Borrower in such Borrowers. Any action initiated by or brought against Member or Special Member under any creditors rights Laws shall not cause Member or Special Member to cease to be a member of any Borrower and upon the occurrence of such an event, the business of such Borrower shall continue without dissolution. The LLC Agreement shall provided that each of Member and Special Member waives any right it might have to agree in writing to dissolve any Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any creditors rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of any Borrower.

(p)      No Additional Encumbrances.  Borrowers shall not permit there to be any encumbrances against the Projects except the Permitted Exceptions. Borrowers shall also not default on the payment of any indebtedness that is not cured within the time, if any, specified therefor in any agreement governing the same.

(q)      Organizational Documents/Guarantor Organizational Documents/ Manager Organizational Documents.  Borrowers shall not, without the prior written consent of Lender (which consent, in the case of clause (i) shall not be unreasonably withheld, conditioned or delayed), permit or suffer (i) a material amendment or modification of its Organizational Documents, the Guarantor Organizational Documents or the Manager

Organizational Documents or the organizational documents of any constituent entity within Borrowers, (ii) the admission of any new member of any of the Borrowers, (iii) any dissolution or termination of their existence, or (iv) any change in their state of formation or incorporation or their name.

(r)      Furnishing Reports.  Upon Lender’s request, Borrowers shall provide Lender with copies of all inspections, reports, test results and other information received by Borrowers, which in any way relate to the Projects or any part thereof.

(s)      Affiliate Transactions.  Prior to entering into any agreement with an Affiliate pertaining to the Projects, Borrowers shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its reasonable discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender (or its designee or an appointed receiver) taking possession of the Projects or acquisition of the Projects through receivership, foreclosure, a deed in lieu of foreclosure, UCC sale or otherwise.

(t)      Site Visits, Observation and Testing.    Lender and its agents and representatives shall have the right upon reasonable notice to Borrowers (except in the event of an emergency), at any reasonable time, to enter and visit the Projects for the purpose of performing appraisals and observing the Projects, and, subject to the express limitations set forth in Section 6.3 herein, taking and removing soil or groundwater samples, and conducting tests on any part of the Projects. Lender has no duty, however, to visit or observe the Projects or to conduct tests, and no site visit, observation or testing by Lender, its agents or representatives shall impose any liability on any of Lender, its agents or representatives. Neither Borrowers nor any other party is entitled to rely on any site visit, observation or testing by any of Lender, its agents or representatives. Neither Lender, its agents nor representatives owe any duty of care to protect Borrowers or any other party against, or to inform Borrowers or any other party of any other adverse condition affecting the Projects. Lender shall make reasonable efforts to avoid interfering with Borrowers’ use of the Projects in exercising any rights provided in this Section 4.2(t).

(u)      Compliance With Anti-Terrorism and Anti-Money Laundering Laws.  Each of Borrowers, Guarantor, and Wells Manager (i) is not, and will not become a Blocked Person, (ii) is not and will not become owned or controlled by a Blocked Person, (iii) is not acting and will not act for or on behalf of a Blocked Person, (iv) is not otherwise associated with and will not become associated with a Blocked Person, (v) is not providing and will not provide material, financial or technological support or other services to or in support of the illegal acts of a Blocked Person, or (vi) is not under investigation by any governmental authority for any violation of any Anti-Terrorism and Anti-Money Laundering Laws. Borrowers shall immediately notify Lender if Borrowers have knowledge of any violation of the foregoing, and any violation of the foregoing by Guarantor, Borrower and Wells Manager shall be deemed to be an Event of Default by Borrowers hereunder. Borrowers will not cause or permit the transfer of any interest in any Borrower to a Blocked Person and will not enter into any Lease or undertake any activities in violation of any Anti-Terrorism and Anti-Money Laundering Laws. Borrowers shall provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the Anti-Terrorism and Anti-Money Laundering Laws.

(v)      Notice of Change.  Borrowers shall give Lender prior written notice of any change in the location of its primary place of business.

(w)      No Use of Lender’s Name.  Without the prior written approval Lender, Borrowers shall not directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lender, or any of their Affiliates, other than as required by Governmental Authority or to Borrower’s or Guarantor’s investors.

(x)      Defense of Title.  If, while the Loan Documents are in force, the title to the Projects or the interest of Lender therein shall be the subject, directly or indirectly, of any action at Law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrowers, at Borrowers’ expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest, unless such defense of title and interest has been undertaken by the Title Insurer in a manner and using counsel reasonably acceptable to Lender. Notwithstanding the foregoing, in the event that Lender determines that Borrowers are not adequately performing their obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Security Instruments and by all of the other Loan Documents securing all or any part of the Indebtedness evidenced by the Note.

(y)      Payment of Utilities, Assessments, Charges, Etc.  Borrowers shall pay when due the principal of and the interest on the Indebtedness in accordance with the terms of the Note. Borrowers shall also pay all charges, fees and other sums required to be paid by Borrowers as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Borrowers set forth in the Loan Documents in accordance with their terms. Further, Borrowers shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrowers in connection with any other document or instrument affecting title to the Projects, or any part thereof, regardless of whether such document or instrument is superior or subordinate to the Security Instruments.

(z)      Zoning.  Without the prior written consent of Lender, Borrowers shall not seek, make, suffer, consent to or acquiesce in any change in the plat of subdivision, zoning or conditions of use of the Projects or the Improvements. Borrowers shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Projects or the Improvements. Borrowers shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Projects. Borrowers shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Projects in full force and effect. Borrowers shall operate the Projects as a commercial office Projects for so long as the Indebtedness is outstanding. If, under applicable zoning provisions, the use of all or any part of the Projects or the Improvements is or becomes a nonconforming use, Borrowers shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Further, without Lender’s prior written consent, Borrowers shall not file or subject any part of the Projects or the Improvements to any declaration of condominium or co-operative or convert any part of the Projects or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

(aa)      Books, Records, Maintenance of Existence.    Borrowers shall keep accurate books and records of account of the Projects and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with sound accounting principles, consistently applied. Lender and its duly authorized representatives shall, upon reasonable notice, have the right to examine, copy and audit Borrowers’ records and books of account at all reasonable times. Borrowers and any general partner or managing member of Borrowers shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all licenses, and (iv) qualify to do business and remain in good standing under the Laws of each jurisdiction, in each case as and to the extent required under applicable Law for the ownership, maintenance, management and/or operation of the Projects.

(bb)      Further Assurances.  Borrowers shall, on the request of Lender and at the expense of Borrower: (a) promptly correct any defect, error or omission which may be discovered in the contents of the Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Security Instruments and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Projects; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) reasonably deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender’s reasonable request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating to Borrowers’ knowledge whether any Default or Event of Default has occurred hereunder, stating to Borrowers’ knowledge whether any offsets or defenses exist against the Indebtedness and containing such other matters as Lender may reasonably require.

(cc)      Easements and Rights-of-Way.    Borrowers shall not grant any easement or right-of-way with respect to all or any portion of the Projects or the Improvements without the prior written consent of Lender, except such easements or rights of way that do not adversely affect the current or anticipated use of the Projects. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of the Loan Documents and may take immediate possession of the Projects free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrowers other than expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in the review of Borrowers’ request and in the preparation of documents effecting the subordination.

(dd)      Anti-Money Laundering.  At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrowers or Guarantor, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Borrowers or Guarantor, as applicable (whether directly or indirectly), is prohibited by Law or the Loan is in violation of Laws.

(ee)      Lobby Lease/Retail Facility Lease.  Wells VAF-330 Commerce Street, LLC shall at all times during the term of the Loan comply with all of its obligations under the Lobby Lease and comply in all material respects with its obligations under the Retail Facility Lease. Wells VAF-330 Commerce Street, LLC shall not, without Lender’s prior written consent, materially amend, modify, terminate or cancel the Lobby Lease or the Retail Facility Lease. Wells VAF-330 Commerce Street, LLC shall promptly notify Lender of any material defaults under the Lobby Lease and the Retail Facility Lease. Borrower shall promptly deliver to Lender copies of any default notices or other material correspondence sent to or delivered by Wells VAF-330 Commerce Street, LLC pursuant to the Lobby Lease and the Retail Facility Lease.

(ff)       Incorporation.  All covenants, representations and warranties contained in Section 8 of the Security Instrument encumbering the Commerce Project are hereby incorporated herein by reference.

(gg)      Non Disturbance.  Borrowers shall, in good faith and with reasonable diligence, endeavor to obtain and deliver to Lender recordable non-disturbance agreements in form and substance satisfactory to Lender, from Regions Bank or such other holder of the security instruments set forth in Schedule V attached hereto.

4.3      Authorized Representative.

The Authorized Representative has been appointed by Borrowers for purposes of dealing with Lender on behalf of Borrowers in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. The Authorized Representative shall have the power, in his or her discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrowers. All actions by the Authorized Representative shall be final and binding on Borrowers. Borrowers may appoint a new Authorized Representative with Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lender may rely on the authority given to the then existing Authorized Representative to appoint a new Authorized Representative, or a duly authorized resolution from the Borrowers appointing a new Authorized Representative, whom Lender has approved. No more than one person shall serve as Authorized Representative at any given time. Nothing in this Section 4.3 shall be deemed to limit or prohibit Lender from (i) communicating or dealing with Guarantor, Wells Manager or any of their members, partners, owners or employees, (ii) accepting the authority of Guarantor or Wells Manager to act on behalf of such parties, or (iii) accepting the implied or apparent authority of another representative to act on behalf of Borrowers when the Authorized Representative is unavailable.

ARTICLE 5

BORROWERS’ REPRESENTATIONS AND WARRANTIES

5.1      Borrowers’ Representations and Warranties.

To induce Lender to execute this Agreement and perform its obligations hereunder, Borrowers hereby represents and warrants to Lender, on the Closing Date and until all amounts due under the Loan and Loan Documents are paid in full and the Loan Documents are terminated, as follows:

(a)      Each Borrower lawfully possesses and holds fee simple title to the Project that it owns, free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interest and claims of others, except only the Permitted Exceptions. Borrowers have full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Projects in the manner and form contemplated by the Security Instruments. Borrowers will preserve its interest in and title to the Projects and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created under the Security Instruments against the claims of all Persons and parties whomsoever, subject to the Permitted Exceptions. The Security Instruments creates (i) a valid, perfected lien on the Projects, subject only to Permitted Exceptions and the liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Exceptions, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan

Documents. There are no security agreements or financing statements affecting all or any portion of the Projects other than (i) as disclosed in writing by Borrowers to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender. There are no claims for payment for work, labor or materials affecting the Projects which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. None of the Permitted Exceptions, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instruments, materially and adversely affect the value of the Projects, materially impair the use or operations of the Projects or materially impair Borrowers’ ability to pay its obligations in a timely manner. The foregoing warranty of title shall survive the foreclosure of the Security Instruments and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Projects pursuant to any foreclosure. Each Borrower is a Single Purpose Entity. Each of the Lobby Lease and Retail Facility Lease is in full force and effect without default.

(b)      As of the date of this Agreement, there is no litigation or proceeding pending, or to the best of Borrowers’ knowledge threatened, against any Project, any Borrower, or Guarantor, other than as set forth in Exhibit G. There is no item set forth in Exhibit G which could, if adversely determined, cause a Material Adverse Change with respect to any Borrower, Guarantor, or any Project. As of the date of this Agreement, there are no Environmental Proceedings and Borrowers have no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

(c)      Borrowers are duly organized and validly existing limited liability companies and are in good standing under the Laws of the State of Borrowers’ organization, formation or incorporation set forth in Section 1.1, with its principal place of business at the address set forth in Section 1.1. Each Borrower is in good standing under, and is authorized to transact business in, the Laws of the State in which the Project such Borrower owns is located. Borrowers have full power and authority to execute, deliver and perform all Loan Documents to which such Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrowers. The Loan Documents have each been duly executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrowers and the Guarantor, as the case may be, enforceable against Borrowers and the Guarantor, as the case may be, in accordance with their respective terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors rights generally or by general principals of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law. Borrowers’ exact name is the name set forth in Section 1.1. Borrowers use no trade name(s) other than its actual name(s) set forth herein. The Loan Documents are not subject to and Borrowers have not asserted any right of rescission, set-off, counterclaim or defense.

(d)      Guarantor is duly organized or formed, validly existing and in good standing under the Laws of the State of Georgia with its principal place of business at 6200 The Corners Parkway, Norcross, Georgia 30092. Guarantor is the sole member of each Borrower and owns one hundred percent (100%) of the ownership interests in each Borrower free and clear of all liens, claims, encumbrances, and rights of others. Guarantor has full right, power and authority to execute the Loan Documents on its own behalf and on behalf of

Borrowers. Wells Manager is the manager of Guarantor and owns none of the membership interests of Guarantor as a member. As of the date of this Agreement, all direct and indirect ownership interests in Borrowers, Guarantor and Wells Manager are set forth in the organizational chart attached hereto as Exhibit K.

(e)      A true and complete copy of articles of organization, certificate of formation and limited liability company operating agreement creating Borrowers, and all other documents creating and governing Borrowers and any and all amendments thereto (collectively, the “Organizational Documents”) has been furnished to Lender. There are no other agreements, oral or written, among any of the members of Borrowers relating to the formation, organization or management of Borrowers. The Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable against each of the respective partners and members, as the case may be, in accordance with their terms. The Organizational Documents constitute the entire understanding among the members of each of the Borrowers relating to the formation, organization or management of Borrowers. No breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Organizational Documents.

(f)       A true and complete copy of articles of organization, certificate of formation and limited liability company operating agreement creating Guarantor, and all other documents creating and governing Guarantor and any and all amendments thereto (collectively, the “Guarantor Organizational Documents”) has been furnished to Lender. There are no other agreements, oral or written, among any of the members of Guarantor relating to the formation, organization or management of Guarantor. The Guarantor Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable against each of the respective partners and members, as the case may be, in accordance with their terms. The Guarantor Organizational Documents constitute the entire understanding among the partners of Guarantor relating to the formation, organization or management of Guarantor. No breach exists under the Guarantor Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Guarantor Organizational Documents.

(g)      A true and complete copy of articles of organization, certificate of formation and limited liability company operating agreement creating Wells Manager, and all other documents creating and governing Wells Manager and any and all amendments thereto (collectively, the “Wells Manager Organizational Documents”) has been furnished to Lender. There are no other agreements, oral or written, among any of the members of Wells Manager relating to the formation, organization or management of Wells Manager. The Wells Manager Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable against each of the members, in accordance with their terms. The Wells Manager Organizational Documents constitute the entire understanding among the members of Wells Manager relating to the formation, organization or management of Wells Manager. No breach exists under the Wells Manager Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Wells Manager Organizational Documents.

(h)      No consent, approval or authorization of or declaration, registration or filing with any person or entity, including any creditor, partner, Guarantor, member of Borrower, or Governmental Authority, is required in connection with the execution, delivery and performance of the Loan Documents, except for the recordation of the Security Instruments, the filing of UCC Financing Statements, and such consents, approvals, authorizations, declarations or filings where the failure to so obtain would not have an adverse effect on Borrowers or Guarantor or which have been obtained as of any date on which this representation is made or remade. The Borrowers and Guarantor, taken as a whole, are not insolvent and at no time has there ever been any: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them. No bankruptcy, insolvency proceedings or liquidation of all or a substantial portion of any Project is pending or contemplated by any Borrower or Guarantor or, to the best knowledge of Borrowers, against any Borrower or Guarantor. As of the date of this Agreement, there is no Default under any of the Loan Documents, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under such documents. In addition, each Borrower is in compliance in all material respects with each contract, agreement, instrument or commitment to which it is a party or any obligation or duty under any Permitted Exceptions or REA or, as of the date of this Agreement, any other agreement, contract, instrument or commitment to which any Projects are bound. The execution, delivery and compliance with the terms and provisions of the Loan Documents will not (i) violate any applicable provisions of Law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any of the Borrowers’ Organizational Documents, Guarantor Organizational Documents, Wells Manager Organizational Documents, or any contract, agreement, instrument or commitment to which Borrowers are bound. Borrowers have delivered to Lender copies of any agreements (including Leases) between any Borrower and any Affiliate related in any way to the Projects and any other agreements or documents materially affecting the use and operation of the Projects or, as of the date of this Agreement, the construction of the Capital Improvements or Tenant Improvements thereon. No Borrower is a party to any contract, agreement or instrument or subject to any restriction which might materially adversely affect any Borrower, any Project, the Guarantor, or any business, properties, operations or condition, financial or otherwise, of the Borrower or Guarantor. No contract, agreement or instrument provides any party with the right to obtain a lien or encumbrance upon any Project superior to the lien of the Security Instruments. All contracts, agreements and instruments affecting the Projects have been entered into at arms-length in the ordinary course of Borrowers’ business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

(i)       To the best of Borrowers’ and Guarantor’s knowledge, as of the date of this Agreement, (i) no condemnation of any portion of any Project, (ii) no condemnation or relocation of any roadways abutting or provided access to any Project, and (iii) no proceeding to deny access to any Project from any point or planned point of access to any Project, has commenced or is contemplated or threatened by any Governmental Authority.

(j)       The general purpose and use of the Projects is as set forth in Section 1.1 and the contemplated accessory uses do not violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, covenants, conditions and restrictions of record, any REA or other agreements affecting the Projects or any part thereof. Neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use the Projects is to any extent dependent upon or related to any real estate other than the Land, except for the Lobby Lease and the REA at the Commerce Project. No building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrowers are aware or has reason to believe may exist) with respect to the Projects. No portion of any Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetland by any governmental entity having jurisdiction over the Projects. All Governmental Approvals required for the operation of the Projects and construction of the Capital Improvements have been obtained or will be obtained in due course and in compliance with this Agreement and applicable Law. All Laws relating to the operation of the Improvements have been complied with in all material respects and all permits, licenses and intellectual property rights required for the operation of the Projects have been obtained. The Projects (other than the Commerce Project, which is accessible through the Lobby Lease) are accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. The Projects have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between the Projects and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws. The Projects include all property and rights that may be reasonably necessary or desirable for the present and any reasonable future beneficial uses and enjoyment thereof. To the best of Borrowers’ knowledge, there are no, nor are there any alleged or asserted, violations in any material respect of Law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to the Projects, or any part thereof. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. The Projects and Improvements do not require any rights over, or restrictions against, other property in order to comply with any Laws, governmental ordinances, orders or requirements, which have not already been obtained.

(k)      No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder other than to Mortgage Broker.

(l)       All financial statements and other documents and information previously furnished to Lender by Borrowers, Guarantor or Wells Manager are true, complete and correct, and such financial statements were prepared in accordance with sound accounting practices applied on a consistent basis, fairly present the financial condition as of the date(s) indicated, and do not fail to state any material fact necessary to make such statements or information not misleading. No Material Adverse Change with respect to Borrowers, Guarantor, or the Projects has occurred since the respective dates of such statements and information. Neither Borrowers nor Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements. No statement of fact made by Borrowers or Guarantor in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. As of the date of this Agreement, there is no material fact presently known to Borrowers or Guarantor that has not been disclosed to Lender which adversely affects, or, as far as Borrowers can foresee, might adversely affect, the Projects or the business, operations or condition (financial or otherwise) of Borrowers or Guarantor. Borrowers have no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations which would result in a violation of the Loan Agreement or the other Loan Documents. Since the date of the most recent financial statements delivered to Lender, there has been no materially adverse change in the financial condition, operations or business of Borrowers, the Guarantor or the Projects from that set forth in said financial statements.

(m)     The Projects are taxed separately without regard to any other property and for all purposes the Projects may be mortgaged, conveyed and otherwise dealt with as an independent parcel. As of the date of this Agreement ,there are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes not yet due or payable. As of the date of this Agreement, to Borrowers’ and Guarantor’s knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Projects. Borrowers and any general partner or managing member of Borrower, if any, has filed all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrowers and any general partner or managing member, if any, as of the date hereof. Borrowers and any general partner or managing member, if any, believe that their respective tax returns properly reflect the income and taxes of Borrowers and said general partner or managing member, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. Borrowers and the Projects are free from any past due obligations for sales and payroll taxes.

(n)      As of the date of this Agreement, except for Leases which have been provided to and approved by Lender in writing, Borrowers and the previous owners of the Land have not entered into any Leases, subleases or other arrangements for occupancy of space within the Projects that are currently in effect other than as set forth on the rent roll attached hereto as Exhibit D, which Borrowers certify is true and correct in all material respects. True, correct and complete copies of Borrowers’ form lease and all Leases, as amended, have been delivered to Lender. As of the date of this Agreement ,all Leases are in full force and effect and each Lease constitutes the legal, valid and binding obligation of Borrowers and, to the best of Borrowers’ knowledge and belief, is enforceable against the Tenant thereof. As of the date of this Agreement, neither Borrowers nor to the knowledge of Borrowers any Tenant is in default under any Lease, except as set forth in Exhibit D attached hereto or otherwise disclosed to Lender in writing. Borrowers have disclosed to Lender in writing any material default by any Tenant under any Lease and no notice of termination has been issued under any Lease. As of the date of this Agreement, no Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised. All security deposits required under such Leases have been fully funded and are held by Borrowers in a separate segregated account or as otherwise required by applicable Law. As of the date of this Agreement, except as set forth in Exhibit D attached hereto, all work to be performed by Borrowers under the Leases has been substantially performed, all contributions to be made by Borrowers to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied. As of the date of this Agreement, each Tenant under a Lease has entered into occupancy of the demised premises. As of the date of this Agreement, to the best of Borrowers’ knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors. No Lease provides any party with the right to obtain a lien or encumbrance upon any Project superior to the lien of the Security Instruments.

(o)      The proceeds of the Loan shall be used for proper business purposes. The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System and no portion of the proceeds of the Loan shall be used in any manner that would violate such Regulations or otherwise violate the Securities Act of 1933 or the Securities Exchange Act of 1934 and Borrowers agree to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System. Neither Borrower nor Guarantor is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state Law or regulation which purports to restrict or regulate its ability to borrow money.

(p)      No Borrower is a party in interest to any plan defined or regulated under ERISA, and the assets of Borrowers are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(q)      None of Borrowers, Guarantor, nor Wells Manager is or will be, and no legal or beneficial interest of any of the foregoing entities is or will be held, directly or indirectly, by a Foreign Person.

(r)      As of the date of this Agreement, Borrowers and Guarantor have furnished Lender with a true and complete copy of all material documents relating to construction of the Capital Improvements.

(s)      All statements set forth in the Recitals are true and correct.

(t)      As of the date of this Agreement, there has been no damage or destruction of any part of the Projects by fire or other casualty that has not been repaired. As of the date of this Agreement, except as part of the Capital Improvements or routine maintenance, there are presently no existing defects in the Projects or any Improvements and no repairs or alterations thereof are reasonably necessary or appropriate.

(u)      As of the date of this Agreement, to the knowledge of Borrower, all parties to any REA are in compliance with all of the terms thereof and there are no defaults thereunder. Borrowers shall not enter into, terminate or modify any REA without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrowers shall enforce, comply in all material respects with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

(v)      The property management agreements relating to the Projects (collectively, the “Management Agreements”) are in full force and effect and to the best of Borrowers’ knowledge, as of the date of this Agreement, there is no default, breach or violation existing thereunder by any party thereto beyond the expiration of applicable notice and grace periods thereunder and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The fee due under the Management Agreements, and the terms and provisions of the Management Agreements, are subordinate to the Security Instruments.

(w)     Borrowers have not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets, in the aggregate, exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and does not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrowers).

Borrowers agree that all of the representations and warranties set forth above and elsewhere in this Agreement are true as of the date hereof, will be true at the Closing Date and, except for matters that have been disclosed by Borrowers and approved by Lender in writing, at all times thereafter until all amounts due under the Loan and Loan Documents have been paid in full and the Loan Documents have been terminated. Each disbursement of Loan proceeds (including any disbursement from the Holdback and the Interest Reserve, if any) shall be deemed to be a reaffirmation by Borrowers that each of the representations and warranties is true and correct as of the date of such disbursement, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), and except for matters that have been disclosed by Borrowers or Guarantor and approved by Lender in writing.

ARTICLE 6

ENVIRONMENTAL MATTERS

6.1      Environmental Representations and Warranties.

Each Environmental Indemnitor hereby represents and warrants to Lender that as of the date of this Agreement, (i) except as specifically disclosed in the documents listed in Exhibit F attached hereto (the “Environmental Documents”) to the best of Environmental Indemnitor’s knowledge, (a) the Projects, except for materials used in de minimus quantities and in the ordinary course of maintenance and operation (and in compliance with all Laws) of Borrowers’ or any Tenant’s business at the Projects (“DeMinimus Amounts”), has been and is free of all Hazardous Material, and (b) no release of any Hazardous Material has occurred on, onto or about any of the Projects; (ii) none of the Borrowers nor, to the best of Environmental Indemnitor’s knowledge, any other person or entity, has ever caused or permitted any Hazardous Material (other than DeMinimus Amounts) to be placed, held, located or disposed of on, under, at or in a manner to affect the Projects, or any part thereof, and the Projects have never been used (whether by any of the Borrowers or, to the best of Environmental Indemnitor’s knowledge, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material (other than DeMinimus Amounts); (iii) except as specifically disclosed in the Environmental Documents, the Projects currently comply, and will comply based on its anticipated use, with all Laws relating to Hazardous Material; (iv) except as specifically disclosed in the Environmental Documents, to the best of Environmental Indemnitor’s knowledge, in connection with the ownership, operation, and use of the Projects, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Material; (v) except as specifically disclosed in the Environmental Documents, to the best of Environmental Indemnitor’s knowledge, there is no present, past or as of the date of this Agreement, threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, any Project; (vi) as of the date of this Agreement, none of the Projects nor any Borrower is subject to any remedial obligations under any Laws relating to Hazardous Material, health or the environment; (vii) to the best of Environmental Indemnitor’s knowledge, there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Material of any sort on, under or affecting any Project; and (viii) it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of any Project or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Projects, nor has it made promises of indemnification regarding Hazardous Material on any Project to any party, except as contained herein and in the Loan Documents and except in connection with prior loans encumbering the Projects or to Tenants.

6.2      Environmental Covenants.

Environmental Indemnitors shall:

(a)      comply, and use commercially reasonable efforts to cause all other persons on or occupying any Project to comply, with all Laws relating to Hazardous Material;

(b)      not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, Hazardous Material on, under or about any Project except as specifically disclosed in the Environmental Documents and except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of Borrowers’ or any Tenant’s business at the Projects;

(c)      immediately advise Lender in writing of: (i) any and all Environmental Proceedings; (ii) except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of Borrowers’ or any Tenant’s business at any Project, the presence of any Hazardous Material on, under or about any Project of which Lender has not previously been advised in writing; (iii) any remedial action taken by, or on behalf of, any Environmental Indemnitor in response to any Hazardous Material (other than DeMinimus Amounts) on, under or about any Project or to any Environmental Proceedings of which Lender has not previously been advised in writing; (iv) the discovery by any Environmental Indemnitor of the presence of any Hazardous Material on, under or about any real property or bodies of water adjoining or in the vicinity of any Project; and (v) the discovery by any Environmental Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of any Project that could cause such Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of any Project under any Laws relating to Hazardous Material;

(d)      provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the environmental condition of any Project or real property or bodies of water adjoining or in the vicinity of any Project or Environmental Proceedings immediately upon receipt, completion or delivery of such materials;

(e)      not install or allow to be installed any tanks for the storage of Hazardous Material on, at or under any Project;

(f)       not create or permit to continue in existence any lien upon any Project imposed pursuant to any Laws relating to Hazardous Material; provided, however, that Borrowers shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrowers notifies Lender of its desire to do so in writing and within 20 days of the earlier of written notice by Borrowers to Lender of the existence of such lien or written notice by Lender to Borrowers of the existence of such lien, either (i) post a statutory lien bond that removes such lien from title to the applicable Project, (ii) provide a letter of credit (in a form reasonably acceptable to Lender) or cash deposit in an amount sufficient to pay one hundred twenty-five percent (125%) of such lien claim or other security reasonably satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful or (iii) cause such lien claim to be fully insured to the reasonable satisfaction of Lender by the Title Company that issued the Title Policy; and

(g)      not change or alter the present use of the Projects unless Environmental Indemnitors shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Material (other than DeMinimus Amounts) on the Projects in question in such a level that would increase the potential liability for Environmental Proceedings.

6.3      Right of Entry and Disclosure of Environmental Reports.

Borrowers hereby grant to Lender its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Projects at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Projects, which Lender in its reasonable discretion determines are necessary or desirable. With respect to invasive testing, such as soil borings, Lender shall consult with Borrowers in advance of such tests. Lender agrees, however, that it shall not conduct any such audits or tests, unless a Default or Event of Default exists under the Loan Documents or Lender has reason to believe that such audit or test may disclose the presence or release of Hazardous Material or unless an environmental audit deems further testing necessary in which event such audits and tests shall be limited to the matters giving rise to such reason to believe or deemed necessary in such environmental audit, as the case may be. Without limiting the generality of the foregoing, Borrowers agree that following an Event of Default, Lender shall have the right to appoint a receiver to enforce this right to enter and inspect the Projects to the extent such authority is provided under applicable Law. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with any inspection, audit or testing conducted in accordance with this Section 6.3 shall be paid by Borrowers. The results of all investigations and reports prepared by Lender shall be and at all times remain the property of Lender and under no circumstances shall Lender have any obligation whatsoever to disclose or otherwise make available to Environmental Indemnitors or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Event of Default under the Loan Documents, if requested by Borrowers, Lender shall provide to Borrowers a copy of the written report with respect to any inspection, audit or testing for which Borrowers have paid hereunder. Lender hereby reserves the right, and Environmental Indemnitors hereby expressly authorize Lender to make available to any party in connection with a sale of the Projects (or any one of them) any and all environmental reports, whether prepared by Lender or prepared by Borrowers and provided to Lender (collectively, the “Environmental Reports”), which Lender may have with respect to the Projects. Borrowers consent to Lender notifying any party under such circumstances of the availability of any or all of the Environmental Reports and the information contained therein. Each Environmental Indemnitor further agrees that Lender may disclose such Environmental Reports to any governmental agency or authority if they reasonably believe that they are required to disclose any matter contained therein to such agency or authority; provided that Lender shall give Borrowers at least 48 hours’ prior written notice before so doing. Each Environmental Indemnitor acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Projects (or any one of them) may have a material and adverse effect upon the amount, which a party may bid at such sale. Each Environmental Indemnitor agrees that Lender shall not have any liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party as provided above, and each Environmental Indemnitor hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of connected with or incidental to the Environmental Reports or the delivery thereof.

6.4      Environmental Indemnitor’s Remedial Work.

Environmental Indemnitors shall promptly perform any and all necessary remedial work (“Remedial Work”) in response to any Environmental Proceedings or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Material on, under or about any of the Projects; provided, however, that Borrowers shall perform or cause to be performed such Remedial Work so as to minimize any impairment to Lender’s security under the Loan Documents.

All Remedial Work shall be conducted: (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such general liability insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Lender’s prior written approval, which shall not be unreasonably withheld or delayed. In addition, Environmental Indemnitors shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Environmental Indemnitors in connection with any Remedial Work, or Hazardous Material relating to any of the Projects. All costs and expenses of such Remedial Work shall be paid by Environmental Indemnitors, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender’s reasonable fees and reasonable out-of-pocket costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Proceedings and such costs shall be paid by Environmental Indemnitors.

6.5      Environmental Indemnity.

Environmental Indemnitors shall protect, indemnify, defend and hold Lender and any participants, successors or assigns to Lender’s interest in the Loan, and any other Affiliate of Lender who acquires any portion of the Loan at a foreclosure sale or otherwise through the exercise of Lender’s rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages (direct or indirect), and Expenses which arise out of or relate in any way to any breach of any representation, warranty or covenant contained in this Article 6, or any Environmental Proceedings or any use, handling, production, transportation, disposal, release or storage of any Hazardous Material in, under or on any of the Projects, whether by any Environmental Indemnitor or any other person, including, without limitation:

(a)      all foreseeable and all unforeseeable Expenses (including any loss of principal and interest due and owing on the Loan) arising out of:    (i) Environmental Proceedings or the use, generation, storage, discharge or disposal of Hazardous Material by Environmental Indemnitors, any prior owner or operator of any of the Projects or any person on or about any of the Projects; (ii) any residual contamination affecting any natural resource or the environment; or (iii) any exercise by Lender of any of its rights and remedies under this Article 6;

(b)      the costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of any of the Projects and the preparation of any closure or other required plans; and

(c)      all amounts required to be paid by Environmental Indemnitors under this Article 6 or any separate environmental indemnity in favor of Lender.

In addition, in the event any Hazardous Material is removed, or caused to be removed from any of the Projects, by Environmental Indemnitors, Lender or any other person, the number assigned by the U.S. Environmental Protection Agency to such Environmental Proceedings or any similar identification shall in no event be in the name of Lender or identify the Lender as a generator, arranger or other designation. The foregoing indemnity shall not include Expenses arising solely from Hazardous Materials which first exist on any of the Projects following the Transfer Date (as hereinafter defined) if (but only if) the following conditions are fully satisfied: (a) none of the Environmental Indemnitors, nor any Affiliate of any of the Environmental Indemnitors nor any agent, employee or contractor of any of the foregoing (or any of their agents) contributed, by act or omission, to the cause, existence, or occurrence of such Hazardous Materials; and (b) the events or state of facts (including without limitation, the presence of Hazardous Materials) resulting (or with the passage of time eventually proximately resulting) in any such Hazardous Materials did not exist prior to the Transfer Date.

Notwithstanding anything in this Agreement and in the other Loan Documents to the contrary, in no event shall Environmental Indemnitors be responsible or liable to any Person indemnified under the foregoing indemnification (A) for indirect, consequential, punitive or exemplary damages (including loss of use or diminution in value) unless such damages were imposed upon such Person as a result of any claims made against such Person by a Governmental Authority or other third party, or (B) for any claims arising solely from the fraud, bad faith, gross negligence, willful misconduct or criminal acts of such Person so indemnified or any contractor, agent or any other party engaged by or within the direct control of any such Person so indemnified.

Notwithstanding anything in this Agreement and in the other Loan Documents to the contrary, each Person indemnified under the foregoing indemnification shall give Environmental Indemnitors notice of any Environmental Proceeding which Environmental Indemnitors are obligated to defend promptly after such Person so indemnified receives notice of or otherwise becomes aware of such Environmental Proceeding and Environmental Indemnitors shall thereafter assume the defense of such Person so indemnified against such claim with attorneys and other professionals reasonably approved by Lender. Notwithstanding the foregoing, if the defendants in a claim include Environmental Indemnitors and any person so indemnified who shall have reasonably concluded that (a) there are legal defenses available to it that are materially different from those available to Environmental Indemnitors, or (b) the use of the attorneys engaged by Environmental Indemnitors would present such attorneys with a conflict of interest, any person so indemnified may, in its reasonable discretion, engage its own attorneys and other professionals to assume its legal defenses and to defend or assist it, and, at the option of such Person so indemnified, its attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding; provided, however, that any compromise or settlement of such claim, shall be at the sole discretion of the indemnified party and may be entered without Environmental Indemnitors’ consent. Upon demand, Environmental Indemnitors shall be liable to, and shall pay or reimburse such Person so indemnified for all such indemnity obligations including without limitation the payment of reasonable out-of-pocket fees and disbursements for attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith; provided, however, that the fees and disbursements of attorneys for which Environmental Indemnitors are so obligated under this Article 6 shall, for each Environmental Proceeding or related Environmental Proceeding for which the Persons so indemnified are seeking to be indemnified, be limited to the reasonable out-of-pocket fees and disbursements of a single outside law firm representing all of the Persons so indemnified as a group, and provided, further, that the reasonable out-of-pocket fees and disbursements of engineers, environmental consultants and other professionals for which Environmental Indemnitors are obligated under this Article 6 shall, for each Environmental Proceeding or related Environmental Proceeding for which the persons so indemnified are seeking to be indemnified, be limited to the reasonable non-duplicative fees and disbursements of one engineering firm, one environmental consultant and one of any other type of professional which single firm shall represent all of the persons so indemnified as a group, and provided, further, that the reasonable fees and disbursements of laboratories for which Indemnitor is obligated under this Article 6 shall, for each Environmental Proceeding or related Environmental Proceeding for which the persons so indemnified are seeking to be indemnified, be limited to the reasonable fees and disbursements of the laboratories from which the professionals described above have requested assessments or evaluations.

6.6      Remedies Upon an Environmental Default.

In addition to any other rights or remedies Lender may have under this Article 6, at Law or in equity, in the event that Environmental Indemnitors shall fail to timely comply with any of the provisions of this Article 6, or in the event that any representation or warranty made in this Article 6 proves to be false or misleading, then, in such event, after (i) delivering written notice to Environmental Indemnitors, which notice specifically states that Environmental Indemnitors have failed to comply with the provisions of this Article 6; and (ii) the expiration of the earlier to occur of (A) a 30 day period after receipt of such notice; provided that if such breach is non-monetary in nature and Borrower diligently commences such cure during such initial 30 day period then Borrowers shall have an additional 30 day period (for a total cure period of 60 days) to comply with such provisions, and (B) the cure period, if any, permitted under any applicable Law, rule, regulation or order with which Environmental Indemnitors shall have failed to comply, Lender may declare an Event of Default in this Agreement or any other Loan Documents and exercise any and all remedies provided for herein and therein, and/or do or cause to be done whatever is reasonably necessary to cause any of the Projects to comply with all Laws relating to Hazardous Material and other applicable Laws, rules, regulations or orders and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Rate until paid. Environmental Indemnitors shall give to Lender and its agents and employees access to any of the Projects for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable cure period as described above, if any, to do whatever is necessary to cause any of the Projects to so comply, including, without limitation, to enter any of the Projects and remove therefrom any Hazardous Material or otherwise comply with any Laws relating to Hazardous Material.

6.7      Unconditional Environmental Obligations.

Notwithstanding any term or provision contained herein or in the other Loan Documents, the covenants and obligations of the Environmental Indemnitors under this Article 6 (the “Environmental Obligations”) are unconditional. Environmental Indemnitors shall be fully, personally, jointly and severally liable for the Environmental Obligations, and such liability shall not be limited to the original principal amount of the Loan. The Environmental Obligations shall be enforceable by Lender, and its successors and assigns to Lender’s interest in the Loan and/or the Loan Documents. The Environmental Obligations shall survive the repayment of the Loan and any foreclosure, deed-in-lieu or transfer in lieu of foreclosure or similar proceedings or any transfer of title to any of the Projects (or any one of them) or any portion thereof or any transfer of the ownership interests in Borrowers. Notwithstanding the foregoing, if through the exercise of Lender’s rights under the Loan Documents or otherwise, Lender or an Affiliate of Lender, or a third-party purchaser at a foreclosure sale (or deed in lieu of foreclosure) shall take title to and possession and control of any of the Projects, the Environmental Indemnitors shall not be liable to Lender for the Environmental Obligations hereunder, which Environmental Obligations first arose after the date (the “Transfer Date”) on which a court appointed receiver is granted exclusive possession and control of any of the Projects or Lender or an Affiliate of Lender or a third party purchaser at a foreclosure sale (or deed in lieu of foreclosure) took title to and possession and control of any of the Projects if (but only if) the following conditions are fully satisfied: (a) none of the Environmental Indemnitors, nor any Affiliate of any of the Environmental Indemnitors nor any agent, employee or contractor of any of the foregoing (or any of their agents) contributed, by act or omission, to the cause, existence, or occurrence of such Environmental Obligations; and (b) the events or state of facts (including without limitation, the presence of Hazardous Materials) resulting (or with the passage of time eventually proximately resulting) in any such Environmental Obligations did not exist prior to the Transfer Date.

6.8      Assignment of Environmental Obligations Prohibited.

The Environmental Obligations may not be assigned, transferred or delegated, in whole or in part, by Environmental Indemnitors and any purported assignment, transfer or delegation by Environmental Indemnitors of the Environmental Obligations shall be void ab initio and of no force or effect.

6.9      Indemnification Separate from the Loan.

(a)      The Environmental Indemnitors agree that the Environmental Obligations are separate, independent of and in addition to the undertakings of the Environmental Indemnitors, as applicable, pursuant to the Loan, the Note, the other provisions of this Agreement and the other Loan Documents. A separate action may be brought to enforce the provisions of this Article 6, which shall in no way be deemed to be an action on the Note, whether or not the Loan has been repaid and whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure, trustee’s sale or UCC sale. The Environmental Obligations shall not be affected by any exculpatory provisions contained in the Note, this Agreement or any of the other Loan Documents. All rights and obligations of this Article 6 shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Note, reconveyance of any of the Security Instruments, release of other security provided in connection with the Loan, trustee’s sale or foreclosure under any of the Security Instruments and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise), acquisition of any of the Projects by Lender, any other transfer of any of the Projects, and transfer of all of Lender’s rights in the Loan, the Loan Documents, and any of the Projects.

(b)      Environmental Indemnitors waive all rights to require Lender to (i) proceed against or exhaust any security for the Loan or (ii) pursue any remedy in Lender’s power whatsoever. Borrowers waive all defenses by reason of any disability or other defense under the Loan or by reason of the cessation from any cause whatsoever of its liability under the Loan, or that it may acquire by reason of Lender’s election of any remedy against it including, without limitation, Lender’s exercise of its rights to foreclose under any of the Security Instruments.

ARTICLE 7

CASUALTIES AND CONDEMNATION

7.1      Lender’s Election to Apply Insurance Proceeds on Indebtedness.

(a)      Borrowers shall give Lender prompt written notice of (i) the occurrence of any casualty affecting any of the Projects or any portion thereof, (ii) the institution of any proceedings for eminent domain or for the condemnation of any of the Projects or any portion thereof or (iii) any written notification threatening the institution of any proceedings for eminent domain or for the condemnation of any of the Projects or any portion thereof or any written request to execute a deed in lieu of condemnation affecting any of the Projects or any portion thereof. All insurance proceeds on any of the Projects, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of any of the Projects or for any damage or injury to it for any loss or diminution in value of any of the Projects, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Lender is hereby authorized, in its own name or in Borrowers’ name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrowers shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that, so long as no Default or Event of Default has occurred, Lender shall not have the right to participate in the adjustment of any loss. Borrower shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Insurance Proceeds (as defined below) or Condemnation Proceeds (as defined below) and, subject to Borrower’s right to receive the direct payment of any Net Proceeds (as defined below) as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this

Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Net Proceeds which does not exceed the amount of $1,000,000 for each of the Parkway Project and Nathan Project and $500,000 for the Commerce Project (each, a “Casualty Amount”). Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, conditioned or delayed, any settlement which might result in any Net Proceeds in excess of the Casualty Amount and Borrower shall deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. “Net Proceeds” for the purposes of this Section shall mean: (i) the net amount of all insurance proceeds received by Lender as a result of such damage or destruction, after payment of such reasonable verifiable out-of-pocket costs and expenses in collecting same (“Insurance Proceeds”) or (ii) the net amount of the awards or other compensation received as a result of such condemnation or other taking of any of the Projects or portion thereof, after payment of such reasonable verifiable out-of-pocket costs and expenses in collecting same (“Condemnation Proceeds”), whichever the case may be. If the Net Proceeds shall be less than the Casualty Amount, then the Net Proceeds will be disbursed by Lender to Borrowers upon receipt, provided that no Event of Default has occurred and is continuing, and Borrowers delivers to Lender a written undertaking to expeditiously commence and to complete with due diligence the restoration in accordance with the terms of this Agreement.

(b)      Subject to the provisions of Section 7.1(c) below and Section 7.1(a) above, Lender may elect to collect, retain and apply upon the Indebtedness of Borrowers under this Agreement or any of the other Loan Documents all Net Proceeds. Any Net Proceeds remaining after repayment of the Indebtedness shall be paid by Lender to Borrowers. In case Lender elects to apply the Net Proceeds to prepay the Indebtedness, then thereafter Borrower shall have the right to prepay the balance of the Loan at par without the payment of any prepayment premium or fee of any kind (including Exit Fee or Minimum Interest Recovery).

(c)      Notwithstanding anything in Section 7.1(b) to the contrary, if the Net Proceeds are greater than the Casualty Amount, in the event of any casualty to the Improvements or any condemnation of part of any of the Projects, Lender agrees to make available the Net Proceeds to restoration of the Improvements if (i) no Default or Event of Default exists, (ii) all Net Proceeds are deposited with Lender, (iii) in Lender’s reasonable judgment, the amount of Net Proceeds available for restoration of the Improvements is sufficient to pay the full and complete costs of such restoration, or if not sufficient, Borrowers have deposited with Lender an amount, which together with the amount of the Net Proceeds available for restoration of the Improvements, in Lender’s reasonable judgment, will be sufficient to pay the full and complete costs of such restoration, (iv) no material Leases (which for this purpose shall mean Leases demising in the aggregate more than fifteen percent (15%) of the rentable square feet of space at any of the Projects) in effect at the time of such casualty or condemnation are or will be terminated as a result of such casualty or condemnation, (v) the income from any of the Projects (including any business interruption insurance proceeds) will not decrease more than five percent (5%) as a result of such casualty or condemnation, (vi) the cost of restoration will not exceed thirty percent

(30%) of the Loan Amount allocated to such Project, which allocation is reflected in the insurance amounts of the Title Policies issued to Lender at the Closing, (vii) the Loan Amount allocated by Lender to such Project, which allocation is reflected in the insurance amounts of the Title Policies issued to Lender at the Closing, will not exceed fifty-one percent (51%) of the then fair market value of any such Project, assuming completion of restoration, (viii) in Lender’s reasonable determination, such Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (ix) Guarantor reaffirms in writing their obligations under the Limited Joinder and under any other guaranty to Lender, and (x) in Lender’s reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Maturity Date.

7.2      Borrowers’ Obligation to Rebuild and Use of Insurance Proceeds Therefor.

In case Lender does not elect to apply or does not have the right to apply the Insurance Proceeds to the Indebtedness, as provided in Section 7.1 above, Borrowers shall:

(a)      Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Insurance Proceeds to be deposited with Lender;

(b)      In the event the Net Proceeds and the available proceeds of the Loan are insufficient to assure Lender that all contemplated repairs or construction will be completed, promptly deposit with Lender any amount necessary to assure that such contemplated repairs or construction will be completed; and

(c)      Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from any casualty, condemnation or other cause and restoration to its former condition.

Any request by Borrowers for a disbursement by Lender of Net Proceeds and funds deposited by Borrowers shall be treated by Lender as if such request were for a disbursement of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrowers’ compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for a disbursement of the Loan pursuant to Section 2.2(c).

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

8.1      Events of Default.

The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein:

(a)      Failure of any Borrowers to pay the Indebtedness on or before the Maturity Date or the failure to pay, within five (5) days after the due date (or in the case of any payment obligation other than principal or interest, five (5) days after receipt of written notice from Lender of such failure to pay), any portion of the Indebtedness or any other payment obligation of Borrowers to Lender;

(b)      Failure of any Borrower to strictly comply with the provisions of Section 2.9(b) (blocked accounts), Section 4.1(o) (replacement reserve), Section 4.2(b) (transfers and change of control), Section 4.2(d)-(e) (insurance), Section 4.2(o) (single purpose entity), Section 4.2(p) (no additional debt or encumbrances), Section 4.2(q) (organizational documents), Section 4.2(u) (anti-terrorism and anti-money laundering Laws), Section 4.2(gg) (non-disturbance) and Article 6 (environmental matters) (following the expiration of any applicable notice and cure periods expressly provided in Section 6.6);

(c)      Failure of any Borrower for a period of 30 days after the earlier of (i) any Borrower’s knowledge thereof and (ii) written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents not set forth in any of the other subsections of this Section 8.1; provided that if Lender determines any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said 30 day period, then Borrowers shall have an additional 45 day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (i) Borrowers commences such cure within the initial 30 day period and diligently and in good faith pursues such cure to completion within such resulting 75 day period from the date of Lender’s notice, and (ii) the existence of such default will not result in any Tenant having the right to terminate a Material Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this Section 8.1 with respect to a particular breach, or if another subsection of this Section 8.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control;

(d)      Any material default by any Borrower, as lessor, under the terms of any Material Lease following the expiration of any applicable notice and cure period which default would result in the Tenant under such Lease having the right to terminate such Lease or withhold rent, provided that if the Lease does not provide a notice and cure period, then the notice and cure period provided in Subsection 8.1(a) will apply to any such monetary default, and the notice and cure period provided in Subsection 8.1(c) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first);

(e)      If any warranty, representation, statement, report or certificate made now or hereafter by Borrowers or Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as the applicable party cures said breach (i) by the due date provided in Subsection 8.1(a) for a breach that can be cured by the payment of money or (ii) within the cure period provided in Subsection 8.1(c) for any other breach;

(f)       A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within 60 days of its filing), or a custodian, receiver or trustee for any of the Projects is appointed, or any Borrower or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Projects;

(g)      except as otherwise expressly provided in the Loan Documents, if any of the taxes are not paid when the same are due and payable, unless there is sufficient money in the Property Tax Escrow for payment of amounts then due and payable and Lender’s access to such money has not been constrained or restricted in any manner;

(h)      If any Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt, other security agreement, whether it be superior or junior in lien to the Security Instruments;

(i)       If any of the Projects become subject to any mechanic’s, materialman’s or other Lien other than a Lien for any Taxes or Other Charges not then due and payable (subject to Borrowers’ right to contest under Section 4.2(c)), and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days or any of the Projects or any part thereof is taken on execution or other process of Law in any action against Borrower;

(j)       If any federal tax lien is filed against any Borrower or any of the Projects and same is not discharged of record within thirty (30) days after same is filed;

(k)      If an uninsured judgment is filed against any Borrower in excess of $50,000 which is not paid, stayed, vacated or discharged within thirty (30) days;

(l)       If any Borrower abandons all or any portion of any of the Projects;

(m)     Any of the Projects or any portion thereof is subject to physical waste or, other than as a result or in connection with a casualty or condemnation, to removal, demolition or material alterations such that the value of any of the Projects is materially diminished thereby and Lender determines in its reasonable discretion that it is not adequately protected from any loss, damage or risk associated therewith;

(n)      if any default occurs under any guaranty, indemnity or the other Loan Documents and such default continues after the expiration of applicable grace or cure periods, if any;

(o)      Any dissolution, termination, partial or complete liquidation, merger or consolidation of any Borrower or Guarantor.

(p)      if any Borrower shall permit any event within its control to occur that would cause any reciprocal easement agreement to terminate without notice or action by any party thereto or would entitle any party to terminate any reciprocal easement agreement and the term thereof by giving notice to any Borrower; or any reciprocal easement agreement shall be surrendered, terminated or canceled for any circumstance whatsoever except as provided for in such reciprocal easement agreement; or any term of any reciprocal easement agreement shall be modified or supplemented without Lender’s consent (which consent shall not be unreasonably withheld, conditioned or delayed); or any Borrower shall fail, within ten (10) Business Days after reasonable demand by Lender, to exercise its option to renew or extend the term of any reciprocal easement agreement or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such reciprocal easement agreement except as provided for in such reciprocal easement agreement;

(q)      The occurrence of any other event or circumstance denominated as an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be;

(r)      Any breach or default (and the expiration of any applicable notice and cure period) under either of the Lobby Lease or the Retail Facility Lease or any attempted or purported surrender, termination, modification or amendment of either of the Lobby Lease or the Retail Facility Lease; or

(s)      Failure of Borrowers to cause to be delivered to Lender each of the fully executed IDB Recognition Agreements on or before August 15, 2011.

(t)      Failure of Borrowers to (i) cause to be delivered to Lender each of the fully executed Ground Lease Estoppels and the Retail Facility Memorandum of Lease on or before January 20, 2011 and (ii) cause Title Insurer (at Borrowers’ sole cost and expense, which cost and expense shall include, without limitation, the payment by Borrowers of additional mortgage recording tax on the re-recording of the Security Instrument for the Commerce Project, if required by the Title Insurer) to issue to Lender a new Title Policy in the form attached hereto as Schedule VI and subject only to those exceptions and encumbrances as expressly set forth in Schedule VI attached hereto on or before January 20, 2011.

8.2      Remedies Conferred Upon Lender.

Lender’s rights, remedies and powers, as provided herein and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against any or all of the Borrowers, Guarantor, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole and absolute discretion of Lender, it being the intent hereof that none of such rights, remedies or powers shall be to the exclusion of any other. Additionally, Lender may resort to every other right or remedy available at Law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole and absolute discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of

Default. At any time after the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies:

(a)      Take possession of any of the Projects and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrowers under this Agreement and the other Loan Documents. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrowers hereby appoint and constitute Lender its lawful attorney-in-fact with full power of substitution in any of the Projects to Complete any unfinished Capital Improvements and Tenant Improvements, to use any undisbursed portion of the Holdback or portion of the Loan which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to pay, settle or compromise all existing and future bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against any of the Projects; to execute all applications and certificates in the name of Borrowers to prosecute and defend all actions or proceedings in connection with the Improvements or Projects; and to do any and every act which the Borrowers might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)      Declare the Note or the Indebtedness to be immediately due and payable, and further provided that upon the occurrence of any Event of Default under Section 8.1(f) all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower;

(c)      Use and apply any monies or letters of credit deposited by Borrowers with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any Indebtedness under this Agreement which is due and owing to Lender; and

(d)      Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

ARTICLE 9

LOAN EXPENSE, COSTS AND ADVANCES

9.1      Loan and Administration Expenses.

Borrowers unconditionally agree to pay all reasonable out-of-pocket costs and expenses of the Loan, and any and all fees owing to or incurred by Lender pursuant to the Loan Documents, and also including (a) all documentation, modification, or workout costs relating to the Loan, (b) all recording, filing and registration fees and charges, mortgage or documentary taxes, UCC searches, title and survey charges, and all fees and disbursements of Lender’s consultants, (c) any costs involved in the disbursement and administration of the Loan, (d) any repair or maintenance costs or payments made to remove or protect against liens not expressly permitted hereunder, (e) all expenses of collection and settlement of

Insurance Proceeds, including adjusters’ fees and charges, (f) all costs and expenses incurred by Lender in connection with the determination of whether or not Borrowers have performed the obligations undertaken by Borrowers hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder, (g) if any Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all costs, expenses and advances of Lender incurred in attempting to enforce or collect payment of the Loan or enforce any rights of Lender or Borrowers’ obligations hereunder and expenses of Lender incurred (including expenses relating to documentary and expert evidence, publication costs) in attempting to realize, while an Event of Default exists, on or protect, preserve or maintain any security or incurred in connection with the sale, disposition (or preparation for sale or disposition) or liquidation of any security for the Loan (including any foreclosure sale, deed in lieu transaction or costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings in connection with the enforcement of this Agreement), and (h) all court costs, legal fees and disbursements relating to any of the foregoing (collectively, “Expenses”). All Expenses incurred or advances or payments made by Lender shall be included as additional Indebtedness evidenced by the Note and secured by the Security Instruments and the other Loan Documents bearing interest at the Interest Rate (or Default Rate following an Event of Default) until paid. Lender may require the payment of Expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrowers, to make disbursements from time to time in payment of (or to reimburse Lender for) any Expenses, including disbursements from any Holdback regardless of the purpose of such Holdback. Borrowers agree to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend and hold Lender harmless against all claims, liabilities, and Expenses arising in relation to any claim by a broker, finder or similar person.

9.2      Right of Lender to Make Advances to Cure Borrowers’ Defaults.

In the event that Borrowers fail to perform any of Borrowers’ covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing and shall constitute additional Indebtedness evidenced by the Note and secured by the Security Instruments and the other Loan Documents and shall bear interest at a rate per annum equal to the Interest Rate (or Default Rate following an Event of Default).

9.3      Increased Costs.

Borrowers agree to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrowers as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on or measured by the net income or receipts of Lender or any franchise tax imposed on Lender) (collectively, “Regulatory Changes”) to the extent Lender generally imposes such additional costs on other borrowers of Lender in similar circumstances. Any amount payable by Borrowers under this Article 9 shall be paid within five (5) Business Days of receipt by Borrowers of a notice by Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrowers, absent manifest error. Failure on the part of Lender to demand payment from Borrowers for any such amount attributable to any particular period shall not constitute a waiver of Lender’s right to demand payment of such amount for any subsequent or prior period; provided, however, that, if Lender shall fail to notify Borrowers of any Regulatory Change within 180 days following the end of the month during which such Regulatory Change occurred, then Borrowers’ liability for any amounts described in this Section as a result of such Regulatory Change shall be limited to those attributable to the period occurring subsequent to the one hundred eightieth (180th) day prior to the date upon which Lender actually notified Borrowers of the occurrence of such Regulatory Change. In the event of the enactment after the date hereof of any Law of the state in which any of the Projects are located or of any other governmental entity deducting from the value of any of the Projects for the purpose of taxing any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrowers, or changing in any way the Laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect the Security Instruments or the Indebtedness or Lender, then, and in any such event, Borrowers, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrowers to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by Law, then and in either such event, Lender may elect, by notice in writing given to Borrowers, to declare all of the Indebtedness to be and become due and payable in full 90 days from the giving of such notice, and, in connection with the payment of such Indebtedness, no prepayment premium or fee (including without limitation any Exit Fee or Minimum Interest Recovery) shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 9.3, in which event any applicable prepayment premium or fee (including without limitation any Exit Fee or Minimum Interest Recovery) in accordance with the terms of the Note shall be due and payable.

9.4      Borrower Withholding.

If by reason of a change in any applicable Laws occurring after the date hereof, Borrowers are required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of or receipts of

Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note, the sum due from Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. Upon reasonable demand by Borrowers, absent an Event of Default, Lender shall deliver to the Borrower or to such government or taxing authority as Borrowers may reasonably direct such form or document as may be required by such government or taxing authority in order to allow Borrower to make a payment for the account of Lender pursuant to this Section 9.4 without such deduction or withholding or with such deduction or withholding at a reduced rate (so long as the completion or submission of such form or document would not in any way prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Borrowers and to be executed and to be delivered with any reasonably required certification.

9.5      Document and Recording Tax Indemnification.

Borrowers agree to indemnify, defend and hold harmless Lender from and against any claim that any documentary or mortgage tax is due and payable in connection with the Loan or the execution, delivery or recording of the Loan Documents and to pay such taxes and Expenses incurred by Lender in connection therewith. Borrowers may contest any determination that any such taxes are due, but shall pay any such taxes (including penalties and interest) when legally required. This paragraph shall survive repayment of the Loan.

ARTICLE 10

ASSIGNMENTS BY LENDER AND DISCLOSURE

10.1    Assignments and Participations.

(a)      Lender may from time to time, and at no cost or expense to Borrowers, without the consent of Borrowers or Guarantor, sell, transfer, pledge, assign, convey or syndicate the Note (or if there is more than one note, add some of the Notes), the Loan and the Loan Documents (or any interest therein), and any and all servicing rights with respect thereto to any Qualified Transferee, and may grant participations in the Loan, delegate its duties and obligations under the Loan and the Loan Documents, split the Loan into multiple parts, or the Note into multiple component notes or tranches. In connection with any such sale, transfer, assignment, conveyance, participation, delegation, syndication or splitting, Lender may, acting for this purpose as an agent of Borrowers, maintain at its offices a register for the recordation of the names and addresses of Lender’s participants or assignees, and the amount and terms of Lender’s sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation.

(b)      Without limiting the generality of the foregoing or Lender’s other rights under this Agreement or other Loan Documents, Lender in its sole and absolute discretion, shall have the right at any time to require Borrowers to execute and deliver “component” notes (including senior and junior notes), which notes may (i) require the holder of each or any of such notes (“Holder”) to make its pro rata or other share of disbursements of the Holdback pursuant to Section 2.2, (ii) be paid in such order of priority as may be designated by Lender, (iii) bear interest at rates different than the Interest Rate, provided that (A) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (B) the weighted average interest rate of all such “component” notes shall on the date created equal the Interest Rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (C) the debt service payments on all such “component” notes shall on the date created equal the debt service payments which were required under this Agreement immediately prior to the creation of such component notes and (D) the other terms and provisions of each of the “component” notes shall be otherwise identical in substance and substantially similar in form to the Loan Documents. Borrowers, at Lender’s expense, shall cooperate with all reasonable requests of Lender in order to establish the “component” notes and shall execute and deliver such documents in addition to the component notes as shall reasonably be required by Lender, including amendments to the Security Instruments necessary to reflect that such Security Instruments secure such component notes, any financing statements or other security documents necessary to evidence the component notes and the appointment of any agent for the Holders under the Co-Lender Agreement (defined below in subsection Section 10.1(d)) in connection therewith, all in form and substance reasonably satisfactory to Lender including, without limitation, immaterial amendments to the Loan Documents (which amendments shall not increase Borrowers’ or Guarantor’s liabilities under the Loan Documents). In the event Borrowers fail to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrowers hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrowers ratifying all that such attorney shall do by virtue thereof; provided that no such power of attorney shall entitle Lender to increase the interest rate, change the term of the Loan or make any changes to or add any additional payment, reserves, charges, covenants, indemnities, or representations or warranties.

(c)      If at any time the Loan is evidenced by more than one Note, Borrowers acknowledge that the obligations of any Holder to make advances or disbursements under any Note or perform any other obligations under this Agreement or the other Loan Documents shall be several and not joint, and the obligations of Borrowers to any Holder shall not be reduced, discharged or released as a result of the failure of any other Holder to perform its obligations under this Agreement or the other Loan Documents. Borrowers hereby waive any existing or future right of offset, claim or defense against any Holder arising out of the failure of any other Holder to make any disbursements hereunder or perform any other obligations of such Holder under this Agreement or the other Loan Documents.

(d)      If at any time the Loan is evidenced by more than one Note, the Loan shall be serviced by Lender or a servicer selected by Lender or the holders of such Notes (“Servicer”) in which event Lender may delegate all of its administrative responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a co-lender and servicing agreement (the “Co-Lender Agreement”) among the Holders and Servicer. Lender will notify Borrowers of the appointment of a Servicer. Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents. The Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrowers pursuant to the provisions of this Agreement, the Note and the other Loan Documents. The rights and obligations of Holders inter se shall be governed by the Co-Lender Agreement, including the priority of payments. The Co-Lender Agreement shall provide that Lender, Servicer or any Holder or custodian appointed by the Holders shall be the agent of the Holders for purposes of holding the collateral for the Loan and enforcing the liens created by the Loan Documents and Borrowers will, at no cost or expense to Borrowers, execute such amendments to the Loan Documents as may be necessary or desirable to effectuate and acknowledge the appointment of such agent (which amendment shall not increase the liability of Borrowers or Guarantor under the Loan Documents). Neither Borrowers, Guarantor, any Environmental Indemnitor nor any Person claiming by or through any of the foregoing shall be a third party beneficiary of any agreement referred to in this Section 10.1(d) or have any rights thereof.

10.2    Disclosure of Information and Confidentiality.

Lender shall have the right (but shall be under no obligation) to make available to (a) agents, employees, Affiliates, attorneys, advisors of Lender and any regulator, governmental agency or authority and (b) prospective transferees, participants or purchasers of any interest in the Loan (including any prospective bidder at any foreclosure sale of any of the Projects), any and all information that Lender may have with respect to any of the Projects, Borrowers, and Guarantor, whether provided by such person or any third party. Lender shall also have the right to disclose any information that Lender may have (i) as required by Law, regulation, rule, request or order, subpoena, judicial order or similar order, and in connection with any litigation, and (ii) as may be required in connection with an examination, audit or similar investigation provided that Lender exercises the same degree of care that it exercises with respect to its own proprietary information to maintain the confidentiality of any confidential information received with respect to the Projects, the Borrowers, and Guarantor. Confidential information shall include all information provided by or on behalf of Borrowers, Guarantor or Wells Manager to Lender at any time but shall not include information that is Publicly Available or is disclosed to Lender by a third party (including information obtained as a result of any environmental assessments) provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information. Borrowers, and Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party as described above, and Borrowers, and Guarantor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party. This provision supersedes any prior confidentiality agreements entered into by Lender with the Borrowers and Guarantor.

10.3    Dissemination of Information.

Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any participations and/or securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any participations and/or securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to Borrowers, any managing member or general partner thereof, Guarantor, and any of the Projects, including financial statements, whether furnished by Borrowers or otherwise, as Lender determines necessary or desirable. Borrowers irrevocably waive any and all rights it may have under applicable Law to prohibit such disclosure, including but not limited to any right of privacy.

ARTICLE 11

GENERAL PROVISIONS

11.1    Captions.

The captions and headings of various articles, sections and subsections of this Agreement and the other Loan Documents and the Exhibits and Schedules pertaining thereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of such provisions.

11.2    Waiver of Jury Trial; Waiver of Counterclaims.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWERS, LENDER AND GUARANTOR EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWERS, LENDER AND GUARANTOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, LENDER AND GUARANTOR EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL,

AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. BORROWERS AND GUARANTOR WAIVE ANY RIGHT TO ASSERT A COUNTERCLAIM AGAINST LENDER OR ANY INDEMNIFIED PARTY IN ANY ACTION BROUGHT BY LENDER OR AN INDEMNIFIED PARTY OTHER THAN A COMPULSORY COUNTERCLAIM.

11.3    Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWERS AND GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWERS AND GUARANTOR IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND (B) WAIVE ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWERS AND GUARANTOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWERS OR, AS APPLICABLE, TO GUARANTOR, AT THE ADDRESS INDICATED BELOW OR AT THE ADDRESS ON THE ATTACHED LIMITED JOINDER (AS APPLICABLE), AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWERS OR SUCH GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

11.4    Governing Law.

Irrespective of the place of execution and/or delivery, this Agreement and the other Loan Documents shall be governed by, and shall be construed in accordance with, the internal Laws of the State of Illinois, without regard to conflicts of Law principles except as provided in the Security Instruments and except in such cases where the parties have expressly chosen the law of another jurisdiction.

11.5    Lawful Rate of Interest.

In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable Law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto (“Excess Interest”), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such Law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable Law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrowers if such Loan has been paid in full. Neither Borrowers, nor Guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

11.6    Modification; Consent.

No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by Borrowers shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

11.7    Waivers; Acquiescence or Forbearance Not to Constitute Waiver of Lender’s Requirements.

(a)      Borrowers for themselves and all endorsers, guarantors and sureties and their respective heirs, legal representatives, successors and assigns, (i) waive presentment for payment, demand, notice of nonpayment or dishonor, protest of any dishonor, protest and notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Loan; (ii) waive and renounces all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead Laws now provided, or which may hereafter be provided, by the Laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by the Note or this Loan Agreement or as a bar to the enforcement of the lien created by any of the Loan Documents.

(b)      Borrowers for themselves and all endorsers, guarantors and sureties and their respective heirs, legal representatives, successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consent to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Loan Agreement, the Note, or any of the other Loan Documents, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, whether primarily or secondarily liable, without notice to Borrowers and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other person or entity; and (iv) expressly waives the benefit of any statute or rule of Law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)      Each and every covenant and condition for the benefit of Lender contained in this Agreement and the other Loan Documents may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds and Lender may at any time after such acquiescence require Borrowers to comply with all such future requirements. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable Law, including any failure to accelerate the Maturity Date shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Note or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Loan Documents. Lender’s acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Loan, nor shall Lender’s receipt of any awards, proceeds, or damages under Article 7 of this Agreement operate to cure or waive Borrowers’ or Guarantor’s default in payment of sums secured by any of the Loan Documents.

11.8    Disclaimer by Lender; No Third Party Beneficiaries.

This Agreement and the other Loan Documents are made for the sole benefit of Borrowers and Lender, and no other Person or Persons (including any direct or indirect owner in Borrower) shall have any benefits, rights or remedies under or by reason of this Agreement or the other Loan Documents, or by reason of any inaction or actions taken by Lender pursuant to this Agreement or the other Loan Documents. Lender shall not be liable to any contractor, subcontractor, supplier, architect, engineer, Tenant or other party for labor or services performed or materials supplied in connection with any of the Projects. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrowers or others or against any of the Projects. Lender neither undertakes nor assumes any responsibility or duty to any Borrower or any other party (including any investors of Borrower) to select, review, inspect, supervise, pass judgment upon or inform any Borrower of any matter in connection with any of the Projects. Borrowers shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrowers by Lender in connection with such matters is for the protection of Lender only, and neither Borrowers nor any third party is entitled to rely thereon.

11.9    Partial Invalidity; Severability.

If any of the provisions of this Agreement or the other Loan Documents, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the other Loan Documents, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law and to this end, the provisions of this Agreement and all the other Loan Documents are declared to be severable. All covenants and agreements of Borrowers and Guarantor shall be joint and several.

11.10  Definitions Include Amendments.

Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

11.11  Execution in Counterparts.

This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.12  Entire Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrowers or Guarantor to Lender, embody the entire agreement between Lender and such party and supersede all prior commitments, agreements, representations, and understandings, written or oral, relating to the subject matter hereof or thereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

11.13  Waiver of Damages.

In no event shall Lender be liable to Borrowers for punitive, exemplary, special, indirect, incidental or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrowers and Guarantor waive all claims for such punitive, exemplary, special, indirect, incidental or consequential damages.

11.14  Claims Against Lender.

Lender shall not be in Default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrowers shall have been given to Lender within three (3) months after any Borrower first had knowledge of the occurrence of the event which such Borrower alleges gave rise to such claim and Lender does not remedy or cure the Default, if any there be, promptly thereafter. Borrowers waive any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. All payments required to be made by Borrowers, Guarantor and Environmental Indemnitors under the Loan Documents shall be made without set-off, counterclaim or defense. Borrowers acknowledge that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrowers with regard to the Loan. No Guarantor or Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 11.14.

11.15  Set-Offs.

After the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably authorize and direct Lender from time to time to charge Borrowers’ accounts and deposits with Lender, and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document.

11.16  Relationship.

The relationship between Lender and Borrowers shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to Borrowers or any other party.

11.17  Agents.

In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

11.18  Interpretation.

With respect to all Loan Documents, whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations and duties. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language in the Loan Documents. This Agreement and all of the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. The term “Lender” shall mean Lender and its successors and assigns, and subject to the applicable Co-Lender Agreement, each Holder.

11.19  Successors and Assigns.

Subject to the restrictions on transfer and assignment contained in Section 4.2(b) of this Agreement, this Agreement and the other Loan Documents shall inure to the benefit of and shall be binding on Lender, Borrowers and Guarantor(s) and their respective heirs, successors and permitted assigns.

11.20  Time is of the Essence.

Borrowers agree that time is of the essence under this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

11.21  Notices.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing; (c) if by any reliable overnight courier service, on the next Business Day after delivered to such courier service; or (d) if by telecopier on the day of transmission if before 3:00 p.m. (Chicago time) on a Business Day so long as copy is sent on the same day by overnight courier in each case to the address set forth below:

If to Borrower:

c/o Wells Mid-Horizon Value-Added Fund I, LLC

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attention: Kevin A. Hoover

Telephone: (770) 243-8594

Facsimile: (770) 243-8594

With a copy to:

c/o Wells Mid-Horizon Value-Added Fund I, LLC

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attention: Christopher D. Daniels

Telephone: (770) 243-8594

Facsimile: (770) 243-8594

With a copy to:

DLA Piper LLP (US)

203 N. LaSalle Street, Suite 1900,

Chicago, IL 60601

Attention: James M. Phipps

Telephone: (312) 368-4088

Facsimile: (312) 251-5735

If to Lender:

NXT Capital, LLC,

a Delaware limited liability company

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606-1615

Attention: Timothy R. Verrilli, Managing Director

Telephone: 312-450-8050

Facsimile: 312-450-8100

With a copy to:

NXT Capital, LLC,

a Delaware limited liability company

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606-1615

Attention: Bruce Frank, General Counsel

Telephone: 312-450-8181

Facsimile: 312-450-8100

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

11.22  Advertisement.

Borrowers and Guarantor hereby authorize Lender, after first obtaining Guarantor’s written approval, to publish the names of such Borrowers and Guarantor, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under the Loan, and the total amount of the Indebtedness evidenced hereby in any “tombstone”, comparable advertisement or press release which Lender elects to submit for publication. In addition, Borrowers and Guarantor agree that Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.

11.23  Joint and Several Liability/Contribution.

  (a)      The Indebtedness and all other obligations of Borrowers under the Loan Documents (collectively, the “Obligations”) shall be the joint and several obligations and liabilities of Borrowers. Hence, each of the Borrowers shall be primarily and directly liable for repayment of the Indebtedness and all other Obligations.

  (b)      Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each of the Borrowers for the Obligations and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Lender and each Borrower agree that if the liability of a Borrower for the Obligations, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

  (c)      Lender is hereby authorized, without notice or demand and without affecting the liability of the Borrowers hereunder, to, at any time and from time to time, (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any of the Borrowers change the terms relating to the Obligations or otherwise modify, amend or change the terms of any promissory Notes or other agreement, document or instrument now or hereafter executed by any of the Borrowers and delivered to Lender; (iii) accept partial payments of the Obligations; (iv) take and hold security or collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such security or collateral; (v) after an Event of Default, apply such security or collateral and direct the order or manner of sale thereof, in

Lender’s sole discretion, as Lender may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of any of the Borrowers. Except as specifically provided in this Agreement or any of the other Loan Documents, Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on the Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrower.

  (d)      Each of the Borrowers hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by any of the Borrowers and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any of the Borrowers or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any of the Borrowers as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

  (e)      In order to provide for just and equitable contribution among the Borrowers, any Borrower that makes any payment to Lender under this Agreement or any of the other Loan Documents (a “Paying Borrower”) shall be entitled to contribution from all other Borrowers for all payments, damages, and expenses (including any legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or other claims asserted, but after deducting any contribution received by such Paying Borrower, by persons other than the other Borrowers) incurred by such Paying Borrower in discharging, in whole or in part, such Borrower’s obligations to Lender.

  (f)      Each of the Borrowers who is not a Paying Borrower shall be liable to each Paying Borrower in an aggregate amount equal to its proportionate share of the payment made by the Paying Borrower. The obligation of a Borrower to reimburse a Paying Borrower shall arise immediately upon receipt of notice, in accordance with the provisions hereof, that such obligation is due. Failure to give notice of a payment by a Paying Borrower will not result in forfeiture of any rights with respect to such payment.

  (g)      Nothing contained in this Agreement shall impair, as between the Borrowers and the Lender, the obligations of the Borrowers, which are absolute, unconditional, joint and several to make payment of any amount as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

  (h)      Until the Indebtedness has been indefeasibly paid in full and all obligations under the Loan Documents have been paid satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of the other Borrower or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation, setoff, contribution or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

  (i)      No Borrower shall exercise any rights or remedies as to any other Borrower (including any right to setoff, contribution or reimbursement) until the Indebtedness has been indefeasibly repaid in full and all obligations under the Loan Documents have been satisfied in full.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto caused this Loan Agreement to be executed as of the date first set forth above.

BORROWERS:	WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company

	By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

		By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President
Borrower’s Tax ID No. 20-3192853

WELLS VAF – PARKWAY AT OAK HILL, LLC, a Delaware limited liability company

	By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

		By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President
Borrower’s Tax ID No. 20-3192853

WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company

	By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

		By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President
Borrower’s Tax ID No. 20-3192853

Signature Page to Loan Agreement

LENDER:	NXT CAPITAL, LLC, a Delaware limited liability company

By: /s/ Timothy R. Verrilli
Name: Timothy R. Verrilli
Title: Managing Director

Signature Page to Loan Agreement

LIMITED JOINDER

In order to induce Lender to make the Loan, the undersigned Guarantor has agreed to enter into this Limited Joinder in connection with that certain Loan Agreement (as amended, modified, restated, extended, waived, supplemented or replaced from time to time, the “Loan Agreement”) dated December 17, 2010 between WELLS VAF-6000 NATHAN LAND, LLC, WELLS VAF-330 COMMERCE STREET, LLC, and WELLS VAF-PARKWAY AT OAK HILL, LLC, (together with its successors and permitted assigns, collectively, “Borrowers”), and NXT CAPITAL, LLC, a Delaware limited liability company (collectively, with its successors and assigns, “Lender”). (All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.) Guarantor (together with its successors and assigns, “Guarantor”) acknowledges that without this Limited Joinder, Lender would be unwilling to make the Loan. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees and covenants as follows:

1.      Retained Liabilities.    Except for the Retained Liabilities (defined below) and the obligations, if any, of Guarantor under any separate guaranty provided to Lender in connection with the Loan, no Guarantor shall be personally liable to pay the Loan, or any other amount due, or to perform any obligation, under the Loan Documents, and Lender agrees to look solely to all revenue and assets of Borrowers, the Projects and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. The obligations of Guarantor hereunder are separate and independent obligations and are not secured by the grant or pledge by Borrowers pursuant to the Security Instruments. This Limited Joinder is a guaranty of full and complete payment and performance and not of collectability. Guarantor shall be personally liable for the following (the “Retained Liabilities”):

(a)

All losses, damages, causes of actions, suits and Expenses incurred by Lender as a result of (i) misapplication, misappropriation or conversion of any revenues, rents, proceeds or funds deriving from (A) any of the Projects, (B) any insurance proceeds paid by reason of any loss, damage or destruction to any of the Projects and not used by Borrowers for restoration or repair of such Projects; and/or (C) any awards or amounts received in connection with condemnation of all or a portion of any of the Projects and not used by Borrowers for restoration or repair of such Projects, (ii) material misrepresentation, (iii) fraud, (iv) any material physical waste or physical abandonment of any of the Projects, (v) failure to keep the Projects insured in accordance with the terms of the Loan Documents, but only if there is sufficient revenue from the Projects (after payment of amounts due on the Loan and for real estate taxes) to pay insurance premiums, (vi) any fees paid to a Guarantor or any Affiliate after any monetary Default or Event of Default under the Loan Documents, (vii) any breach of the Environmental Obligations or any representation or warranty contained in Article 6 of the Loan Agreement (Environmental Matters), (viii) any failure of Borrowers to strictly comply with the terms of Section 2.9(b)(ii) of the Loan Agreement, and (ix) any breach of Section 8.1(t) of the Loan Agreement; and

(b)

Repayment of all Indebtedness in the event of (i) any breach of any of the following covenants of the Loan Agreement in (A) Section 4.2(b) (transfers and change of control), (B) Section 4.2(o) (single purpose entity); (provided, however, that Guarantor shall have no liability for failure of the Borrowers to comply with Section 4.2(o)(G) for trade and operational indebtedness and financing leases and purchase money indebtedness, if (and only if) such failure arises solely from insufficient Gross Revenue from the Projects (after payment by Borrowers of taxes, insurance and debt service (including required reserves) under the Loan), (C) Section 4.2(p) (no additional debt or encumbrances), or (D) Section 4.2(q) (organizational documents), or (ii) the filing by any of the Borrowers, or the filing against any of the Borrowers by Guarantor or any Affiliate of any Borrower or Guarantor, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership Laws, or any Borrower, Guarantor or any Affiliate of any Borrower or Guarantor shall aid, solicit, support or otherwise act, cooperate or collude to cause the filing of a petition for such proceeding or any assignment for the benefit of creditors made by any Borrower.

The liability of Guarantor shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against Borrowers, or any other person, or against any collateral or liens held by Lender. The foregoing shall in no way limit or impair the enforcement against the Borrowers, Projects or any other collateral security granted by the Loan Documents of any of the Lender’s rights and remedies pursuant to the Loan Documents.

2.      Waivers.    To the fullest extent permitted by applicable Law, Guarantor waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be direct, primary, absolute and unconditional and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

(a)

Any rights which it may have to require that (i) Lender first proceed against Borrowers, or any other person or entity with respect to the Retained Liabilities; or (ii) Lender first proceed against any collateral held by Lender; or (iii) any party to be joined in any proceeding to enforce the Retained Liabilities;

(b)	The incapacity, lack of authority, death or disability of Borrowers, Guarantor or any other person or entity;

(c)

The failure of Lender to commence an action against Borrowers or any other person or entity or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

(d)

Any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrowers regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor, each Guarantor acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of Borrower;

(e)	Lack of notice of default, demand of performance or notice of acceleration to Borrowers, any other person or entity with respect to the Loan or the Retained Liabilities;

(f)	The consideration for this Limited Joinder;

(g)	Any acts or omissions of Lender which vary, increase or decrease the risk on Guarantor;

(h)	Any statute of limitations affecting the liability of Guarantor hereunder, the liability of Borrowers or Guarantor, or the enforcement hereof, to the extent permitted by Law;

(i)	The application by Borrowers of the proceeds of the Loan for purposes other than the purposes represented by Borrowers to Lender or intended or understood by Lender or Guarantor;

(j)

An election of remedies by Lender, including any election to proceed against any collateral by judicial or non-judicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrowers for reimbursement, or both;

(k)	Any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

(l)

Any rights to enforce any remedy which Lender may have against Borrowers, any rights to participate in any security for the Loan and any rights of indemnity, reimbursement, contribution or subrogation which Guarantor may have against Borrowers or any other Guarantor or person;

(m)	Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; and

(n)	Any borrowing or any grant of a security interest under Section 364 of the

Federal Bankruptcy Code.

Without limiting the generality, scope or meaning of any of the foregoing or any other provision of this Limited Joinder, to the extent it is determined that Texas Law is applicable to this Limited Joinder, Guarantor also waives, to the extent applicable, (i) any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 43 of the Texas Civil Practices and Remedies Code and (ii) to the fullest extent not prohibited by Law, all benefits and rights that may accrue to Guarantor by any present or future Law (including, without limitation, Sections 51.003, 51.004 or 5.1005 of the Texas Property Code) which would permit Guarantor and other persons against whom recovery of deficiencies is sought, or any Guarantor independently (even absent the initiation of deficiency proceedings against him) to present competent evidence of the fair market value of the Projects as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Guarantor further recognizes and agrees that this waiver creates an irrefutable presumption that foreclosure sales price is equal to the fair amount of the Commerce Project for purposes of calculating deficiencies owed by Borrowers, Guarantor and others against whom recovery of a deficiency is sought.

Without limiting the generality, scope or meaning of any of the foregoing or any other provision of this Limited Joinder, to the extent it is determined that Tennessee Law is applicable to this Limited Joinder, Guarantor also waives, to the extent applicable, any right of Guarantor to require that an action be brought against the Borrower pursuant to the provisions of Title 47, Chapter 12, Tennessee Code Annotated, or any similar statute, as the same may be amended from time to time

(A)      Consents and Releases.  Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Guarantor and either with or without consideration do any one or more of the following, all without affecting the agreements contained herein or the liability of Guarantor for the Retained Liabilities: (a) surrender without substitution any property or other collateral of any kind or nature whatsoever held by it, or by any person, firm or corporation on its behalf or for its account, securing the Loan or the Retained Liabilities; (b) modify the terms of any document evidencing, securing or setting forth the terms of the Loan; (c) grant releases, compromises and indulgences with respect to the Loan or the Retained Liabilities or any persons or entities now or hereafter liable thereon; or (d) take or fail to take any action of any type whatsoever with respect to the Loan or the Retained Liabilities. To the maximum extent permitted by Law, Guarantor knowingly, voluntarily and intentionally agrees to be bound, just as Borrowers are bound, by the provisions of Article 3 of the Loan Agreement (solely with respect to providing financial information with respect to itself), and Article 11 of the Loan Agreement, including the waiver of the right to a trial by jury in Section 11.2, and the consents to jurisdiction and the governing law of Illinois set forth in Sections 11.3, and 11.4, respectively and any other term or provision of the Loan Documents expressly requiring Guarantor’s compliance therewith.

(B)      Security Agreement. Guarantor hereby grants to Lender a continuing lien on and security interest in the Guarantor Level Blocked Account and all amounts (including without limitation any funds, items, instruments, investments, securities and other things of value) from time to time paid, deposited, credited or held in or in transit to such Guarantor Level Blocked Account (whether for collection provisionally or otherwise) or on deposit therein.

Executed as of December 17, 2010.

GUARANTOR:

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

By:	WELLS INVESTMENT MANAGEMENT COMPANY, LLC, its Manager

/s/ Kevin A. Hoover
Name: Kevin A. Hoover
Address: 6200 The Corners Parkway Norcross, GA 30092
Tax I.D.#: 20-3192853

Signature Page to Limited Joinder

EXHIBIT A-1

Legal Description of Land

Property Name:	Commerce Project

Address:	330 Commerce Street, Nashville, Tennessee

Borrower:	Wells VAF-330 Commerce Street, LLC

See the attached.

Exhibit A-1

Land in Davidson County, Tennessee, being more particularly described as follows:

TRACT I:

Being a volume of air containing 3,210,453 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bolt fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.

TRACT II:

A leasehold estate pursuant to a lease dated as of December 1, 1985, by and between Commerce Street Venture (Lessor) and Linville Properties Co., a memorandum of said lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office for Davidson County, Tennessee, and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded at Instrument No. 20001018-0103460, in said Register’s Office, and further assigned to Ferrari Partners, L.P. by Assignment of Lease recorded at Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Wells VAF - 330 Commerce Street, LLC, (Lessee) by Assignment of Lease recorded at Instrument No. 20071217-0144581, Instrument No. 20071217-0144582 and Instrument No. 20071217-0144583, in said Register’s Office; amended by Affidavits of Scrivener’s Error, of record as Instrument Nos.             ,             ,             , Register’s Office of Davidson County, Tennessee, as such lease was amended by that certain First Amendment to Lease Agreement dated as of December 14, 2007 by and between Lessor and Lessee.

Being a portion of a parcel of land in Nashville, First Civil District, Eighteenth Council District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet, thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54,00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

[CONTINUED ON NEXT PAGE]

TRACT III:

A reciprocal easement for ingress and egress, parking utilities, elevators, utilities, construction and maintenance set form in the instrument of record in Book 6739, Page 331, and re-recorded in Book 6740, Page 775, in the Register’s Office for Davidson County, Tennessee; said instrument having been amended by First Amendment to Reciprocal Easement Agreement recorded December 17, 2007 at Instrument No. 20071217-0144580, Register’s Office for Davidson County, Tennessee, described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of

Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract IV:

Demised premises contained in Commerce Street Parking and Retail Facility Lease, dated March 10, 1992, by and between Commerce Street Venture, as landlord and J.C. Bradford, as lessee, a Memorandum of Lease to be recorded in the Register’s Office of Davidson County, Tennessee, consisting of 2,195 square feet within the building located on the following described tract of land:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract V:

Together with the easement rights set forth in the instrument of record in Book 7849, Page 627, in the Register’s Office for Davidson County, Tennessee.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.

EXHIBIT A-2

Legal Description of Land

Property Name:	Parkway Project

Address:	801 Southwest Parkway, Austin, Texas

Borrower:	Wells VAF-Parkway at Oak Hill, LLC

See the attached.

Exhibit A-2

Tract 1 (Fee Simple):

Lot 1, Block A, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, a subdivision in Travis County, Texas, according to the map or plat recorded in Document No. 200300035 of the Official Public Records of Travis County, Texas.

Also known as:

Of a 17.676 acre tract of land out of the Thomas Anderson Survey No. 17, situated in Travis County, Texas, being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, a subdivision of record in Document No. 200300035 of the Official Public Records of Travis County, Texas; said 17.676 acre tract being more particularly described by metes and bounds as follows:

COMMENCING at a  1/2 inch iron rod found in the Northerly right-of-way line of U.S. Highway 290 for the Southwesterly corner of Lot 1, Block “A” Oak Hill Technology Park Subdivision of record in Document No. 200000208 of said Official Public Records, being the Southeasterly corner of resubdivision of Lot 1-A, Block “A” Oak Hill Industrial Park Section Two, a subdivision of record in Book 77, Page 11 of the Plat Records of Travis County, Texas;

THENCE N 29°38’00” E, leaving the Northerly line of U.S. Highway 290, along the Westerly line of said Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, being the Easterly line of said resubdivision of Lot 1-A and a portion of the Easterly line of Oak Hill Industrial Park Section Two, a subdivision of record in Book 76, Page 142 of said Plat Records, a distance of 712.97 feet to a  1/2 inch iron rod found for the POINT OF BEGINNING hereof, being an angle point in the Westerly line of said Lot 1;

THENCE N 29°38’00” E, along a portion of the Westerly line of said Lot 1, being a portion of the Easterly line of said Oak Hill Industrial Park Section Two, a distance of 378.82 feet to an iron pipe found, for an angle point in the Westerly line of said Lot 1, being the most Easterly corner of said Oak Hill Industrial Park Section Two;

THENCE continuing along the Westerly line of said Lot 1, the following two (2) courses and distances:

1)

N 59°40’29” W, along the Northerly line of said Oak Hill Industrial Park Section Two, a distance of 301.12 feet to an iron pipe found in the Easterly line of Lot 2, Block “A” Murphey Subdivision, a subdivision of record in Document No. 200600209 of said Official Public Records for an angle point hereof;

2)

N29°34’26” E, along the Easterly line of said Lot 2 and Lot 4, Block “A” of said Murphey Subdivision, a distance of 622.21 feet to a  1/2 inch iron rod found in the Southerly right-of-way line of Southwest Parkway (R.O.W. varies), being the Northeasterly corner of said Lot 4 and the Northwesterly corner of said Lot 1, for the Northwesterly corner hereof;

THENCE, along the Southerly line of Southwest Parkway and the Northerly line of said Lot 1, the following two (2) courses and distances:

1)	S 59°43’00” E, a distance of 654.69 feet to a 1/2 inch iron rod found for an angle point;

2)

S 59°48’00” E, a distance of 147.39 feet to a  1/2 inch iron rod found for the Northeasterly corner of said Lot 1 and hereof, being the Northwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III;

(legal description continued on next page)

THENCE, S 29°38’00” W, leaving the Southerly line of Southwest Parkway, along the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, passing an iron pipe found for the common Westerly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and that certain 5.34 acre tract of land conveyed to South Austin Marine, Inc. by Deed of record in Volume 7993, Page 207 of said Real Property Records, at a distance of 635.36 feet, and continuing for a total distance of 1185.40 feet to a  1/2 inch iron rod found for an angle point hereof, being the Northeasterly corner of that certain 1.102 acre tract conveyed to Joseph J. Hajjar by Deed of record in Volume 12120, Page 1918 of said Real Property Records;

THENCE N 59°46’29” W, leaving the Westerly line of said 5.34 acres, along a portion of the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being the

Northerly line of said 1.102 acres, a distance of 147.39 feet to an iron pipe found for the Northwesterly comer of said 1.102 acre tract and an angle point hereof;

THENCE along the Westerly line of said 1.102 acre tract, being a portion of the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, the following three (3) courses and distances:

1)	S 29°39’50” W, a distance of 136.85 feet to a 1/2 inch iron rod found for an angle point;

2)	S 89°58’21” W, a distance of 24.28 feet to a 1/2 inch iron rod found for an angle point;

3)

S 29°59’38” W, a distance of 199.64 feet to a  1/2 inch iron rod found in the Northerly line of U.S. Highway 290 (R.O.W. varies) for the Southeasterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being the Southwesterly corner of said 1.102 acre tract;

THENCE N 88°09’05” W, along the Northerly line of U.S. Highway 290, being the Southerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, a distance of 92.12 feet to a  1/2 inch iron rod found for the Southwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof;

THENCE N 24°38’24” E, leaving the Northerly line of U.S. Highway 290, along a portion of the Westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being a portion of the Easterly line of Lot 1 of said Oak Hill Technology Park Subdivision, a distance of 41.61 feet to a  1/2 inch iron rod found for an angle point in the Westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof;

THENCE N 29°38’00” E, continuing along the Westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being a portion of the Easterly line of Lot 1 and a portion of the Easterly line of Lot 2 of said Oak Hill Technology Park Subdivision, a distance of 538.08 feet to a  1/2 inch iron rod found for an angle point of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being the Northeasterly corner of said Lot 2, Oak Hill Technology Park Subdivision;

(legal description continued on next page)

THENCE N 60°22’00” W, along a portion of the Westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, a distance of 245.35 feet to the POINT OF BEGINNING containing an area of 17.676 acres (769,977 Sq. Ft.) of land, more or less, within these metes and bounds.

Tract 2 (Fee Simple):

Lot 1, Block A, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, a subdivision in Travis County, Texas, according to the map or plat of recorded in Document No 200300034 of the Official Public Records of Travis County, Texas.

Also known as:

Of a 4.678 acre tract of land out of the Thomas Anderson Survey No. 17, situated in Travis County, Texas, being all of Lot 1, Block A, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, a subdivision of record in Document No 200300034 of the Official Public Records of Travis County, Texas; said 4.678 acres tract being more particularly described by metes and bounds as follows:

BEGINNING at a  1/2 inch iron rod found in the Southerly right-of-way line of Southwest Parkway (R.O.W. varies) for the Northwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being the Northeasterly corner of Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, a subdivision of record in Document No. 200300035 of said Official Public Records;

THENCE S 59°14’26” E, along the Southerly line of Southwest Parkway, being the Northerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, a distance of 322.35 feet to a  1/2 inch iron rod with BPI cap found, being the Northeasterly corner of said Lot 1, Block A Oak Hill Technology Park Subdivision Section III;

THENCE leaving the Southerly line of Southwest Parkway, along the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being a portion of the Westerly line of Boston 290 Office Park Section Two-A, a subdivision of record in Volume 100, Pages 58-59 of said Plat Records the following two (2) courses and distances:

(legal description continued on next page)

1)	S 29°38’19” W, a distance of 341.51 feet to an iron pipe found for an angle point;

2)

S 29°33’06” W, a distance of 287.35 feet to a  1/2 inch iron rod found for the common Easterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and that certain 5.34 acre tract of land conveyed to South Austin Marine, Inc. by Deed of record in Volume 7993, Page 207 of said Real Property Records, being the Southeasterly corner hereof;

THENCE N 60°23’40” W, leaving the Westerly line of said Boston 290 Office Park Section Two-A, along the common line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and said 5.34 acre tract, being the Southerly line hereof, a distance of 322.66 feet to an iron pipe found in the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV being the Southwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and the Northwesterly corner of said 5.34 acre tract;

THENCE N 29°38’00” E, along the Westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being a portion of the Easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, a distance of 635.36 feet to the POINT OF BEGINNING containing an area of 4.678 acres (203,764 Sq. Ft.) of land, more or less, within these metes and bounds.

Tract 3 (Easement Estate):

EASEMENT ESTATE ONLY appurtenant to Tracts 1 and 2 as created and described in that certain Joint Access and Easement Agreement, dated October 27, 2005, by and between Champion Partners Group, Ltd and AAW Oak Hill, Ltd, recorded in Document No, 2005209114, Official Public Records of Travis County, Texas, and being over and across that 0.336 of one acre portion of Lots 1 and 2, Block A, OAK HILL TECHNOLOGY PARK SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat recorded in Document No. 200000208, of the Official Public Records of Travis County, Texas, said 0.336 acre access easement tract being more particularly described by metes and bounds therein.

(legal description continued on next page)

Also known as:

Of a 0.336 acre tract of land situated in Travis County, Texas, being a portion of Lot 1 and Lot 2, Block “A”, Oak Hill Technology Park Subdivision of record in Document No. 200000208 of the Official Public Records of Travis County. Texas; said 0.336 acre being more particularly described by metes and bounds as follows:

BEGINNING at a  1/2 inch iron rod found in the Northerly line of U.S. Highway 290 West (R.O.W. varies), being the Southeasterly corner of said Lot 1, Block “A”, and the Southwesterly corner of Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV of record in Document No. 200300035 of said Official Public Records, for the Southeasterly corner hereof, from which a  1/2 inch iron rod found for the Southeasterly corner of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV and the Southwesterly comer of that certain 1.102 acre tract described in the Deed to Joseph J. Hajjar, by the Deed of record in Volume 12020, Page 1918 of the Real Property Records of Travis County, Texas bears S 88°09’05” E, a distance of 92.12 feet;

THENCE N 88°09’05” W, along the Northerly line of U.S. Highway 290 West, being a portion of the Southerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision, for the Southerly line hereof, a distance of 27.12 feet to a calculated point for the Southwesterly corner hereof, from which a  1/2 inch iron rod with cap set for a point of curvature on said Northerly line of U.S. Highway 290 West bears N 88°09’05” W, a distance of 106.20 feet;

THENCE leaving said Northerly line of U.S. Highway 290 West, over and across Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, along the Westerly line hereof, the following two (2) courses and distances:

1)	N 24°38’24” E, a distance of 53.20 feet to a calculated point;

N 29°38’00” E, a distance of 539.17 feet to a calculated point for the Northwesterly corner hereof, being in the line common to the Northerly line of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and a Southerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, from which a  1/2 inch iron rod set for the common Westerly corner of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV bears N 60°22’00” W, a distance of 220.35 feet;

THENCE S 60°22’00” E, along the line common to the Northerly line of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and a Southerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, a distance of 25.00 feet to a  1/2 inch iron rod set for the Northeasterly corner of said Lot 2, Block “A” and an interior ell corner for said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, for the Northeasterly corner hereof;

THENCE along the Easterly line of Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, same being a Westerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, for the Easterly line hereof, the following two (2) courses and distances:

1)

S 29°38’00” W, passing at a distance of 373.10 feet a  1/2 inch iron rod found for the Easterly common corner of Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, continuing for a total distance of 538.08 feet to a  1/2 inch iron rod set for an angle point;

2)	S 24°38’24” W, a distance of 41.61 feet to the POINT OF BEGINNING containing an area of 0.336 acre (14,651 Sq. Ft.) of land, more or less, within these metes and bounds.

EXHIBIT A-3

Legal Description of Land

Property Name:	Nathan Project

Address:	6000 Nathan Lane, Plymouth, Minnesota

Borrower:	Wells VAF-6000 Nathan Lane, LLC

Parcel 1:

Lot 4, Block 1, Bass Creek Business Park 4th Addition, Hennepin County, Minnesota. Torrens Certificate Number: 1190199

Parcel 2:

Non-exclusive watermain easement contained in the Grant of Easement recorded November 10, 1999 as Document No. 3224063, Hennepin County, Minnesota.

Parcel 3:

Non-exclusive watermain easement contained in the Grant of Easement recorded November 10, 1999 as Document No. 3224062, Hennepin County, Minnesota.

Parcel 4:

Non-exclusive appurtenant easements contained in the Declaration of Private Water Easement recorded October 21, 1998 as Document No. 3078700, Hennepin County, Minnesota, as amended by Amendment to Declaration of Private Water Easement recorded November 10, 1999 as Document No. 3224061, Hennepin County, Minnesota.

EXHIBIT B

Reserved

EXHIBIT C

Reserved

EXHIBIT D

Rent Roll

See Attached.

Database: WREF40						Rent Roll							Page:	1
Bldg Status: All						6000 Nathan Lane							Date:	12/13/2010
						12/13/2010							Time:	04:11 PM

					GLA	Monthly	Annual	Monthly	Expense	Monthly	--------------------- Future Rent Increases ---------------------
Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF

Leased and Unoccupied Suites

08102	-DELI	Lutrec Inc	12/1/2009	11/30/2012	0
			Stop Bill Date:

Vacant Suites

08102	-100	Vacant			101,726

Occupied Suites

08102	-200	Brocade Communications	5/1/2010	7/31/2017	44,846	52,734.84	14.11	42,810.21			RENTO	5/1/2011	54,333.49	14.54
											RENTO	5/1/2012	55,965.37	14.98
											RENTO	5/1/2013	57,663.69	15.43
											RENTO	5/1/2014	59,395.21	15.89
											RENTO	5/1/2015	61,193.18	16.37
											RENTO	5/1/2016	63,024.38	16.86
											RENTO	5/1/2017	64,913.02	17.37

08102	-300	Stanley Convergent Security So	5/12/2006	5/31/2016	37,427	40,545.92	13.00	36,584.99			RENTO	5/1/2013	43,664.83	14.00

08102	-PARK	United Healthcare Svcs., Inc.	4/30/2010	4/30/2013	0					8,332.50	PKMON	4/30/2011	8,748.30	0.00
											PKMON	4/30/2012	9,187.20	0.00

Totals:		Occupied Sqft:	44.71%	2 Units	82,273	93,280.76		79,395.20		8,332.50
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	55.29%	1 Units	101,726
		Total Sqft:		3 Units	183,999	93,280.76

Total 6000 Nathan Lane:
		Occupied Sqft:	44.71%	2 Units	82,273	93,280.76		79,395.20		8,332.50
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	55.29%	1 Units	101,726
		Total Sqft:		3 Units	183,999	93,280.76

Grand Total:
		Occupied Sqft:	44.71%	2 Units	82,273	93,280.76		79,395.20		8,332.50
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	55.29%	1 Units	101,726
		Total Sqft:		3 Units	183,999	93,280.76

Database: WREF40					Rent Roll								Page:	1
Bldg Status: All					330 Commerce Street								Date:	12/13/2010
					12/13/2010								Time:	04:10 PM

					GLA	Monthly	Annual	Monthly	Expense	Monthly	--------------------- Future Rent Increases ---------------------
Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF

Vacant Suites

08105	-100	Vacant			28,673

Occupied Suites

08105	-100R	Country Music Television, Inc	7/1/2008	6/30/2012	0	4,137.76

08105	-200	Country Music Television, Inc.	6/1/2006	5/31/2013	28,672	42,769.07	17.90	2,236.00		11,100.00	RENTO	6/1/2011	43,724.80	18.30
											RENTO	6/1/2012	44,680.53	18.70

08105	-300	Country Music Television Inc.	10/1/2002	5/31/2013	57,345	85,539.63	17.90				RENTO	6/1/2011	87,451.13	18.30
											RENTO	6/1/2012	89,362.63	18.70

08105	-Lobby	Elevator Lobby/Loading Dock	12/1/1985	12/31/2083	0

Totals:		Occupied Sqft:	75.00%	2 Units	86,017	132,446.46		2,236.00		11,100.00
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	25.00%	1 Units	28,673
		Total Sqft:		3 Units	114,690	132,446.46

Total 330 Commerce Street:
		Occupied Sqft:	75.00%	2 Units	86,017	132,446.46		2,236.00		11,100.00
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	25.00%	1 Units	28,673
		Total Sqft:		3 Units	114,690	132,446.46

Grand Total:
		Occupied Sqft:	75.00%	2 Units	86,017	132,446.46		2,236.00		11,100.00
		Leased/Unoccupied Sqft:		0 Units	0
		Vacant Sqft:	25.00%	1 Units	28,673
		Total Sqft:		3 Units	114,690	132,446.46

Database: WREF40				Rent Roll									Page:	1
Bldg Status: All				Parkway at Oak Hill - Bldg I									Date:	12/13/2010
				12/13/2010									Time:	04:12 PM

					GLA	Monthly	Annual	Monthly	Expense	Monthly	-------------------- Future Rent Increases --------------------
Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF

New Leases

08107	-0106	Wells Fargo Bank	2/1/2011	8/31/2018	2,169

Vacant Suites

08107	-0101	Vacant			5,105

08107	-0106	Vacant			2,169

Occupied Suites

08107	-0100	The Solomon Group	7/1/2009	8/31/2015	5,714	8,094.83	17.00	4,706.63			RENTO	9/1/2011	8,451.96	17.75
											RENTO	9/1/2012	8,809.08	18.50
											RENTO	9/1/2013	9,166.21	19.25
											RENTO	9/1/2014	9,523.33	20.00

08107	-0105	Wells Fargo bank, N.A.	5/1/2010	4/30/2020	31,019						RENTO	5/1/2011	31,019.00	12.00
											RENTO	5/1/2012	38,773.75	15.00
											RENTO	5/1/2013	45,236.04	17.50
											RENTO	5/1/2014	46,528.50	18.00
											RENTO	5/1/2015	47,820.96	18.50
											RENTO	5/1/2016	49,113.42	19.00
											RENTO	5/1/2017	50,405.88	19.50
											RENTO	5/1/2018	51,698.33	20.00
											RENTO	5/1/2019	52,990.79	20.50

08107	-0145	Communication Workers of Amer.	6/1/2010	3/31/2018	7,095						RENTO	1/1/2011	5,912.50	10.00
											RENTO	1/1/2012	10,346.88	17.50
											RENTO	1/1/2013	10,642.50	18.00
											RENTO	1/1/2014	10,938.13	18.50
											RENTO	1/1/2015	11,233.75	19.00
											RENTO	1/1/2016	11,529.38	19.50
											RENTO	1/1/2017	11,825.00	20.00
											RENTO	1/1/2018	12,120.63	20.50

08107	-115	Sierra Systems Inc.	1/1/2010	4/30/2015	5,448	3,918.02	8.63	2,243.76			RENTO	2/1/2011	7,945.00	17.50
											RENTO	2/1/2012	8,285.50	18.25
											RENTO	2/1/2013	8,626.00	19.00
											RENTO	2/1/2014	8,966.50	19.75

08107	-150	QD Solutions	11/25/2009	5/31/2015	2,826	4,180.13	17.75	2,327.78			RENTO	12/1/2011	4,356.75	18.50
											RENTO	12/1/2012	4,533.38	19.25
											RENTO	12/1/2013	4,710.00	20.00
											RENTO	12/1/2014	4,886.63	20.75

Database: WREF40			Rent Roll									Page:	2
Bldg Status: All			Parkway at Oak Hill - Bldg I									Date:	12/13/2010
			12/13/2010									Time:	04:12 PM

				GLA	Monthly	Annual	Monthly	Expense	Monthly	--------------------- Future Rent Increases ---------------------
Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF

Totals:	Occupied Sqft:	87.75%	5 Units	52,102	16,192.98		9,278.17		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	12.25%	2 Units	7,274
	Total Sqft:		7 Units	59,376	16,192.98

Total Parkway at Oak Hill - Bldg I:
	Occupied Sqft:	87.75%	5 Units	52,102	16,192.98		9,278.17		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	12.25%	2 Units	7,274
	Total Sqft:		7 Units	59,376	16,192.98

Grand Total:
	Occupied Sqft:	87.75%	5 Units	52,102	16,192.98		9,278.17		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	12.25%	2 Units	7,274
	Total Sqft:		7 Units	59,376	16,192.98

Parkway at Oak Hill - Build II	Software : ARGUS Ver. 14.0.2
File : Parkway Building II -2011 Budget
Property Type : Office/Industrial
Portfolio :
Date : 12/15/10
Time : 3:55 pm
Ref# : BSL
Page : 1
Presentation Rent Roll & Current Term Tenant Summary
As of Jan-2011 for 86,413 Square Feet

	Description	Area	Base Rent	Rent Adjustments & Categories			Abatements		Reimbursement	Leasing Costs		Upon Expiration

	Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant

1	Espey Consultants		$0.00	Jun-2011	$8.38	-	1-20	100%	Net: Pays a full	-	-	Market
	Office, Suite: Build I	16,383	$0	Dec-2011	$16.75		21-26	50%	pro-rata share of			See assumption:
	Oct-2009 to Aug-2020	18.96%	$0.00	Sep-2012	$17.25				all reimbursable			.00(Worst Case)
	131 Months		$0	Sep-2013	$17.75				expenses.
				Sep-2014	$18.25
				Sep-2015	$17.75
				Sep-2016	$19.25
				Sep-2017	$19.75
				Sep-2018	$20.25
				Sep-2019	$20.75

2	SAM, Inc.		$17.00	Sep-2012	$17.50	-	1-4	100%	Net: Pays a full	-	-	Market
	Office, Suite: Build I	20,451	$347,667	Sep-2013	$18.00		5-16	50%	pro-rata share of			See assumption:
	May-2010 to Aug-2017	23.67%	$1.42	Sep-2014	$18.50				all reimbursable			$17.00
	88 Months		$28,972	Sep-2015	$19.00				expenses.
				Sep-2016	$19.50

3	SAM EXPANSION		$17.00	Sep-2012	$17.50	-	1-4	100%	Net: Pays a full	-	-	Market
	Office, Suite: Build I	5,017	$85,289	Sep-2013	$18.00		5-16	50%	pro-rata share of			See assumption:
	May-2010 to Aug-2017	5.81%	$1.42	Sep-2014	$18.50				all reimbursable			$17.00
	88 Months		$7,107	Sep-2015	$19.00				expenses.
				Sep-2016	$19.50

4	SAM Expansion II		$17.00	Dec-2012	$17.50	-	1-7	100%	Net: Pays a full	-	-	Market
	Office, Suite: Build I	13,597	$231,149	Dec-2013	$18.00		8-14	50%	pro-rata share of			See assumption:
	Oct-18-2010 to Aug-201	15.73%	$1.42	Dec-2014	$18.50				all reimbursable			$17.00
	83 Months		$19,262	Dec-2015	$19.00				expenses.
				Dec-2016	$19.50

5	Suite 250		$17.00	Apr-2013	$17.50	-	1-6	100%	Net: Pays a full	$40.00	$8.97	Market
	Office, Suite: Build I	12,413	$211,021	Apr-2014	$18.00				pro-rata share of		9.97%	See assumption:
	Oct-2011 to Mar-2017	14.36%	$1.42	Apr-2015	$18.50				all reimbursable	$496,520	$111,384	$17.00
	66 Months		$17,585	Apr-2016	$19.00				expenses.

6	Suite 130		$0.00	-	-	-	-	-	Net: Pays a full	-	-	Market
	Excluded from analysi	3,552	$0						pro-rata share of			See assumption:
	Jan-2030 to Dec-2034	4.11%	$0.00						all reimbursable			$17.00
	60 Months		$0						expenses.

7	Suite 200		$17.00	Mar-2013	$17.50	-	1-9	100%	Net: Pays a full	$40.00	$12.68	Market
	Office, Suite: Build I	15,000	$255,000	Mar-2014	$18.00				pro-rata share of		9.79%	See assumption:
	Jun-2011 to Feb-2019	17.36%	$1.42	Mar-2015	$18.50				all reimbursable	$600,000	$190,247	$17.00
	93 Months		$21,250	Mar-2016	$19.00				expenses.
				Mar-2017	$19.50
				Mar-2018	$20.00
	Total Occupied SqFt	55,448
	Total Available SqFt	30,965

EXHIBIT E

NXT CAPITAL, LLC (NXT)

MINIMUM INSURANCE REQUIREMENTS

PREMIUM

1.	Advise Annual or Notice from Agent Premium by Coverage
2.	Provide Invoice or Notice from Agent for All Policies Prior to Closing or at Renewal
3.	Advise Method of Payment and Provide Copy of PFA if Applicable
4.	Advise Outstanding Premium of Each Policy or in Notice from Agent

PROPERTY INSURANCE (MUST SHOW THE FOLLOWING):

1.	Issued on Evidence of Property Insurance Acord 28 or equivalent, signed by authorized agent
2.	Insurance carrier(s) rated A- VII or better (by A.M. Best)
3.	All risk/special perils coverage form
4.	Replacement cost coverage
5.	No Co-Insurance coverage form or attachment of an Agreed Amount Endorsement.
6.

Building coverage greater than or equal to replacement cost valued by NXT Capital or its representatives (if blanket limit or loss limit is indicated on the policy, declared building value must be shown on the evidence of insurance)

7.	Deductible no more than $100,000 or greater if reasonably acceptable to NXT Capital or its representative.
8.

Loss of Rents coverage, if applicable, greater than or equal to 12 months rental income valued by NXT Capital or its representatives; use of tenant’s business interruption insurance does not satisfy this requirement unless the property is leased to a single tenant and the tenant is contractually obligated to continue rent payments without abatement for the period of restoration. (Copy of lease agreement and Evidence of Insurance, Acord 28, from Tenant evidencing such coverage is required.)

9.

Business Income and Extra Expense for Property and Boiler and Machinery risks in an amount equal to 12 months projected net profits, and continuing expense (Contingent Business Interruption may be required)

10.	Boiler & Machinery coverage written on a “per accident” basis
11.

Building Law and Ordinance coverage – Demolition at a minimum limit equal to 5% of the Replacement Cost Value of the insured property, Increased Cost of Construction at a minimum limit equal to 20% of the insured property, and Coverage for loss to undamaged portion of building provided at full building limit.

12.

Windstorm coverage must not be excluded; if excluded from the property policy evidence of separate Windstorm or DIC policy must be provided; coverage is required for the replacement cost value of each covered location with a maximum deductible of 5% of the replacement value at each location, if commercially available at commercially reasonable rates.

13.

Flood coverage for properties in FEMA flood zones A, B, V, and X-Shaded is required at the maximum amount under FEMA’s flood insurance plans (additional amounts up to a limit of 100% of the building replacement cost may be required if commercially available at commercially reasonable rates) with deductibles consistent with industry standards.

(Exhibit E-1)

EXHIBIT E (Continued)

(MINIMUM INSURANCE REQUIREMENTS)

14.

Earthquake coverage for properties located in Seismic Zones 3 and 4, is required up to a limit of 100% of the building replacement cost (additional amounts may be required at NXT’s discretion), with maximum deductibles of 5% of the coverage amount at each location, if commercially available at commercially reasonable rates.

15.

Builder’s Risk coverage, to be carried when structural construction, repairs, or alterations are being made with respect to the property included as part of this agreement; coverage to be as outlined in this section at an amount equal to the completed value of the insured building.

16.

On all property policies NXT Capital is to be named “non-contributory” Mortgagee and/or Lender Loss Payee (as applicable) which includes 30 days notice of cancellation (10 days for non-payment) to NXT Capital; a copy of the endorsement to the policy or striking of the “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” language on the Evidence of Property certificate is required (if this language is present)

17.	Waiver of Subrogation Clause favoring NXT Capital or name NXT Capital as an Additional Insured.
18.

Terrorism coverage with a limit equal to the full replacement cost of the building to the extent customarily insured against by persons of similar size and involved in similar type of business of Borrowers located in the same or similar area as the Project(s) and in such amounts as are commercially available at commercially reasonable rates.

GENERAL LIABILITY INSURANCE (MUST SHOW THE FOLLOWING):

1.	Issued on Certificate of Insurance Acord 25, or equivalent, signed by authorized agent
2.	Insurance carrier (s) rated A- VII or better (by A.M. Best)
3.	Occurrence Form (CG0001 or equivalent)
4.	Minimum Limits of Liability of $1,000,000 Occurrence ($2,000,000 in the case of hotel properties), $3,000,000 Aggregate (limits can be met with a combination of the primary and umbrella/excess)
5.	Deductible no more than $25,000 or greater if reasonably acceptable to NXT Capital or its representative.
6.	NXT Capital named as Additional Insured, primary without right of contribution, of any other insurance carried by or on behalf of NXT Capital
7.	Waiver of Subrogation endorsement in favor of NXT Capital
8.

30 days notice of cancellation (10 days for non-payment) to NXT Capital or if that is not available from the insurer (through separate endorsement or otherwise), then Borrowers will provide a written commitment to NXT Capital to provide such notices to NXT Capital, immediately upon receipt of notice of cancellation from the insurance carrier.

AUTOMOBILE LIABILITY INSURANCE (IF APPLICABLE) (MUST SHOW THE FOLLOWING):

1.	Issued on Certificate of Insurance Acord 25, or equivalent, signed by authorized agent
2.	Insurance carrier (s) rated A- VII or better (by A.M. Best)
3.	Occurrence Form (CA0001 or equivalent)
4.	Coverage applicable to All Owned (if applicable), Non-Owned, and Hired autos
5.	Minimum Limit of Liability $1,000,000
6.	Deductible no more than $25,000 or greater if reasonably acceptable to NXT Capital or its representative
7.	Waiver of Subrogation endorsement in favor of NXT Capital
8.	30 days notice of cancellation

(Exhibit E-2)

EXHIBIT E (Continued)

(MINIMUM INSURANCE REQUIREMENTS)

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY (IF REQUIRED) (MUST SHOW THE FOLLOWING):

1.	Issued on Certificate of Insurance Acord 25, or equivalent, signed by authorized agent
2.	Insurance carrier (s) rated A- VII or better (by A.M. Best)
3.	Statutory Benefits in states of operations and Employer’s Liability at minimum limits of $500,000/ $500,000/$500,000
4.	Deductible no more than $25,000 or greater if reasonably acceptable to NXT Capital or its representatives.
5.	30 days notice of cancellation (10 days for non-payment) to NXT Capital (Endeavor to wording should be stricken from Certificate of Insurance)
6.	Waiver of Subrogation endorsement in favor of NXT Capital (see below)

IMPORTANT NOTES:

The Certificate must show the Umbrella and/or Excess policies at the full limit of liability.

These Minimum Insurance Requirements are effective as of the Closing Date. NXT reserves the absolute right to supplement these requirements at any time and from time to time during the term of the Loan with such other insurance on the Projects or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Lender against other insurance hazards or casualties which at the time are commonly insured against in the case of property similarly situated and (excluding environmental liability insurance, additional earthquake coverage or additional terrorism insurance), of the kinds from time to time as are generally required by institutional lenders for properties comparable to the Projects, and are customarily insured against by persons of similar size and engaged in a similar type of business as Borrowers located in the same or similar area as the Projects and ins such amounts as are generally available at commercially reasonable rates) and Borrower will be required to satisfy any such supplemented requirements after commercially reasonable notice to Borrower from NXT of such modification, amendment or supplement.

Certificate Holder and Additional Interest NXT Capital, LLC, and its successors and assigns Attn: Timothy R. Verrilli 191 North Wacker Drive, Suite 1200 Chicago IL 60606	INSURANCE CONSULTANT FOR NXT CAPITAL: Lockton Companies, LLC 5847 San Felipe, Suite 320 Houston, TX 77057

PRIMARY CONTACT: Carlo Alcala Analyst 713.458.5200 (Main) 713.458.5277 (Direct) 832.512.7178 (Mobile) 713.430.5277 (Fax) calcala@lockton.com (E-mail)	SECONDARY CONTACT: Vicki Heidel, CIC, CRM Senior Analyst 713.458.5200 (Main) 713.458.5246 (Direct) 281-793-4449 (Mobile) 713.430.5246 (Fax) vheidel@lockton.com (E-mail)

(Exhibit E-3)

EXHIBIT F

Environmental Documents

Phase I Environmental Site Assessment of the Project located in Nashville, TN, dated October 18, 2010, prepared by CXN Real Estate Services, LLC for Lender (CXN Project #158)

Phase I Environmental Site Assessment of the Project located in Austin, TX, dated October 18, 2010, prepared by CXN Real Estate Services, LLC for Lender (CXN Project #156)

Phase I Environmental Site Assessment of the Project located in Plymouth, MN, dated October 18, 2010, prepared by CXN Real Estate Services, LLC for Lender (CXN Project #154)

EXHIBIT G

Litigation

NONE

EXHIBIT H

[RESERVED]

EXHIBIT I

Form of Owner’s Statement

(see attached)

Fields in Yellow Highlight pre-calculate totals

SWORN OWNER’S STATEMENT

PROJECT NAME:

PROJECT ADDRESS:

DRAW #

DATE:

The affiant, , being first duly sworn, on oath deposes and says that he is of , owner of the above described premises in County, State of to wit:

1. That he/she is thoroughly familiar with all facts and circumstances concerning the premises described above:

2. That with respect to improvements on the premises the only work done or materials furnished to date are as listed below:

3. That the only contracts let for the furnishing of future work or materials relative to the contemplated improvements are listed below:

4. That this statement is a true and complete statement of all such contracts and costs, previous payments and balances due if any.

Figures in this column should represent original approved loan budget:

	PROJECT BUDGET				DRAW REQUESTS -net of retainage			REMAINING BALANCE
DESCRIPTION	ORIGINAL	Prior Rev	Current Rev	REVISED	PREVIOUS	CURRENT	TOTAL
HARD COSTS								Incl Retainage
Land/Acquisition Cost	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-
Land Total	-	-	-	-	-	-	-	-

Construction Contract	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-
Tenant Finish	-	-	-	-	-	-	-	-
FF&E	-	-	-	-		-	-	-
Hard Cost contingency	-	-	-	-	-	-	-	-
Total Construction	-	-	-	-	-	-	-	-
SOFT COSTS
Architect/Engineering	-	-	-	-	-	-	-	-
Other Consultants	-	-	-	-	-	-	-	-
Loan Fees	-	-	-	-	-	-	-	-
Appraisal/ESA/Lender Insp	-	-	-	-	-	-	-	-
Closing/Title	-	-	-	-	-	-	-	-
Legal	-	-	-	-	-	-	-	-
Insurance	-	-	-	-	-	-	-	-
RE Taxes	-	-	-	-	-	-	-	-
Developer Fees	-	-	-	-	-	-	-	-
Leasing Commissions	-	-	-	-	-	-	-	-
Broker Fees	-	-	-	-		-	-	-
Marketing	-	-	-	-	-	-	-	-
Permits/Municipal Fees	-	-	-	-	-	-	-	-
Lender Draw Fees
	-	-	-	-	-	-	-	-
Working Capital	-	-	-	-	-	-	-	-
Interest Reserve	-	-	-	-	-	-	-	-
Soft Cost Contingency	-	-	-	-	-	-	-	-
Total Soft Costs	-	-	-	-	-	-	-	-

TOTAL PROJECT COSTS	-	-	-	-	-	-	-	-

SOURCES OF FUNDS
Equity	-	-	-	-	-	-	-	-
Deferred Equity	-	-	-	-	-	-	-	-
Other Funds	-	-	-	-	-	-	-	-
Senior Loan Funds	-	-	-	-	-	-	-	-
Other Funds	-	-	-	-		-	-	-
TOTAL FUNDS	-	-	-	-	-	-	-	-

THE UNDERSIGNED HEREBY APPROVES THE ABOVE AMOUNTS FOR PAYMENT.
Authorized Signer Per Loan Documents

(Exhibit I)

EXHIBIT J

Form of Disbursement Requisition

(see attached)

DISBURSEMENT REQUISITION

Pursuant to the Loan Agreement dated                                           , 20       between                                                           (“Borrower”) and NXT Capital, LLC, a Delaware limited liability company. (“Lender”), Borrower hereby requests a disbursement from the Loan in the amount of:

$                                         .

The Borrowers hereby certifies as true and swears under oath, to the Lender, each of the following:

(a)	The cost of Tenant Improvements Change Order regarding the applicable Tenant Improvements is:

Tenant Improvements Change Orders agreed upon with Contractor: $                    .

Tenant Improvements Change Orders in dispute with Contractor: $                    .

Tenant Improvements Potential Change Orders under review by Borrower or Contractor: $                    .

(b)	All Change Orders are reflected above or have been previously submitted to Lender for approval.

(c)    The amount requested for disbursement herein (i) has been approved by the Borrowers as payment for work and materials furnished for any of the Projects, (ii) represents the actual amount payable to the Contractor or subcontractors who have performed work on the applicable Tenant Improvements, and (iii) will be used as payment for the work described on the attached documentation and for no other reason.

(f)

All prior disbursements advanced by Lender to Borrowers have been paid to the parties entitled to such payment, and all such Loan proceeds have been used for the purposes set forth in the Loan Agreement.

(g)

With respect to the Loan Agreement: (i) all conditions and obligations precedent to this disbursement have been satisfied; (ii) all representations and warranties made by the Borrower to Lender continue to be accurate as of the date of this Requisition; except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for matters that have been disclosed by Borrowers or Guarantor and approved by Lender in writing; and (iii) no Default or Event of Defaults has occurred or continues to exist.

Capitalized terms set forth above shall have the meanings described in the Loan Agreement. The Borrower acknowledges that Lender is relying on the accuracy of the above statements in making any disbursement.

IN WITNESS WHEREOF, the Borrowers have executed this Disbursement Requisition as of

DATE:                              , 2010.

BORROWERS:	WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company

	By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

		By:	Wells Investment Management Company, LLC, its Manager

By:

Name:

Title:

Borrower’s Tax ID No.

WELLS VAF – PARKWAY AT OAK HILL, LLC, a Delaware limited liability company

By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By:

Name:

Title:

Borrower’s Tax ID No.

WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By:

Name:

Title:

Borrower’s Tax ID No.

EXHIBIT K

Organizational Chart

EXHIBIT L

Minimum Release Prices

	WELLS VAF-330	WELLS VAF-	WELLS VAF-6000
	COMMERCE STREET, LLC	PARKWAY AT OAK	NATHAN LANE, LLC
HILL, LLC
Name	Commerce Project	Parkway Project	Nathan Project
Address	330 Commerce Street Nashville, TN	Parkway at Oak Hill Austin, TX	6000 Nathan Lane Plymouth, MN
Minimum Release Price	N/A	19,750,000	14,250,000

SCHEDULE I

DEFINITIONS

Defined Terms.

The following terms as used herein shall have the following meanings:

Accrued Interest: Interest computed on the outstanding principal balance of the Loan at the Interest Rate monthly in arrears.

Adjusted Actual Rent: The sum of (a) the annualization of all amounts collected from tenants of any of the Projects for the most current month, excluding nonrecurring income and non-property related income (as determined by Lender in its reasonable discretion) and income from tenants (i) that are 30 or more days delinquent, (ii) that are in bankruptcy (even if current), (iii) whose leases terminate within six (6) months (as adjusted for space re-leased upon terms acceptable to Lender in its sole and absolute discretion) or (iv) that have been 30 or more days delinquent four or more times during the immediately prior 12 month period, and (b) other revenue from the Projects not to exceed $200,000 in the aggregate for vending and parking based upon collections for the immediately prior 12 month period.

Affiliate: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner, or any such person’s immediate family members, direct ancestors or descendants.

Agreement: This Loan Agreement.

Anti-Terrorism and Anti-Money Laundering Laws: (a) all applicable Laws, regulations, executive orders and government guidance on the prevention and detection of money laundering (including 18 U.S.C. §§ 1956, 1957 and 1960), drug trafficking, terrorist-related activities, or financial or other fraud, and any predicate crimes to such Laws; (b) the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq. and 12 U.S.C. §§1818(s), 1829(b) and 1951-1959) and its implementing regulations; and (c) all regulations and any other requirements of any governmental authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate drug trafficking, terrorist acts and acts of war.

Appraisal: An appraisal of any of the Projects performed in accordance with FIRREA and Lender’s appraisal requirements by an independent appraiser licensed in the state in which any of the Projects are located and selected and retained by Lender. Borrowers may provide to Lender a copy of any FIRREA appraisal prepared for another lender within the past three (3) months. Lender may, in its sole and absolute discretion: (a)

Schedule I-1

accept such appraisal; (b) request an update of such appraisal; and (c) retain a state licensed appraiser to perform a new appraisal.

Authorized Representative: As such term is defined in Section 1.1.

Base Rate: As such term is defined in Section 1.1.

Blocked Accounts: collectively, the Guarantor Level Blocked Account and the Property Level Blocked Accounts, each subject to the Deposit Account Control Agreement.

Blocked Person: Any person or entity (i) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (ii) acting on behalf of a person or entity subject to Executive Order No. 13224; (iii) with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Ant-Terrorism and Anti-Money Laundering Law; (iv) that threatens or conspires to commit or support “terrorism” as defined in Executive Order No. 13224; or (v) that is named a “specially designated national” or “blocked person” on the most current list published by the U.S. Department of Treasury Office of Foreign Assets Control or other similar list.

Borrowers: As such term is defined in Section 1.1.

Borrowers’ Knowledge: The actual knowledge, after reasonable inquiry, of Guarantor, Wells Manager and each individual officer, employee or representative of Borrowers, Guarantor, Wells Manager and Property Manager who exercises supervisory authority or has supervisory responsibilities with respect to any of the Projects.

Business Day: A day of the year on which banks are not required or authorized to close in Chicago, Illinois.

Capital Improvements: The capital improvements to any of the Projects Borrowers are obligated to make, as shown on Schedule III attached hereto.

Closing Date: The date of the disbursement of the Initial Funding Amount of the Loan.

Closing Checklist: The list of items prepared, from time to time, by Lender that includes various pre-closing prerequisites to fund the Loan.

Co-Lender Agreement: As such term is defined in Section 10.1(d).

Collateral Assignment of Management Agreements: Collectively, those certain Collateral Assignment of Management Agreements and Waiver of Property Management and Broker’s Liens of even date herewith between a Borrower, Lender and the applicable Property Manager.

Complete or Completed or Completion: As defined in Section 4.1(m).

Completion Date: As such term is defined in Section 4.1(m).

Schedule I-2

Control(s) or Controlled: As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through ownership of 10% or more of the outstanding voting securities in such entity, by contract or otherwise.

Debt Service Coverage Ratio: The ratio of (i) Net Operating Income, to (ii) Total Annual Debt Service.

Default or default: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

Default Rate: The rate per annum equal to 5% (500 basis points) in excess of the Interest Rate otherwise applicable on each outstanding disbursement of the Loan, but shall not at any time exceed the highest rate permitted by Law.

Deposit Account Control Agreements: Collectively, (i) that certain Deposit Account Control Agreement of even date herewith between Wells VAF-330 Commerce Street, LLC, Wells Real Estate Services, LLC, PNC Bank, national association, and Lender, as amended, modified, restated, extended, supplemented or replaced from time to time, (ii) that certain Deposit Account Control Agreement of even date herewith between Wells VAF-Parkway at Oak Hill, LLC, Wells Real Estate Services, LLC, PNC Bank, national association, and Lender, as amended, modified, restated, extended, supplemented or replaced from time to time, (iii) that certain Deposit Account Control Agreement of even date herewith between Wells VAF-6000 Nathan Lane, LLC, Piedmont Office Management LLC, PNC Bank, national association, and Lender, as amended, modified, restated, extended, supplemented or replaced from time to time and (iv) that certain Deposit Account Control Agreement of such date herewith between Guarantor, PNC Bank, national association and Lender, as amended, modified, restated, executed, supplemented or replaced from time to time.

Derivative Obligations: All obligations of Borrowers under any Interest Rate Agreement.

Disbursement Processing Fee: $500 fee payable to Lender for each disbursement request from the Holdback.

Effective Rents: The annualized sum of the following quotient for all of the Leases (as reasonably determined by Lender): (x) total base rent due over the term of a Lease less any payments or concessions which Lender, in its reasonable discretion, deems to be a rent concession, divided by (y) the total number of months in the term of such Lease.

Eligibility Requirements: With respect to any Person, that such Person (i) has total assets in excess of $100,000,000 and capital/statutory surplus or shareholder’s equity of $50,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

Schedule I-3

Eligible Expenses: The ordinary and necessary operating expenses of any of the Projects during the applicable month which are either consistent with the operating budget approved by Lender or otherwise reasonably incurred in the ordinary course of Borrowers’ business, excluding any expenses paid to Borrowers or any Affiliate of Borrowers, unless expressly permitted by Lender.

Environmental Documents: As such term is defined in Section 6.1.

Environmental Indemnitor: Individually, Borrowers and Guarantor, collectively referred to as Environmental Indemnitors.

Environmental Obligations: As such term is defined in Section 6.7.

Environmental Proceedings: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to any of the Projects.

Environmental Reports: As such term is defined in Section 6.3.

ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Estoppel Letter: A written statement from Borrowers setting forth the sums then owing under the Loan Documents according to Borrowers’ books and records and to Borrowers’ knowledge, any right of set-off, counterclaim or other defense that exists against such sums, and Borrowers’ obligations under the Loan Documents.

Event of Default: As such term is defined in Section 8.1.

Excess Cash Flow: For any period means the Net Cash Flow for such period less current principal and interest payments due on the Loan.

Excess Interest: As such term is defined in Section 11.5.

Exit Fee: As such term is defined in Section 1.1.

Expenses: As such term is defined in Section 9.1.

Extension Option: As such term is defined in Section 2.4.

Extension Term: As such term is defined in Section 2.4.

FIRREA: The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

Force Majeure Event: As such term is defined in Section 4.1(m).

Foreign Person: Any “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “foreign person”, “affiliate” of a “foreign person” or a “United States

Schedule I-4

intermediary” of a “foreign person” within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Investment and Trade Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

Governmental Approvals: Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority to construct, improve, own or operate any of the Projects.

Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Gross Revenues: All rents, revenues and other income, from whatever source, including, lease termination fees, returns of deposits and any other ordinary or extraordinary revenues or income generated from or relating to the ownership, leasing, management, maintenance or operation of any of the Projects.

Ground Lease Estoppels: Collectively, (i) that certain Ground Lease Estoppel Certificate and Agreement, dated December         , 2010, by Commerce Street Venture, relating to the Lobby Lease., and acknowledged and agreed to by Wells VAF – 330 Commerce Street and Lender, LLC, and (ii) that certain Ground Lease Estoppel Certificate and Agreement, dated December     , 2010, by Commerce Street Venture, relating to the Retail Facility Lease., and acknowledged and agreed to by Wells VAF – 330 Commerce Street and Lender, each in the form previously approved by Lender.

Guarantor: As such term is defined in Section 1.1.

Guarantor Level Blocked Account: Guarantor account number 102 890 2318 at PNC Bank, national association, subject to the Deposit Account Control Agreement

Guarantor Organizational Documents: As such term is defined in Section 5.1(f.

Hazardous Material: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials, microbial matter, biological toxins, mycotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over any of the Projects or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic

Schedule I-5

gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

Holdback: As such term is defined in Section 1.1.

Holder: As such term is defined in Section 10.1(b).

IDB: means the Industrial Development Board of the Metropolitan Government of Nashville and Davidson County.

IDB Recognition Agreements: means collectively, (i) that certain Recognition and Attornment Agreement (Retail Facility Lease) executed by the IDB, Commerce Street Ventures and Wells VAF-330 Commerce Street, LLC, and (ii) that certain Recognition and Attornment Agreement (Lobby Lease) executed by IDB, Commerce Street Venture and Wells VAF-330 Commerce Street, LLC, each in the form set forth in Schedule IV attached hereto with such modifications as Lender shall approve in its reasonable discretion.

Improvements: As such term is defined in Section 1.1.

Include or including: Including, but not limited to.

Indebtedness: Collectively, as of any date of determination, all indebtedness of Borrowers to Lender under the Loan Documents, including, the outstanding principal balance of the Loan, Accrued Interest, unpaid fees (including the Exit Fee and Minimum Interest Recovery), unpaid Expenses, and any Derivative Obligations, as each of the same is amended, modified, restated, extended, waived, supplemented or replace from time to time.

Indemnified Party: As such term is defined in Section 4.2(l).

Individual Managing Principal: As such term is defined in Section 1.1.

Initial Funding Amount: As such term is defined in Section 1.1.

Insurance Escrow: As such term is defined in Section 4.2(e).

Insurance Proceeds: As such term is defined in Section 7.1(a).

Interest Rate: As such term is defined in Section 1.1.

Interest Rate Agreement: Any agreement (including any ISDA Master Agreement) between Borrowers and Lender or any of its Affiliates (or their assignee) evidencing any interest rate, swap, cap, collar, floor or other financing agreement or arrangement the value of which is dependent upon interest rates.

Interest Reserve: As such term is defined in Section 1.1.

Schedule I-6

Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time.

Land: As such term is defined in Section 1.1.

Late Charge: As such term is defined in Section 2.8.

Laws: Collectively, all federal, state and local Laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction.

Leases: The collective reference to all leases, subleases and occupancy agreements affecting any of the Projects or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender.

Leasing Commissions: Leasing brokerage commissions payable to unrelated third-parties in arms length transactions in connection with leasing space at any of the Projects as or to be approved by Lender.

Lender: As such term is defined in Section 1.1, and including any successor Holder of the Loan from time to time.

Lender’s Consultant: An independent consulting architect, inspector, and/or engineer designated by Lender in Lender’s sole and absolute discretion.

LIBOR: As such term is defined in Section 1.1.

Loan: The loan made pursuant to this Agreement for refinancing any of the Projects.

Lobby Lease: As defined in the Security Instrument encumbering the Commerce Project.

Loan Amount: The maximum amount of the Loan as initially set forth in Section 1.1.

Loan Application: As such term is defined in Section 1.1.

Loan Documents: The collective reference to this Agreement, the Note, the Security Instruments, Collateral Assignment of Management Agreements, the Third Party Lease Documents, Deposit Account Control Agreements, Guaranty, and any other documents, agreements, certificates or instruments evidencing or securing or which guaranty the obligations of the Loan or executed in connection therewith, as each of the foregoing is amended, modified, restated, extended, supplemented or replaced from time to time.

Loan Fee: As such term is defined in Section 1.1.

Loan Year: The period from the Closing Date through the last day of the same month in the following year and thereafter each successive 12 month period.

Schedule I-7

Lockbox:    Collectively, the lockboxes established with a depository designated by Lender in its sole and absolute discretion for deposit and clearance of collection of checks to be deposited in the Property Level Blocked Accounts.

Management Agreements: As such term is defined in Section 5.1.

Material Adverse Change or material adverse change:  If, in Lender’s reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

Material Lease: One or more Leases which in the aggregate constitute 5% or more of the Gross Revenue at any Project.

Maturity Date: As such term is defined in Section 1.1.

Minimum Interest Recovery: As such term is defined in Section 1.1(d).

Monthly Net Cash Flow Payment: The Net Cash Flow for the calendar month that is two months in arrears (for example, on June 1st, a monthly payment equal to the Net Cash Flow for the calendar month of April shall be due).

Mortgage Broker: As such term is defined in Section 1.1.

Net Cash Flow:  For any period means, all revenues of Borrowers, determined on a cash basis, derived from the ownership, operation, use, leasing and occupancy of any of the Projects during such period including rents, lease termination fees, expense reimbursements, interest income and forfeited security and other deposits for such period less the actual, customary and reasonable expenses actually paid in connection with operating any of the Projects paid during such period (including a management fee not to exceed 3% of effective gross income), and deposits made into reserves approved by Lender or required by the Loan Documents (provided, however, that amounts included in such reserves shall not also be included as an expense upon disbursement from such reserves) excluding: (A) any loan proceeds, (B) proceeds or payments under insurance policies (but including proceeds of business interruption insurance); (C) condemnation proceeds; (D) any security deposits received from tenants in any of the Projects, unless and until the same are applied to rent or other obligations in accordance with the tenant’s Lease; and (E) any other extraordinary items approved by Lender, in its reasonable discretion.

Net Cash Flow Statement: A statement, on a form reasonably approved by Lender detailing Borrowers’ calculation of Net Cash Flow.

Net Operating Income: Revenue less Operating Expenses for the immediately prior 12 month period.

Net Sale Proceeds:  The current value of all consideration received in connection with the sale of a Project, including cash, notes, assumed indebtedness, deferred payments

Schedule I-8

(contingent or otherwise), prepaid expenses and non-customary prorations in favor of Seller less reasonable, customary and verifiable costs and expenses of sale.

Operating Expenses:  For any period, the actual and customary expenses incurred in connection with operating any of the Projects, determined on a stabilized accrual basis for such period (as reasonably adjusted by Lender), including, without limitation: (i) recurring expenses (e.g., real estate tax and insurance deposits, and such others as determined by Lender) which are not paid out of the replacement reserve, (ii) management fees (whether paid or not) in an amount not less than 3.0% of effective gross income, and (iii) a replacement reserve (whether reserved or not) of not less than $0.20 per square foot of net rentable space, as adjusted by Lender in its reasonable discretion for projected capital expenditures excluding payments due on the Loan.

Organizational Documents:  As such term is defined in Section 5.1(e).

Other Information:  Any financial information, Project information, or other information, including (i) any backup documentation (including invoices, receipts and other evidence of costs incurred or revenues received) relating to the Borrowers, Guarantor or any of the Projects, (ii) information regarding all capital or other equity contributions to Borrowers, and (iii) specific information concerning Borrowers’ and Guarantor’s other real estate holdings, including property income and expenses, debt service requirements and occupancy.

Payment Commencement Date: As such term is defined in Section 1.1.

Permitted Exceptions:    Those matters listed on Schedule B to the Title Policies which affect title to the Projects as of the closing and thereafter such other title exceptions as Lender may reasonably approve in writing and all Leases at the Projects.

Permitted Fund Manager:   Any Person that on the date of determination is a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate.

Person:    An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

Personal Property:  As such term is defined in Section 4.2(h).

Proceeding:  As such term is defined in Section 11.3.

Projects:  The collective reference to (i) the Land, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, (iii) the Leases, (iv) the Personal Property and (v) the Retail Facility Lease and the Lobby Lease.

Schedule I-9

Project Yield:   The quotient of (x) Net Operating Income from the Projects as determined by Lender’s audit, at Borrowers’ expense, at such time, divided by (y) the sum of the then current outstanding principal balance of the Loan plus any anticipated future fundings on the Loan plus accrued and unpaid interest thereon.

Property Level Blocked Accounts: Account numbers 102 887 0686 (Parkway), 102 890 1323 (Nathan), and 102 887 0694 (Commerce) at PNC Bank, national association, each subject to the Deposit Account Control Agreements.

Property Taxes:  As such term is defined in Section 4.2(f).

Property Tax Escrow:  As such term is defined in Section 4.2(f).

Publicly Available:  Information that is in the public domain, or becomes part of the public domain, after disclosure to such person through no fault of such person.

Qualified Transferee:  (i) Lender, or (ii) one or more of the following:

(A)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

(B)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)    an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (ii)(B) that satisfies the Eligibility Requirements;

(D)    any entity Controlled by any of the entities described in clause (i) or clauses (ii)(A) or (ii)(C) above and itself satisfies the Eligibility Requirements; or

(E)    an investment fund, limited liability company, limited partnership or general partnership which itself meets the Eligibility Requirements where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (ii)(A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (ii)(A), (B), (C) or (D) of this definition.

REA:   Any construction, operation and reciprocal easement or similar agreement (including, but not limited to, any separate or other agreement between any of the Borrowers and one or more other parties related to an REA) affecting all or any portion of any of the Projects.

Schedule I-10

Release Price:  With respect to a Project, an amount equal to the greater of (i) the minimum release price for such Project set forth on Exhibit L attached hereto and (ii) 70% of the Net Sale Proceeds.

Remedial Work:  As such term is defined in Section 6.4.

Retail Facility Lease:    As defined in the Security Instrument encumbering the Commerce Project.

Retained Liabilities:  As such term is defined in Paragraph 1 of the Limited Joinder.

Retail Facility Memorandum of Lease:   Memorandum of Lease by and between Commerce Street Venture and Wells VAF – 330 Commerce Street, LLC relating to the Retail Facility Lease, in the form previously approved by Lender.

Revenue:  The lesser of (i) Adjusted Actual Rent, or (ii) Effective Rent, both based on an occupancy factor of the lesser of (a) actual occupancy (if open for business and tenants are paying rent), or (b) an assumed 90% occupancy rate.

Security Instruments:     The collective references to (i) that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith by Wells VAF – 6000 Nathan Lane, LLC, in favor of Lender, (ii) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, by Wells VAF – 330 Commerce Street, LLC, in favor of Lender, and (iii) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, by Wells VAF – Parkway at Oak Hill, LLC, in favor of Lender, each securing Borrowers’ obligations under the Loan and granting Lender a first priority lien in the Projects.

Servicer: As such term is defined in Section 10.1(d).

Single Purpose Entity:    An entity which satisfies and complies with each representation, warranty and covenant set forth in Section 4.2(o) herein;

Tenant: Any tenant under any Lease.

Tenant Improvements:   Improvements for tenant spaces to be made or paid for by Borrowers in connection with Leases as or to be approved (or deemed approved) by Lender or for which Lender’s approval is not required.

Tenant Improvements Budget:  As such term is defined in Section 2.2(c).

Tenant Improvements Completion Schedule:      As such term is defined in Section 2.2(c).

Tenant Improvement Construction Documents:      Collectively, the Tenant Improvements Budget, the Tenant Improvements Completion Schedule, a fixed price

Schedule I-11

contract with a bondable general contractor for construction of the Tenant Improvements and any and all architects’ and engineers’ agreements relating to a Tenant Improvement Project.

Tenant Improvements Project:    The construction of Tenant Improvements with respect to a new Lease or Lease renewal.

Third Party Lease Documents:  Collectively, (i) Ground Lease Estoppel Certificate and Agreement, dated December         , 2010, by Commerce Street Venture, relating to the Lobby Lease., and acknowledged and agreed to by Wells VAF – 330 Commerce Street and Lender, LLC, (ii) Ground Lease Estoppel Certificate and Agreement, dated December     , 2010, by Commerce Street Venture, relating to the Retail Facility Lease., and acknowledged and agreed to by Wells VAF – 330 Commerce Street and Lender, and (iii) the IDB Recognition Agreements.

Title Insurer: As such term is defined in Section 1.1.

“Title Policies” (collectively) and “Title Policy” (individually), each a 2006 ALTA (or TLTA, in connection with the Title Policy issued in Texas) Mortgagee’s Loan Title Insurance Policy issued by the Title Insurer insuring the lien of each Security Instrument as a valid first, prior and paramount lien upon the Projects and all appurtenant easements, and subject to no other exceptions other than a Permitted Exceptions and otherwise satisfying the requirements of Lender, including all endorsements required by Lender (but excluding any creditor’s rights endorsement or similar coverage).

Total Annual Debt Service:    The annualized debt service payments on then outstanding principal balance of the Loan plus any anticipated future fundings on the Loan assuming (i) a per annum interest rate equal to the Interest Rate as of the close of business on the day preceding the date of calculation and (ii) monthly payments of principal of $0.

Transfer:    Except as otherwise permitted hereunder or approved by Lender, any: (i) sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of any of the Projects or any portion of any other security for the Loan, (b) all or any portion of any Borrower’s right, title and interest (legal or equitable) in and to any of the Projects or any portion of any other security for the Loan, or (c) any interest in any Borrower or Guarantor or Wells Manager (including any interest in the profits, losses or cash distributions in any way relating to any of the Projects, Wells Manager, or the Borrowers) or any interest in any entity which holds an interest in, or directly or indirectly controls, any Borrower or Guarantor or Wells Manager or (d) creation of any new ownership interest in any Borrower or Guarantor or Wells Manager (including any interest in the profits, losses or cash distributions in any way relating to any of the Projects or Borrowers or Guarantor).

Wells Fargo Lease:   That certain Office Lease dated February 22, 2010 between Wells VAF - Parkway at Oak Hill, LLC, a Delaware limited liability company, as landlord and Wells Fargo Bank, N.A., a national banking association, as tenant.

Schedule I-12

Wells Manager Organizational Documents:     As such term is defined in Section 5.1(g).

Schedule I-13

SCHEDULE II

MINIMUM EFFECTIVE RENT

Project	“Minimum Effective Rent”
Commerce Project	$11.17
Parkway Project	$8.32
Nathan Project (Floors 1-4)	$10.56
Nathan Project (below grade with window)	$8.81
Nathan Project (below grade without window)	$5.94

In the event a Lease at the Parkway Project or Nathan Project is not “NNN” and/or in the event that a Lease at the Commerce Project is not a modified gross Lease with a then current base year stop for expenses, the applicable Minimum Effective Rent set forth in this Schedule II shall be adjusted by Lender in its sole and absolute discretion.

SCHEDULE III

CAPITAL IMPROVEMENTS

Cap Ex Budget for Wells VAF
	Year 1	Year 2	Year 3	Total
Parkway
None needed

Nathan

Convenience Store	47,000

Demise Café	22,000
Reserve		-	-

Total	69,000	-	-	69,000

Commerce

Bathroom Uptrades	150,000
Cooling Tower Replacement	75,750

Lobby Renovation	89,500
Reserve		-	-

PCA	-		250,000
Total	315,250	-	250,000	565,250

Total	384,250	-	250,000	634,250

SCHEDULE IV

IDB RECOGNITION AGREEMENT

This instrument was prepared with

the assistance of an attorney

licensed in Tennessee, and after

recording should be returned to:

Adam M. Laser, Esq.

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

(312) 201-4000

SPACE ABOVE THIS LINE FOR RECORDER’S USE.

RECOGNITION AND ATTORNMENT AGREEMENT

RE:

(A) Third Amended Lease (“Board Lease”) dated June 1, 2002 by and between the Industrial Development Board of Metropolitan Government of Nashville and Davidson County, a public nonprofit corporation, as lessor (the “Board”) whose address is                                                               and Commerce Street Venture, a Tennessee joint venture, as lessee (“Venture”), whose address is                                                   recorded in the Register’s Office (the “Register’s Office”) for Davidson County, Tennessee as Instrument No. 20020710-0083162 and (B) Commerce Street Parking and Retail Facility Lease (as amended, the “Sublease”) dated as of March 19, 1992, by and between Venture, as landlord and J.C. Bradford & Company, as tenant, and subsequently assigned to K&M Enterprises, and further assigned to Ferrari Partners, L.P., and further assigned to Wells VAF-330 Commerce Street, LLC, a Delaware limited liability company (“Subtenant”) whose address is c/o Wells Mid-Horizon Value Added Fund I, LLC, 6200 The Corners Parkway, Norcross, GA 30092, pursuant to an Assignment and Assumption of Leases dated December 14, 2007, covering certain real property located in Davidson County, Tennessee, and described in Exhibit A attached thereto and made a part hereof (the “Sublease Property”).

THIS RECOGNITION AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into by and between the Board , Venture and Subtenant. The Board, Venture and Subtenant each hereby certifies, declares and agrees as follows:

1.	Board Lease. Pursuant to the terms of the Board Lease, the Board has leased to Venture and Venture has leased from the Board, the Board Property. The Board

Schedule IV

Lease, as defined above, is in full force and effect and other than as set forth above, has not been modified, supplemented, or amended, orally or in writing. No default has occurred under the Board Lease and no condition exists which, but for the passage of time, the giving of notice, or both, would constitute a default under the terms of the Board Lease. The interests of the Board and Venture under the Board Lease have not been assigned.

2.

Recognition and Attornment.    So long as Subtenant fully and faithfully performs its obligations in accordance with the terms and provisions of the Sublease, Subtenant’s rights to remain in possession of the Sublease Property and to enjoy the Property until the termination or earlier expiration of the Sublease will remain undisturbed and without interference whatsoever from the Board. The Board hereby recognizes Subtenant’s rights to use, possess and enjoy the Sublease Property pursuant to the Sublease as being valid and enforceable rights. The Board acknowledges that if the Board Lease expires by its terms or terminates for any reason whatsoever, then the Sublease shall automatically without any action of the parties hereto become a direct lease between the Board and Subtenant in accordance with its terms for the then unexpired term of the Sublease (including any renewal options) and in such event, Subtenant shall attorn to the Board, and the Board shall be substituted for Venture as sublandlord under the Sublease and in such event the parties hereto agree to be bound by any applicable recorded agreements of Commerce and Subtenant related to the rights of the parties under the Sublease.

3.

Notice.    Any notice or consent required to be given by or on behalf of any party hereto to any other party shall be in writing and mailed by registered or certified mail, return receipt requested or delivered personally, including by air courier or expedited mail service, addressed as set forth above.

4.	Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.	Recording. This instrument may be recorded in the applicable recording office in the County and State in which the Property is located.

6.	Governing Law. This Agreement shall be construed, interpreted, and enforced under the laws of the State of Tennessee.

7.	Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

[Signature Pages to Follow]

Schedule IV

Dated as of                     , 2010.

BOARD:

THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY

By:

Name:

Its:

LESSOR:

COMMERCE STREET VENTURE

By:	RCM Interests, joint venturer

By:

Name:

Its:

By: Central Parking System, Inc., joint venturer

By:

Name:

Its:

SUBTENANT:

WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company

By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By:

Name:

Title:

Borrower’s Tax ID No.

Signature Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of RCM INTERESTS, a joint venturer in COMMERCE STREET VENTURE, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of CENTRAL PARKING SYSTEM, INC., a joint venturer in COMMERCE STREET VENTURE being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of Wells Investment Management Company, LLC, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, the sole member of WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

EXHIBIT A

The Sublease Property

[BEGINNING AT THE POINT OF INTERSECTION OF THE WESTERLY MARGIN OF THIRD AVENUE, NORTH, AND THE NORTHERLY MARGIN OF COMMERCE STREET; THENCE, WITH SAID NORTHERLY MARGIN, S62°30’03"W, 174.45 FEET TO THE EASTERLY MARGIN OF PRINTER’S ALLEY; THENCE WITH SAID EASTERLY MARGIN, N27°40’45"W, 122.48 FEET; THENCE N62°20’37"E 1.00 FEET; THENCE, CONTINUING WITH THE EASTERLY MARGIN OF PRINTER’S ALLEY, N27°40’45"W, 122.48 FEET; THENCE N62°20’37"E 1.00 FEET; THENCE CONTINUING WITH THE EASTERLY MARGIN OF PRINTER’S ALLEY, N27°32’23"W, 53.40 FEET; THENCE, N62°08’37"E, 174.00 FEET TO A POINT IN THE WESTERLY MARGIN OF THIRD AVENUE, NORTH; THENCE WITH SAID WESTERLY MARGIN, S27°29’23"E, 54.00 FEET; THENCE CONTINUING WITH SAID WESTERLY MARGIN OF THIRD AVENUE, NORTH S27°25’00"E, 122.96 FEET TO THE POINT OF BEGINNING.]

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

This instrument was prepared with

the assistance of an attorney

licensed in Tennessee, and after

recording should be returned to:

Adam M. Laser, Esq.

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

(312) 201-4000

SPACE ABOVE THIS LINE FOR RECORDER’S USE.

RECOGNITION AND ATTORNMENT AGREEMENT

RE:

(A) Third Amended Lease (“Board Lease”) dated June 1, 2002 by and between the Industrial Development Board of Metropolitan Government of Nashville and Davidson County, a public nonprofit corporation, as lessor (the “Board”) whose address is                                                               and Commerce Street Venture, a Tennessee joint venture, as lessee (“Venture”), whose address is                                                               recorded in the Register’s Office (the “Register’s Office”) for Davidson County, Tennessee as Instrument No. 20020710-0083162 and (B) Lease Agreement (as amended, the “Sublease” ) dated as of December 1, 1985, by and between Venture and Linville Properties Co., as tenant, a Memorandum of said Ground Lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded with the Register’s Office in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded with the Register’s Office at Instrument No. 20001018-0103460 and further assigned to Ferrari Partners, L.P. by Assignment of Lease of Record in Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Wells VAF – 330 Commerce Street, LLC, by Assignment of Lease recorded at Instrument No. 200712170144581, 20071217-0144582 and 20071217-0144583, in said Register’s Office, as further assigned to Wells VAF-330 Commerce Street, LLC, a Delaware limited liability company (“Subtenant”), whose address is c/o Wells Mid-Horizon Value Added Fund I, LLC, 6200 The Corners Parkway, Norcross, GA 30092, as amended by that certain First Amendment to Lease Agreement dated as of December 14, 2007 by and between Venture and Tenant, covering certain real property located in Davidson County, Tennessee, and described in Exhibit A attached thereto and made a part hereof (the “Sublease Property”).

Schedule IV

THIS RECOGNITION AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into by and between the Board, Venture and Subtenant. The Board, Venture and Subtenant each hereby certifies, declares and agrees as follows:

1.

Board Lease.  Pursuant to the terms of the Board Lease, the Board has leased to Venture and Venture has leased from the Board, the Board Property. The Board Lease, as defined above, is in full force and effect and other than as set forth above, has not been modified, supplemented, or amended, orally or in writing. No default has occurred under the Board Lease and no condition exists which, but for the passage of time, the giving of notice, or both, would constitute a default under the terms of the Board Lease. The interests of the Board and Venture under the Board Lease have not been assigned.

2.

Recognition and Attornment.  So long as Subtenant fully and faithfully performs its obligations in accordance with the terms and provisions of the Sublease, Subtenant’s rights to remain in possession of the Sublease Property and to enjoy the Property until the termination or earlier expiration of the Sublease will remain undisturbed and without interference whatsoever from the Board. The Board hereby recognizes Subtenant’s rights to use, possess and enjoy the Sublease Property pursuant to the Sublease as being valid and enforceable rights. The Board acknowledges that if the Board Lease expires by its terms or terminates for any reason whatsoever, then the Sublease shall automatically without any action of the parties hereto become a direct lease between the Board and Subtenant in accordance with its terms for the then unexpired term of the Sublease (including any renewal options) and in such event, Subtenant shall attorn to the Board, and the Board shall be substituted for Venture as sublandlord under the Sublease and in such event the parties hereto agree to be bound by any applicable recorded agreements of Commerce and Subtenant related to the rights of the parties under the Sublease.

3.

Notice.    Any notice or consent required to be given by or on behalf of any party hereto to any other party shall be in writing and mailed by registered or certified mail, return receipt requested or delivered personally, including by air courier or expedited mail service, addressed as set forth above.

4.	Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.	Recording. This instrument may be recorded in the applicable recording office in the County and State in which the Property is located.

6.	Governing Law. This Agreement shall be construed, interpreted, and enforced under the laws of the State of Tennessee.

7.	Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

Schedule IV

[Signature Pages to Follow]

Schedule IV

Dated as of                     , 2010.

BOARD:

THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY

By:

Name:

Its:

LESSOR:

COMMERCE STREET VENTURE

By:	RCM Interests, joint venturer

By:

Name:

Its:

By:	Central Parking System, Inc., joint venturer

By:

Name:

Its:

SUBTENANT:

WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company

By:	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By:

Name:

Title:

Borrower’s Tax ID No.

Signature Page to Recognition and Attornment Agreement

ACKNOWLEDGMENT

STATE OF                       )

                                          )  SS

COUNTY OF                  )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of RCM INTERESTS, a joint venturer in COMMERCE STREET VENTURE, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

ACKNOWLEDGMENT

STATE OF )
) SS
COUNTY OF )

Before me,                                         , a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                          of CENTRAL PARKING SYSTEM, INC., a joint venturer in COMMERCE STREET VENTURE being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

ACKNOWLEDGMENT

STATE OF                        )

                                          )  SS

COUNTY OF                  )

Before me,                                              , a Notary Public in and for the State and County aforesaid, personally appeared                                              , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                                               of Wells Investment Management Company, LLC, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, the sole member of WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal at office, on this the          day of                             , 2010.

Notary Public

Notary’s Name (printed)

My Commission Expires:

Acknowledgment Page to Recognition and Attornment Agreement

Schedule IV

EXHIBIT A

The Sublease Property

[BEGINNING AT THE POINT OF INTERSECTION OF THE WESTERLY MARGIN OF THIRD AVENUE, NORTH, AND THE NORTHERLY MARGIN OF COMMERCE STREET; THENCE, WITH SAID NORTHERLY MARGIN, S62°30’03"W, 174.45 FEET TO THE EASTERLY MARGIN OF PRINTER’S ALLEY; THENCE WITH SAID EASTERLY MARGIN, N27°40’45"W, 122.48 FEET; THENCE N62°20’37"E 1.00 FEET; THENCE, CONTINUING WITH THE EASTERLY MARGIN OF PRINTER’S ALLEY, N27°40’45"W, 122.48 FEET; THENCE N62°20’37"E 1.00 FEET; THENCE CONTINUING WITH THE EASTERLY MARGIN OF PRINTER’S ALLEY, N27°32’23"W, 53.40 FEET; THENCE, N62°08’37"E, 174.00 FEET TO A POINT IN THE WESTERLY MARGIN OF THIRD AVENUE, NORTH; THENCE WITH SAID WESTERLY MARGIN, S27°29’23"E, 54.00 FEET; THENCE CONTINUING WITH SAID WESTERLY MARGIN OF THIRD AVENUE, NORTH S27°25’00"E, 122.96 FEET TO THE POINT OF BEGINNING.]

Schedule IV

SCHEDULE V

Security Instruments

1)        Deed of Trust, Assignment of Lease and Security Agreement executed by The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation to C. Douglas Vibert, Trustee, of record in Book 6456, page 81, Register’s Office for Davidson County, Tennessee, to secure to First American National Bank of Nashville, dated as of December 21, 1984, for the sum of $8,600,000.00, payable as therein specified as amended by Amended Deed of Trust, Assignment of Lease and Security Agreement by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation, C. Douglas Vibert, as Trustee and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 540 and re-recorded in Book 6700, page 741, said Register’s Office. Deed of Trust, Assignment of Lease and Security Agreement executed by The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation to C. Douglas Vibert, Trustee, of record in Book 6456, page 81, Register’s Office for Davidson County, Tennessee ,to secure to First American National Bank of Nashville, dated as of December 21, 1984, for the sum of $8,600,000.00, payable as therein specified as amended by Amended Deed of Trust, Assignment of Lease and Security Agreement by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation, C. Douglas Vibert, as Trustee and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 540 and re-recorded in Book 6700, page 741, said Registers Office. (Tract IV)

2)        Assignment of Rents and Leases by Commerce Street Venture, a Tennessee joint venture composed of RCM Interests and Central Parking System, Inc. and First American National Bank of Nashville, dated December 21, 1984, of record in Book 5456, page 97, said Registers Office as amended by Amended Assignment of Rents and Leases by and among Commerce Street Venture, a Tennessee joint venture composed of RCM Interests and Central Parking System, Inc. and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 564, and re-recorded in Book 6700, page 726, said Registers Office. (Tract IV)

3)        Indenture by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a public nonprofit corporation and First American National Bank of Nashville, dated as of November 1, 1985 of record in Book 6699, page 579, said Registers Office. (Tract IV)

Schedule V

4)        Deed of Trust, Assignment of Lease and Security Agreement (including partial subordination of prior Deed of Trust) of record in Book 8006, Page 223, in the Registers Office for Davidson County, Tennessee. (Tract IV)

5)        Leasehold Deed of Trust, Assignment of Subleases and Security Agreement of record at Instrument No. 20020628-0078511, Page, in the Register’s Office for Davidson County, Tennessee. (Tract IV)

6)        Deed of Trust, Assignment of Leases and Security Agreement of record in Instrument Number 20020628-0078510, in the Register’s Office for Davidson County, Tennessee. (Tract IV)

Schedule V

SCHEDULE VI

Form of New Title Policy

SEE ATTACHED

FIDELITY NATIONAL TITLE INSURANCE COMPANY

PROFORMA

LOAN POLICY

SCHEDULE A

		AMOUNT
CASE NUMBER	DATE OF POLICY	OF INSURANCE	POLICY NUMBER
F201011002	DATE AND TIME OF RECORDING	$4,140,000.00	PRO FORMA REV 12/16

This is a Pro Forma Policy. It does not reflect the present state of the Title and is not a commitment to (i) insure the Title or (ii) issue and of the attached endorsements. Any such commitment must be an express written undertaking on appropriate forms of the Company.

1.	Name of Insured:

NXT Capital, LLC, a Delaware limited liability company, its successors and/or assigns as their respective interests may appear.

2.	The estate or interest in the land referred to herein is at Date of Policy vested in:

Wells VAF - 330 Commerce Street, LLC

3.	The estate or interest in the land described in this Schedule and which is encumbered by the insured mortgage is:

Fee Simple Estate, as to Tract I, Leasehold Estate as to Tract II & IV and Easement Estate, as to Tract III & V

4.	The mortgage herein referred to as the insured mortgage, and the assignments thereof, if any, are described as follows:

Deed of Trust from Wells VAF - 330 Commerce Street, LLC to                     , Trustee for the benefit of NXT Capital, LLC, a Delaware limited liability company, dated                     , filed for record on                      at             , and recorded at Instrument No.                                 , in the Register’s Office of Davidson County, Tennessee, and which secures an indebtedness in the principal sum of $4,140,000.00.

5.	The land referred to in this policy is described as follows:

Land in Davidson County, Tennessee, being more particularly described as follows:

TRACT I:

Being a volume of air containing 3,210,453 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bolt fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence,

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED

ALTA Loan PROFORMA
Schedule A (06/17/06)	(f201011002.pfd/F201011002/91)

LOAN POLICY

SCHEDULE A

(Continued)

CASE NUMBER	POLICY NUMBER
F201011002	F201011002

continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.

TRACT II:

A leasehold estate pursuant to a lease dated as of December 1, 1985, by and between Commerce Street Venture (Lessor) and Linville Properties Co., a memorandum of said lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office for Davidson County, Tennessee, and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded at Instrument No. 20001018-0103460, in said Register’s Office, and further assigned to Ferrari Partners, L.P. by Assignment of Lease recorded at Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Wells VAF - 330 Commerce Street, LLC, (Lessee) by Assignment of Lease recorded at Instrument No. 20071217-0144581, Instrument No. 20071217-0144582 and Instrument No. 20071217-0144583, in said Register’s Office; amended by Affidavits of Scrivener’s Error, of record as Instrument Nos.             ,             ,             , Register’s Office of Davidson County, Tennessee, as such lease was amended by that certain First Amendment to Lease Agreement dated as of December 14, 2007 by and between Lessor and Lessee.

Being a portion of a parcel of land in Nashville, First Civil District, Eighteenth Council District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

TRACT III:

A reciprocal easement for ingress and egress, parking utilities, elevators, utilities, construction and maintenance set forth in the instrument of record in Book 6739, Page 331, and re-recorded in Book 6740, Page 775, in the Register’s Office for Davidson County, Tennessee; said instrument having been amended by First Amendment to Reciprocal Easement Agreement recorded December 17, 2007 at Instrument No. 20071217-0144580, Register’s Office for Davidson County, Tennessee, described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED

ALTA Loan PROFORMA
Schedule A (06/17/06)	(f201011002.pfd/F201011002/91)

LOAN POLICY

SCHEDULE A

(Continued)

CASE NUMBER	POLICY NUMBER
F201011002	F201011002

Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract IV:

Demised premises contained in Commerce Street Parking and Retail Facility Lease, dated March 10, 1992, by and between Commerce Street Venture, as landlord and J.C. Bradford, as lessee, a Memorandum of Lease being of record as Instrument No.             , Register’s Office of Davidson County, Tennessee, consisting of 2,195 square feet within the building located on the following described tract of land:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract V:

Together with the easement rights set forth in the instrument of record in Book 7849, Page 627, in the Register’s Office for Davidson County, Tennessee.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED

ALTA Loan PROFORMA
Schedule A (06/17/06)	(f201011002.pfd/F201011002/91)

Fidelity National Title Insurance Company

SCHEDULE B

File Number: F201011002	Policy Number: F201011002
Agent Order/File No.:

EXCEPTIONS FROM COVERAGE

Except as provided in Schedule B - Part II, this policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses which arise by reason of:

PART I

1.	Taxes for the year 2011 a lien not yet due and payable. NOTE: Taxes in the amount of $199,658.24 for the year 2010 are a lien due and payable, but not yet delinquent.

2.	INTENTIONALLY DELETED

3.	Terms and conditions of that certain Lease dated December 21, 1984, by and between The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, a public nonprofit corporation, Lessor, and Commerce Street Venture, a Tennessee joint venture composed of RCM Interests and Central Parking System, Inc., Lessee, recorded December 21, 1984, of record in Book 6456, Page 37; as amended by Amended Lease of record in Book 6699, Page 486; as re-recorded in Book 6700, Page 764; as amended by Second Amended Lease of record in Book 9359, Page 204; and as further amended by Third Amended Lease of record in Instrument No. 20020710- 0083162, in Register’s Office of Davidson County, Tennessee. (Tract II)

4.	Terms and conditions of the NonDisturbance and Attornment Agreement and Lease Amendment by and among First American National Bank of Nashville, a national banking association, as Trustee, First American National Bank of Nashville, individually, The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation, Commerce Street Venture, a joint venture, Bradford Partners’ Properties, L.P., a limited partnership and R.C. Mathews Contractor, a limited partnership of record in Book 6739, Page 378 and re-recorded in Book 6740, Page 827, in Register’s Office of Davidson County, Tennessee. (Tract II)

5.	Terms and conditions of that certain Lease as evidenced by Memorandum of Lease dated December 1, 1985 by and between Commerce Street Venture, Lessor, and Linville Properties Co., Lessee, recorded December 18, 1985, of record in Book 6739, Page 374, as re-recorded in Book 6740, Page 822 and Book 7075, Page 517, Register’s Office of Davidson County, Tennessee. Said Lease having been assigned to J.C. Bradford & Co. by Assignment of Lease of record in Book 7902, Page 220; further assigned to K&M Enterprises by Assignment of Lease of record in Instrument No. 20001018-0103460; further assigned to Ferrari Partners, L.P., by Assignment of Lease of record in Instrument No. 20020523-0062998; and further assigned to Wells VAF-300 Commerce Street, LLC in Instrument No. 20071217-0144581; Instrument No. 20071217-0144582; and Instrument No. 20071217-0144583, said Register’s Office; amended by Affidavits of Scrivener’s Error, of record as Instrument Nos. , , , Register’s Office of Davidson County, Tennessee. (Tract II)

6.	INTENTIONALLY DELETED

7.

Terms and conditions of the Reciprocal Easement Agreement between Commerce Street Venture, a partnership, The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, a corporation, and R.C. Mathews Contractor of record in Book 6739, Page 331; as re-recorded in Book 6740, Page 775; and as amended in Instrument No. 20071217-0144580, Register’s Office of Davidson County, Tennessee; Said easement is located as shown on the ALTA Survey prepared by Barge, Waggoner Sumner & Cannon, Inc. dated November 11, 2010 and last revised December 16, 2010, designated as File

ALTA Loan Policy (6/17/06)

SCHEDULE B - PART I

(Continued)

File Number: F201011002	Policy Number: F201011002
Agent Order/File No.:

No. 33883-01.

8.	Easement of record in Book 7849, Page 627, in Register’s Office of Davidson County, Tennessee; Said easement is located as shown on the ALTA Survey prepared by Barge, Waggoner Sumner & Cannon, Inc. dated November 11, 2010, last revised December 16, 2010, designated as File No. 33883-01.

9.	Metropolitan Ordinance No. BL2008-346 of record in Instrument No. 20090127-0007035, in Register’s Office of Davidson County, Tennessee; Said Ordinace is located as shown on the ALTA Survey prepared by Barge, Waggoner Sumner & Cannon, Inc. dated December 15, 2010, last revised December 16, 2010, designated as File No. 33883-01.

10.	INTENTIONALLY DELETED

11.	INTENTIONALLY DELETED

12.	INTENTIONALLY DELETED

13.	Deed of Trust, Assignment of Lease and Security Agreement executed by The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation to C. Douglas Vibert, Trustee, of record in Book 6456, page 81, Register’s Office for Davidson County, Tennessee ,to secure to First American National Bank of Nashville, dated as of December 21, 1984, for the sum of $8,600,000.00, payable as therein specified as amended by Amended Deed of Trust, Assignment of Lease and Security Agreement by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation, C. Douglas Vibert, as Trustee and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 540 and re-recorded in Book 6700, page 741, said Register’s Office. Deed of Trust, Assignment of Lease and Security Agreement executed by The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation to C. Douglas Vibert, Trustee, of record in Book 6456, page 81, Register’s Office for Davidson County, Tennessee ,to secure to First American National Bank of Nashville, dated as of December 21, 1984, for the sum of $8,600,000.00, payable as therein specified as amended by Amended Deed of Trust, Assignment of Lease and Security Agreement by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a Tennessee public non-profit corporation, C. Douglas Vibert, as Trustee and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 540 and re-recorded in Book 6700, page 741, said Register’s Office. (Tract IV)

14.	Assignment of Rents and Leases by Commerce Street Venture, a Tennessee joint venture composed of RCM Interests and Central Parking System, Inc. and First American National Bank of Nashville, dated December 21, 1984, of record in Book 6456, page 97, said Register’s Office as amended by Amended Assignment of Rents and Leases by and among Commerce Street Venture, a Tennessee joint venture composed of RCM Interests and Central Parking System, Inc. and First American National Bank of Nashville, dated as of November 1, 1985, of record in Book 6699, page 564, and re-recorded in Book 6700, page 726, said Register’s Office. (Tract IV)

15.	Indenture by and among The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, a public nonprofit corporation and First American National Bank of Nashville, dated as of November 1, 1985 of record in Book 6699, page 579, said Register’s Office. (Tract IV)

ALTA Loan Policy (6/17/06)

SCHEDULE B - PART I

(Continued)

File Number: F201011002	Policy Number: F201011002
Agent Order/File No.:

16.	Deed of Trust, Assignment of Lease and Security Agreement (including partial subordination of prior Deed of Trust) of record in Book 8006, Page 223, in the Register’s Office for Davidson County, Tennessee. (Tract IV)

17.	Leasehold Deed of Trust, Assignment of Subleases and Security Agreement of record at Instrument No. 20020628-0078511, Page, in the Register’s Office for Davidson County, Tennessee. (Tract IV)

18.	Deed of Trust, Assignment of Leases and Security Agreement of record in Instrument Number 20020628-0078510, in the Register’s Office for Davidson County, Tennessee. (Tract IV)

END OF SCHEDULE B - PART I

ALTA Loan Policy (6/17/06)

Fidelity National Title Insurance Company

SCHEDULE B

File Number: F201011002	Policy Number: F201011002
Agent Order/File No.:

PART II

In addition to the matters set forth in Part I of this Schedule, the Title is subject to the following matters, and the Company insures against loss or damage sustained in the event that they are not subordinate to the lien of the Insured Mortgage:

1.  Subject to the terms and conditions of an unrecorded Lease dated March 4, 2002 by and between Ferrari Partners, L.P. (“Landlord”) and Country Music Television, Inc. (“Tenant”), as amended by a First Amendment dated February 12, 2004, Second Amendment dated April 30, 2004, Third Amendment dated November 3, 2004, Fourth Amendment dated May 1, 2005, a Fifth Amendment dated September 16, 2005, and Sixth Amendment dated February 27, 2006.

2.  Subordination, Non-Disturbance and Attornment Agreement by and among Country Music Television, Inc., NXT Capital, LLC and WELLS VAF – 330 COMMERCE STREET, LLC, of record as Instrument No.                         , Register’s Office for Davidson County, Tennessee.

3.  Ground Lessor Estoppel of record as Instrument No.                         , Register’s Office for Davidson County, Tennessee.

4.  Ground Lessor Estoppel of record as Instrument No.                         , Register’s Office for Davidson County, Tennessee.

5.  INTENTIONALLY DELETED

6.  INTENTIONALLY DELETED

END OF SCHEDULE B - PART II

ALTA Loan Policy (6/17/06)

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company hereby insures the owner of the indebtedness secured by the mortgage referred to in paragraph 4 of Schedule A, against loss which the insured shall sustain as a result of any exercise of the right of use or maintenance of the easement referred to in paragraph(s) 7 and 8 of Schedule B as shown insured as Tracts III & V of Schedule A, over or through the land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be affixed hereto by its duly authorized officers.

By:

Easement 103.1

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company hereby insures the Insured against loss which the insured shall sustain in the event that the owner of the easement referred to in paragraph(s) 7 and 8 of Schedule B as shown insured as Tracts III & V of Schedule A, shall, for the purpose of using and maintaining the easement, compel the removal of any portion of the improvements on the land which encroach upon said easement.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

Easement Encroachment 103.3

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The following policies are issued in conjunction with one another:

POLICY NUMBER:    COUNTY:        STATE:            AMOUNT:

See Exhibit A

Notwithstanding the provisions of Section 8(a)(i) of the Conditions of this policy, the Amount of Insurance available to cover the Company’s liability for loss or damage under this policy at the time of payment of loss hereunder shall be the aggregate of the Amount of Insurance under this policy and the other policies identified above. At no time shall the Amount of Insurance under this policy and the other policies identified above exceed in the aggregate $30,000,000.00. Subject to the provisions of Section 10(a) of the Conditions of the policies, all payments made by the Company under this policy or any of the other policies identified above, except the payments made for costs, attorney’s fees, and expenses, shall reduce the aggregate Amount of Insurance by the amount of the payment.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements

By:

ALTA Endorsement 12-06 (Aggregation) (6/17/06)

EXHIBIT A

SITE	STATE	COUNTY	POLICY NO.	AMOUNT

6000 NATHAN LANE	MN	HENNEPIN		$13,770,000

330 COMMERCE	TN	DAVIDSON		$ 4,140,000

PARKWAY AT OAKHILL	TX	TRAVIS		$ 12,090,000

$30,000,000

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the lack of a right of access to the following utilities or services: [CHECK ALL THAT APPLY]

X	Water service	X	Natural gas service	X	Telephone service

X	Electrical power service	X	Sanitary sewer	X	Storm water drainage

[		[		[

either over, under or upon rights-of-way or easements for the benefit of the Land because of:

(1) a gap or gore between the boundaries of the Land and the rights-of-way or easements;

(2) a gap between the boundaries of the rights-of-way or easements; or

(3) a termination by a grantor, or its successor, of the rights-of-way or easements.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 17.2-06 (Utility Access) (10/16/08)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of Tract I, Tract II, Tract III, Tract IV and Tract V to be contiguous;

2.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above,

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 19-06 (Contiguity – Multiple Parcels) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Barge, Waggoner Sumner & Cannon, Inc. dated November 11, 2010, last revised December 16, 2010, designated as File No. 33883-01.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 25-06 (Same as Survey) (10/16/08)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the Land being taxed as part of a larger parcel of land or failing to constitute a separate tax parcel for real estate taxes. (Applicable to Tracts Nos. I through V)

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 18-06 (Single Tax Parcel) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	The invalidity or unenforceability of the lien of the Insured Mortgage resulting from its provisions that provide for changes in the rate of interest.

2.

Loss of priority of the lien of the Insured Mortgage as security for the unpaid principal balance of the loan, together with interest as changed in accordance with the provisions of the Insured Mortgage, which loss of priority is caused by the changes in the rate of interest.

“Changes in the rate of interest”, as used in this endorsement, shall mean only those changes in the rate of interest calculated pursuant to the formula provided in the loan documents secured by the Insured Mortgage at Date of Policy, including Loan Agreement, or note.

This endorsement does not insure against loss or damage based upon:

1.	usury, or

2.	any consumer credit protection or truth in lending law.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 6-06 (Variable Rate Mortgage) (6/17/06 Rev. 10/16/08)

File No. F201011002

Form A

ENDORSEMENT

Attached to policy No.

Issued by

Fidelity National Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the entry of any court order or judgment which constitutes a final determination and adjudges that the lien of the mortgage referred to in Schedule A is invalid or unenforceable on the ground that the loan evidenced by the note or notes secured thereby is usurious under the statutory laws of the state of Tennessee (state where the land is located).

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

Usury Endorsement– Form A (6/17/06)

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone: DTC: Downtown Code and Capital Mall Redevelopment District (MDHA-CM) with an Urban Zoning Overlay (OV-VZO) and Adult Entertainment Overlay (OV-ADE)

b.	the following use or uses are not allowed under that classification: Office, Radio/TV Studio & Parking Garage

c.	There shall be no liability under paragraph I .b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consent or authorizations as a perquisite to the use or uses.

This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction

a.	prohibiting the use of the Land, with any existing structure, as insured in paragraph 1.b; or

b.	requiring the removal or alteration of the structure on the basis that, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

(i)	Area, width or depth of the Land as a building site for the structure
(ii)	Floor space area of the structure
(iii)	Setback of the structure from the property lines of the Land
(iv)	Height of the structure, or
(v)	Number of parking spaces.

There shall be no liability under this endorsement based on

a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit prohibit the use or uses;

b.	the refusal of any person to purchase, lease or lend money on the estate or interest covered by this policy.

ALTA Endorsement 3.1-06 (Zoning - Completed Structure) (6/17/06)

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Fidelity National Title Insurance Company

By:

ALTA Endorsement 3.1-06 (Zoning - Completed Structure) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the insured by reason of the failure of Office building and parking garage, known as 330 Commerce Street, Nashville, Tennessee, to be located on the land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Fidelity National Title Insurance Company

By:

ALTA Endorsement 22-06 (Location) (6/17/06)

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

This endorsement is effective only if the Collateral includes at least two parcels of real property.

1.	For the purposes of this endorsement

a.	“Collateral” means all property, including the Land, given as security for the Indebtedness.
b.	“Material impairment Amount” means the amount by which any matter covered by this policy for which a claim is made diminishes the value of the Collateral below the Indebtedness.

2.

In the event of a claim resulting from a matter insured against by this policy, the Company agrees to pay that portion of the Material impairment Amount that does not exceed the limits of liability imposed by Sections 2 and 8 of the Conditions without requiring

a.	maturity of the indebtedness by acceleration or otherwise,
b.	pursuit by the Insured of its remedies against the Collateral,
c.	pursuit by the Insured of its remedies under any guaranty, bond or other insurance policy.

3.

Nothing in this endorsement shall impair the Company’s right of subrogation. However, the Company agrees that its right of subrogation shall be subordinate to the rights and remedies of the Insured. The Company’s right of subrogation shall include the right to recover the amount paid to the insured pursuant to paragraph 2 from any debtor or guarantor of the Indebtedness, after payment or other satisfaction of the remainder of the indebtedness and other obligations secured by the lien of the Insured Mortgage. The Company shall have the right to recoup from the insured Claimant any amount received by it in excess of the Indebtedness up to the amount of the payment under paragraph 2.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 20-06 (First Loss — Multiple Parcel & Transactions) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures the Insured against the loss or damage which the insured shall sustain if the land does not abut upon and have vehicular and pedestrian ingress and egress to and from physically open public street of Commerce Street (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 17-06 (Access and Entry) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures the owner of the Indebtedness secured by the Insured Mortgage against loss or damage sustained by reason of:

1.	The existence, at Date of Policy, of any of the following:

a.	Covenants, conditions, or restrictions under which the lien of the Insured Mortgage can be divested, subordinated, or extinguished, or its validity, priority, or enforceability impaired.

b.	Unless expressly excepted in Schedule B

(i)

Present violations on the Land of any enforceable covenants, conditions, or restrictions, and any existing improvements on the land described in Schedule A that violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

(ii)

Any instrument referred to in Schedule B as containing covenants, conditions, or restrictions on the Land that, in addition, (A) establishes an easement on the Land; (B) provides a lien for liquidated damages; (C) provides for a private charge or assessment; (D) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant.

(iii)	Any encroachment of existing improvements located on the Land onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land.

(iv)	Any encroachment of existing improvements located on the Land onto that portion of the Land subject to any easement excepted in Schedule B.

(v)	Any notices of violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records.

2.

Any future violation on the Land of any existing covenants, conditions, or restrictions occurring prior to the acquisition of title to the estate or interest in the Land by the Insured, provided the violation results in

a.	the invalidity, loss of priority, or unenforceability of the lien of the Insured Mortgage; or
b.	the loss of Title if the Insured shall acquire Title in satisfaction of the Indebtedness secured by the Insured Mortgage.

ALTA Endorsement 9-06 (Restrictions, Encroachments, Minerals) (6/17/06)

3.	Damage to existing improvements, including lawns, shrubbery, or trees

a.

that are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

b.	resulting from the future exercise of any right to use the surface of the Land for the extraction or development of minerals excepted from the description of the Land or excepted in Schedule B.

4.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment excepted in Schedule B.

5.

Any final court order or judgment denying the right to maintain any existing improvements on the Land because of any violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

Wherever in this endorsement the words “covenants, conditions, or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions, or limitations contained in an instrument creating a lease.

As used in paragraphs lb(i) and 5, the words “covenants, conditions, or restrictions” do not include any covenants, conditions, or restrictions (a) relating to obligations of any type to perform maintenance, repair, or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded or filed in the Public Records at Date of Policy and is not excepted in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorseent is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 9-06 (Restrictions, Encroachments, Minerals) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 26-06 (Subdivision) (10/16/08)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of lack of priority of the lien of the Insured Mortgage over

(a)

any environmental protection lien that, at Date of Policy, is recorded in those records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge, or is filed in the records of the clerk of the United States district court for the district in which the Land is located, except as set forth in Schedule B; or

(b)	any environmental protection lien provided by any state statute in effect at Date of Policy, except environmental protection liens provided by the following state statutes:

NONE

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 8.1-06 (Environmental Protection Lien) (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the invalidity or unenforceability of the lien of the Insured Mortgage on the ground that making the loan secured by the Insured Mortgage constituted a violation of the “doing business” laws of the State where the Land is located because of the failure of the Insured to qualify to do business under those laws.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

ALTA Endorsement 24-06 (Doing Business) (10/16/08)

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

Provided that the amount of indebtedness secured by the insured deed of trust is $4,140,000.00, the Company hereby insures the Insured against any actual loss or damage in the event that the applicable indebtedness tax on said indebtedness is not $4764.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

Mortgage Tax Endorsement (6/17/06)

File No. F201011002

ENDORSEMENT

Attached to Policy No.

Issued by

Fidelity National Title Insurance Company

The Company hereby deletes Paragraph 13 (“Arbitration”) from the Conditions of the attached Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls, Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

By:

Arbitration Endorsement – Loan (6/17/06)